Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

BY AND AMONG

MCDERMOTT INTERNATIONAL, INC.

AND

THE PURCHASERS NAMED ON SCHEDULE A HERETO

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Schedule A —	List of Purchasers and Purchase Prices

Exhibit A —	Form of Warrant Agreement
Exhibit B —	Form of Registration Rights Agreement
Exhibit C —	Form of Certificate of Designation
Exhibit D —	Form of Opinion of Baker Botts L.L.P.
Exhibit E —	Form of Opinion of Arias, Fabrega and Fabrega
Exhibit F —	Form of Opinion of Chief Legal Officer
Exhibit G —	Form of Joinder
Exhibit H —	Form of PFIC Annual Information Statement

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This SECURITIES PURCHASE AGREEMENT, dated as of October 30, 2018 (this “Agreement”), is by and among McDermott International, Inc., a company organized under the laws of the Republic of Panama (the “Company”), and each of the purchasers listed on Schedule A (each a “Purchaser” and collectively, the “Purchasers”); provided that if there is only one Purchaser set forth on Schedule A, the “Purchasers” shall refer to such Purchaser.

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, certain shares of Preferred Stock and Warrants (each as defined below), in accordance with the provisions of this Agreement; and

WHEREAS, the Company and the Purchasers will enter into a registration rights agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit B, pursuant to which the Company will provide the Purchasers with certain registration rights with respect to the shares of Common Stock issuable upon the exercise of the Warrants.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“10% Owner” has the meaning set forth in Section 5.07(e).

“Affiliate” has the meaning assigned to such term, as of the date hereof, in Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Appraiser” has the meaning specified in Section 2.03.

“Articles of Incorporation” means the amended and restated articles of incorporation of the Company, as amended or modified.

“Banking Regulations” means all federal, state and foreign Laws applicable to banks, bank holding companies and their subsidiaries and Affiliates, including the Bank Holding Company Act of 1956, the Federal Reserve Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Big Four Accounting Firm” means any of Ernst & Young LLP, Deloitte & Touche LLP, KPMG US LLP and PricewaterhouseCoopers LLP.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by Law to close.

“By-Laws” means the Amended and Restated By-Laws of the Company, as amended.

“Certificate of Designation” means the Certificate of Designation of 12% Redeemable Preferred Stock of the Company, substantially in the form attached as Exhibit C, to be filed with the Public Registry of the Republic of Panama prior to the Closing Date.

“CFC” has the meaning set forth in Section 5.07(e).

“Closing” has the meaning specified in Section 2.02.

“Closing Date” has the meaning specified in Section 2.02.

“Code” has the meaning set forth in Section 5.07(a).

“Common Stock” means the common stock of the Company, par value $1.00 per share.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Related Parties” has the meaning specified in Section 6.02.

“Credit Agreement” means that certain Credit Agreement, dated as of May 10, 2018, among McDermott Technology (Americas), Inc., McDermott Technology (US), Inc., and McDermott Technology, B.V., as Borrowers, the Corporation, as Parent, Barclays Bank PLC, as Administrative Agent for the term facility, Credit Agricole Corporate and Investment Bank, as Administrative Agent for the other facilities, and the other lender parties thereto, as heretofore amended and as the same may be amended, supplemented, modified, extended or replaced from time to time hereafter (unless otherwise specified herein).

“Current Draft Form 10-Q” means the latest draft Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2018 provided to the Purchasers prior to 8:00 pm ET on October 29, 2018.

“Environmental Claim” means any claim, whether pursuant to any order, directive, decree, proceeding or otherwise, for any loss, cost, expense, liability, penalty or damage arising, incurred or otherwise asserted pursuant to any Environmental Law.

“Environmental Laws” means any and all Laws pertaining to prevention of pollution, protection of the environment (including natural resources), remediation of contamination or restoration of environmental quality, or workplace health and safety, and all orders, regulations or directives issued by a Governmental Authority to implement any of the foregoing.

“Environmental Permit” means any permit, license, registration, approval or other similar form of authorization required pursuant to Environmental Laws.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“FCPA” has the meaning specified in Section 3.23.

“GAAP” means accounting principles generally accepted in the United States.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hazardous Substance” means and includes each substance or material defined, designated or classified as a hazardous waste, hazardous substance, hazardous material, solid waste, pollutant, contaminant or toxic substance under any Environmental Law.

“Holder” means the Purchaser or, to the extent permitted under the Operative Documents, any transferee, assignee or successor, to the extent holding Preferred Stock, Warrants or Warrant Shares in the Company.

“Industry Competitor” means a company engaged primarily in providing engineering, procurement and construction services to the energy industry or any holding company thereof or its Subsidiaries; provided, however, that for the avoidance of doubt, a private equity fund, financial institution, asset management firm or similar firm shall not be considered an “Industry Competitor” but any of its portfolio companies that are engaged primarily in providing engineering, procurement and construction services to the energy industry would be considered an “Industry Competitor.”

“Law” means any statute, law, ordinance, regulation, rule, order, code, governmental restriction, decree, injunction or other requirement of law, or any judicial or administrative interpretation thereof, of any Governmental Authority.

“Lien” means any mortgage, pledge, security interest, lien, charge or encumbrance, whether based on common law, statute or contract.

“Material Adverse Effect” means any change, event, effect, occurrence, state of facts or development that (i) has a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) materially impairs the ability of the Company to perform its obligations under this Agreement.

“Money Laundering Laws” has the meaning specified in Section 3.24.

“New LC Facility” has the meaning specified in Section 2.05(j).

“NYSE” means the New York Stock Exchange.

“Operative Documents” means, collectively, this Agreement, the Certificate of Designation, the Registration Rights Agreement, the Warrant Agreement and the Warrants.

“Permits” means permits, licenses, franchises and other approvals or authorizations of Governmental Authorities.

“Permitted Transferee” has the meaning specified in Section 5.02(b)(i).

“Person” any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“PFIC” has the meaning set forth in Section 5.07(d).

“Preferred Stock” means 12% Redeemable Preferred Stock of the Company, par value $1.00 per share.

“Purchase Price” means, with respect to a particular Purchaser, the amount set forth opposite such Purchaser’s name under the column titled “Purchase Price” set forth on Schedule A.

“Purchased Shares” means, with respect to a particular Purchaser, the number of shares of Preferred Stock equal to the aggregate Purchase Price set forth opposite such Purchaser’s name under the column titled “Purchase Price” set forth on Schedule A divided by the Share Price.

“Purchaser” and “Purchasers” have the meanings set forth in the introductory paragraph to this Agreement.

“Purchaser Related Parties” has the meaning specified in Section 6.01.

“Registration Rights Agreement” has the meaning set forth in the recitals hereto.

“Regulatory Concern” means any set of facts or circumstances in which the Purchaser’s ownership of securities issued by the Company (a) gives rise to a violation of Banking Regulations by such Purchaser or any of its Affiliates, or gives rise to a reasonable belief by such Purchaser, in good faith, based on the advice of counsel, that such a violation is likely to occur, (b) gives rise to a limitation in Law (solely with respect to the Banking Regulations) that will materially impair the ability of such Purchaser or any of its Affiliates to conduct its business or gives rise to a reasonable belief by such Purchaser, in good faith, based on the advice of counsel, that such a limitation is likely to arise, or (c) otherwise presents a material adverse regulatory risk for such Purchaser or any of its Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, seeping, dumping or disposing.

“Representatives” of any Person means the Affiliates, officers, directors, managers, employees, agents, counsel and other representatives of such Person.

“Resale Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Restricted Securities” has the meaning specified in Section 5.03(b).

“Sanctions” has the meaning specified in Section 3.25.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” means reports and statements filed by the Company under the Exchange Act since January 1, 2017 but prior to 8:00 pm ET on October 29, 2018, including all amendments (to the extent filed prior to 8:00 pm ET on October 29, 2018), exhibits and schedules thereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Share Price” means the amount per share of Preferred Stock each Purchaser will pay to the Company to purchase the Purchased Shares, which shall be $965.00.

“Short Sales” means, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not “against the box,” and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Significant Subsidiary” of the Company means a Subsidiary of the Company that, as of the date hereof, would be deemed a “significant subsidiary” of the Company under Rule 1-02(w) of Regulation S-X promulgated by the SEC.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Third-Party Claim” has the meaning specified in Section 6.03(b).

“Transfer” has the meaning specified in Section 5.02(a).

“Voting Debt” has the meaning specified in Section 3.02(c).

“Warrant Agent” means Computershare Inc. and Computershare Trust Corporation, N.A.

“Warrant Agreement” means the Warrant Agreement to be entered into at Closing, among the Company, Computershare Inc. and Computershare Trust Corporation, N.A., substantially in the form attached hereto as Exhibit A.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Warrants” means the Series A warrants to be issued at Closing, as evidenced by certificates substantially in the form attached as Exhibit A to the Warrant Agreement.

Section 1.02 Rules of Construction. Unless the context otherwise requires, as used in this Agreement:

(a) a defined term has the meaning assigned to it for all purposes of this Agreement, regardless of where it is defined herein;

(b) all accounting terms not otherwise defined shall have the respective meanings assigned to them under GAAP;

(c) “or” is not exclusive but shall be used in the inclusive sense of “and/or”;

(d) defined terms and other words used in the singular shall be deemed to include the plural, and vice versa;

(e) The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement;

(f) when the words “include,” “includes” or “including” are used herein, they shall be deemed to be followed by the phrase “without limitation”;

(g) unless expressly qualified otherwise (e.g., by “Business”), all references to “days” are deemed to be references to calendar days;

(h) the words “to the knowledge of the Company,” or similar phrases, mean the actual conscious awareness of the persons set forth on Schedule 1.02(h);

(i) all references to Sections, Articles, Schedules or Exhibits refer to Sections or Articles of, or Schedules or Exhibits to, this Agreement unless otherwise indicated; and

(j) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended, supplemented or modified from time to time (or to successor statutes and regulations).

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.01 Sale and Purchase. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees, severally and not jointly, to purchase from the Company (a) the number of Purchased Shares set forth opposite such Purchaser’s name on Schedule A and (b) a number of Warrants equal to the product of (i) 3.75% times the total number of shares of Common Stock outstanding as of the Closing Date and (ii) the quotient of the number of Purchased Shares set forth opposite such Purchaser’s name on Schedule A, divided by the total number of Purchased Shares to be purchased pursuant to this Agreement, and each Purchaser agrees, severally and not jointly, to pay the Company its respective amount of the Purchase Price as set forth opposite such Purchaser’s name on Schedule A. The obligations of each Purchaser under this Agreement are independent of the obligations of each other Purchaser, and the failure or waiver of performance by any Purchaser does not excuse performance by any other Purchaser. If after the date of this Agreement but prior to the Closing Date, any event described in Section 6.01 of the Warrant Agreement occurs that, had such event occurred following the Closing Date, would have resulted in an adjustment to the Exercise Price (as defined in the Warrant Agreement) of the Warrants, then the Exercise Price (as defined in the Warrant Agreement) of the Warrants issued at Closing will be proportionately adjusted.

Section 2.02 Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Shares and the Warrants hereunder (the “Closing”) shall take place at the offices of Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002, or such other location as mutually agreed by the parties, on the later of November 29, 2018 or the second Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Sections 2.04, 2.05 and 2.06 (other than such conditions as may, by their nature, only be satisfied at the Closing or on the Closing Date, but subject to the satisfaction or waiver of those conditions) or on such other date as may be mutually agreed by the parties (the date of the Closing, the “Closing Date”).

Section 2.03 Allocation of Purchase Price Between Purchased Shares and Warrants. Prior to the Closing, the Company and the Purchasers shall use reasonable efforts to mutually agree upon the allocation of the Purchase Price among the Purchased Shares and the Warrants based upon their relative fair market values; provided, however, that if the Company and the Purchasers are unable to mutually agree upon such allocation, the allocation of the Purchase Price shall be submitted to PricewaterhouseCoopers LLP or such other firm mutually agreed by the Company and the Purchasers (the “Appraiser”) for determination. The Appraiser shall make such determination as promptly as practicable after its appointment hereunder and may take into account all factors as such Appraiser deems appropriate in making such determination based upon the relative fair market values of the Purchased Shares and the Warrants. The Appraiser shall have such access to the books, records and properties of the Company as it may reasonably request for the purpose of making such a determination. Notwithstanding the foregoing, the Warrants shall be allocated a value such that the Warrant Shares have a value in excess of $1.00 per share.

Section 2.04 Mutual Conditions. The respective obligations of the Purchasers, on the one hand, and the Company, on the other hand, to effect the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a) no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; and

(b) there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

Section 2.05 Each Purchaser’s Conditions. The obligation of each Purchaser to effect the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing with respect to its Purchased Shares and Warrants, in whole or in part, to the extent permitted by applicable Law):

(a) the Company shall have performed and complied, in all material respects, with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Company on or prior to the Closing Date;

(b) (i) the representations and warranties of the Company (A) set forth in Sections 3.01, 3.02, 3.04, 3.06, 3.07, 3.28 and 3.33 or (B) contained in this Agreement that are qualified by materiality or a Material Adverse Effect shall be true and correct when made and as of the Closing Date and (ii) all other representations and warranties of the Company shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct or true and correct in all material respects, as applicable, as of such date only, it being expressly understood and agreed that representations and warranties made “as of the date hereof” or “as of the date of this Agreement,” or a similar phrase, are made as of October 30, 2018, and will not be required to be true and correct as of the Closing Date);

(c) the NYSE shall have authorized, subject to official notice of issuance, the listing of the Warrant Shares;

(d) each Purchaser shall have received a counterpart of the Warrant Agreement, duly executed by the Company and the Warrant Agent and a certificate or certificates representing such Warrant, duly executed by the Company and the Warrant Agent;

(e) each Purchaser shall have received a counterpart of the Registration Rights Agreement, duly executed by the Company;

(f) each Purchaser shall have received each of the other documents to be delivered by the Company pursuant to Section 2.07;

(g) the Company shall have adopted and filed the Certificate of Designation with the Public Registry of the Republic of Panama;

(h) the Company shall have delivered (i) a certification from the Public Registry of Panama certifying the registration and existence of the Company and (ii) evidence of the payment of the last annual tax tariff (tasa única) of the Company;

(i) except as disclosed in the SEC Reports or the Current Draft Form 10-Q, there shall not have occurred an event or events that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company;

(j) the Company or one or more subsidiaries of the Company shall have entered into one or more letter of credit facilities (which may be in the form of an increase to the Company’s letter of credit facilities existing on the date hereof) pursuant to which issuing banks have committed to issue, or banks or other institutional investors have agreed to participate in, at least $200 million in aggregate face amount of performance letters of credit (the “New LC Facility”), in addition to the letter of credit facilities of the Company as of October 29, 2018, for the account of the Company or one or more subsidiaries of the Company; all conditions to the availability of the full face amount of such New LC Facility (other than the consummation of the transactions contemplated by this Agreement, if applicable) shall have been satisfied or waived; and the Company shall have delivered to the Purchasers true and complete copies of such New LC Facility not later than two Business Days prior to the Closing; and

(k) each Purchaser shall have received a counterpart signature page to a management rights letter in a customary form and which is sufficient to permit such Purchaser to qualify as a “venture capital operating company” (as such term is defined in the U.S. Employee Retirement Income Security Act of 1974, as amended to date, and the regulations promulgated thereunder), duly executed by the Company.

Section 2.06 The Company’s Conditions. The obligation of the Company to effect the Closing to a Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to such Purchaser (any or all of which may be waived by the Company in writing, in whole or in part, to the extent permitted by applicable Law):

(a) each Purchaser shall have performed and complied, in all material respects, with the covenants and agreements contained in this Agreement that are required to be performed and complied with by such Purchaser on or prior to the Closing Date;

(b) the representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only, it being expressly understood and agreed that representations and warranties made “as of the date hereof” or “as of the date of this Agreement,” or a similar phrase, are made as of October 30, 2018, and will not be required to be true and correct as of the Closing Date);

(c) the Company shall have received counterparts of the Registration Rights Agreement, duly executed by each Purchaser; and

(d) the Company shall have received the payments and each of the other documents to be delivered by the Purchasers pursuant to Section 2.08.

Section 2.07 Company Deliveries. At the Closing, subject to the terms and conditions hereof, the Company shall deliver, or cause to be delivered, to each Purchaser (in addition to the documents described in Sections 2.05(d), (e), (g), (h) and (k)):

(a) evidence of the issuance of the Purchased Shares to each Purchaser credited to book-entry accounts maintained by the Company;

(b) a cross-receipt, dated as of the Closing Date, executed by the Company and delivered to the Purchasers certifying as to the Company’s receipt of payments of the Purchase Price pursuant to Section 2.08(a);

(c) an opinion addressed to the Purchasers from Baker Botts L.L.P., legal counsel to the Company, dated as of the Closing Date, in the form and substance attached hereto as Exhibit C;

(d) an opinion addressed to the Purchasers from Arias, Fabrega and Fabrega, Panamanian counsel of the Company, dated as of the Closing Date, in the form and substance attached hereto as Exhibit D;

(e) an opinion addressed to the Purchasers from the Chief Legal Officer of the Company, dated as of the Closing Date, in the form and substance attached hereto as Exhibit E;

(f) a certificate, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, certifying (i) that the conditions set forth in Sections 2.05(a), (b), (g), (i) and (j) have been satisfied and (ii) as to the number of shares of Common Stock that are outstanding as of the Closing Date; and

(g) a certificate of the Secretary or Assistant Secretary of the Company, certifying as to (i) the Articles of Incorporation (including the Certificate of Designation) and the By-Laws, (ii) resolutions of the Board of Directors of the Company (or a duly authorized committee thereof) authorizing the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby, including the issuance and sale of the Purchased Shares and the Warrants and (iii) the Certificate of Designation being in full force and effect.

Section 2.08 Purchaser Deliveries. At the Closing, subject to the terms and conditions hereof, each Purchaser will deliver, or cause to be delivered, to the Company (in addition to the document described in Section 2.06(c)):

(a) payment to the Company of the Purchase Price set forth opposite such Purchaser’s name under the column titled “Purchase Price” on Schedule A by wire transfer of immediately available funds to an account designated by the Company in writing at least two Business Days prior to the Closing Date; and

(b) a certificate, dated the Closing Date and signed by an authorized representative of each Purchaser, certifying that the conditions set forth in Section 2.06(a) and Section 2.06(b) have been satisfied.

Section 2.09 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Operative Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Operative Document. Nothing contained herein or in any other Operative Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Operative Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Operative Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any legal proceeding for such purpose.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser as follows:

Section 3.01 Incorporation and Good Standing of the Company.

(a) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Republic of Panama, has the corporate power and authority to conduct the business in which it is engaged and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. True and accurate copies of the Articles of Incorporation and By-Laws, each as in effect as of the date of this Agreement, have been made available to the Purchasers prior to the date hereof.

(b) Each material Subsidiary of the Company is duly organized and validly existing as an entity in good standing under the laws of its jurisdiction of formation, has all requisite power and authority to conduct the business in which it is engaged and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

Section 3.02 Capitalization; Valid Issuance of Purchased Shares and Warrants.

(a) The authorized capital stock of the Company consists of 25,000,000 shares of preferred stock, par value $1.00 per share, and 255,000,000 shares of Common Stock. At the close of business on October 29, 2018, there were 180,584,114 shares of Common Stock issued and outstanding and 2,838,898 shares of Common Stock held by the Company as treasury stock. There are no shares of preferred stock of the Company, par value $1.00 per share, issued and outstanding except for the Purchased Shares to be issued pursuant to this Agreement. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company does not have a shareholder rights plan that is currently in effect. As of Closing, the Company will have no issued and outstanding capital stock ranking senior to or in parity with the Preferred Stock except for the Purchased Shares to be issued pursuant to this Agreement.

(b) The Purchased Shares will be duly authorized by the Company and, when issued and delivered by the Company in accordance with this Agreement and the Certificate of Designation against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability, and will effectively vest in the Purchasers good and marketable title to all such securities, free and clear of all Liens, except for any transfer restrictions imposed by the Securities Act, Section 5.02, the other Operative Documents, the Articles of Incorporation and any applicable state or foreign securities laws and except for any Liens caused or created by any action of any Purchaser.

(c) Except for such approvals as may be required from time to time under the Credit Agreement, as in effect on the date hereof, or pursuant to the New LC Facility (to the extent such requirements are no more burdensome than as are provided in the Credit Agreement), the Company has no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the holders of shares of Common Stock may vote (“Voting Debt”).

(d) There are no persons entitled to statutory, preemptive or other similar contractual rights to subscribe for the Purchased Shares; and, except (i) for the Purchased Shares to be issued pursuant to this Agreement or as set forth in the Certificate of Designation, (ii) for awards issued pursuant to the Company’s or any of its Subsidiaries’ benefit plans (including any employment agreements), (iii) as disclosed in the SEC Reports and (iv) the Warrants and the Warrant Agreement, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of the Company or Voting Debt that are binding on the Company are outstanding.

(e) The Certificate of Designation has been duly authorized by the Company. The Certificate of Designation sets forth the rights, preferences and priorities of the Preferred Stock, and the holders of the Preferred Stock will have the rights set forth in the Certificate of Designation upon filing with the Public Register of the Republic of Panama, subject to the provisions of Sections 5.02 through 5.04 and any transfer restriction in any Operative Document.

(f) The Warrants and the Warrant Shares have been duly authorized by the Company. The Warrant Agreement and the certificates representing the Warrants (in the form attached as Exhibit A to the Warrant Agreement) set forth the rights of the holders of the Warrants, and the holders thereof will have the rights set forth therein upon the Closing, subject to any transfer restriction in any Operative Document. Upon issuance in accordance with this Agreement and the Operative Documents, the Warrants will be duly authorized, validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability, will not be subject to preemptive rights of any other stockholder of the Company, and will effectively vest in the Purchasers good and marketable title to the Warrants, free and clear of all Liens, except for any restrictions imposed by the Securities Act, Section 5.02, the Articles of Incorporation and any applicable state or foreign securities laws and except for any Liens caused or created by any action of any Purchaser. The Company has reserved for issuance, out of the Company’s authorized and unissued shares of the Company’s Common Stock, a number of shares sufficient to provide for the issuance of the Warrant Shares, and, upon any exercise of any Warrants into the Warrant Shares pursuant to the Warrant Agreement, the Warrant Shares issued upon such exercise will be validly issued, fully paid and nonassessable, will not subject the holder thereof to personal liability, will not be subject to preemptive rights of any other stockholder of the Company, and will effectively vest in the Purchasers good and marketable title to all such securities, be free and clear of all Liens, except for any transfer restrictions imposed by the Securities Act, Section 5.02, the Articles of Incorporation and any applicable state or foreign securities laws and except for any Liens caused or created by any action of any Purchaser. At or prior to Closing, the Warrant Shares to be issued upon any exercise of the Warrants shall have been approved for listing on the NYSE, subject to official notice of issuance.

Section 3.03 No Violations or Defaults. Neither the Company nor any of its Significant Subsidiaries is (a) in violation of its organizational documents, (b) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of its property or assets is subject, except for any such defaults as are disclosed in the SEC Reports, or (c) in material violation of any applicable law, rule or regulation, or any judgment, order or decree of any court with jurisdiction over such entities, or other Governmental Authority with jurisdiction over such entities, except for any such violations as are disclosed in the SEC Reports.

Section 3.04 Corporate Power. The Company has the full corporate power and authority to execute and deliver this Agreement and the other Operative Documents and to perform its obligations hereunder and thereunder; and the Company has duly and validly taken all corporate action required to be taken by it for the due and proper authorization, execution and delivery by it of each of this Agreement and the other Operative Documents and the consummation of the transactions contemplated hereby and thereby.

Section 3.05 No Conflicts; Consents. The execution and delivery by Company of, and the performance by the Company of its obligations under, each of the Operative Documents will not: (a) violate or otherwise contravene any provision of (i) applicable Law or (ii) the Articles of Incorporation or the By-Laws; or (b) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or is bound, or to which any of their properties or assets are subject, that is filed as an exhibit to the SEC Reports (including, for this purpose, any statement or report that would be an SEC Report but for the fact that it was filed after 8:00 pm ET on October 29, 2018) or material to the Company and its Subsidiaries, taken as a whole, or any judgment, order or decree of any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries or their respective properties or assets, except, in the cases of clauses (a)(i) and (b), for such violations, contraventions, breaches or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated by this Agreement and the other Operative Documents. No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority or other Person under any agreement or other arrangement filed as an exhibit to any SEC Report (including, for this purpose, any statement or report that would be an SEC Report but for the fact that it was filed after 8:00 pm ET on October 29, 2018) is required for the issue and sale of the Purchased Shares and the Warrants or the consummation by the Company of the transactions contemplated by this Agreement, except for the filing of the Certificate of Designation with the Public Registry of the Republic of Panama and except such as may be required by the Exchange Act, applicable state securities Laws, the listing standards of the NYSE and the bylaws and rules of the Financial Industry Regulatory Authority in connection with the offer and sale of the Purchased Shares and the Warrants.

Section 3.06 Authorization, Execution and Delivery of This Agreement. This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms; provided that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally or by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing.

Section 3.07 Authorization, Execution, Delivery and Enforceability of the Other Operative Documents. On the Closing Date, each of the Operative Documents (other than this Agreement) will have been duly authorized, executed and delivered by the Company and will be a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally or by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing.

Section 3.08 No Registration Rights. Except as contemplated by this Agreement, the Registration Rights Agreement or the Warrant Agreement, there are no existing contracts, agreements or understandings between the Company and any Person granting such Person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned by such person or to require the Company to include such securities in the Resale Shelf Registration Statement or in any securities registered or to be registered pursuant to any registration statement filed by or required to be filed by the Company under the Securities Act.

Section 3.09 Periodic Reports. The Company has filed all reports, proxy statements, forms, and other documents required to be filed by the Company with the SEC pursuant to the Exchange Act since January 1, 2017 in a timely manner and such reports, proxy statements, forms and other documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent filing) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act.

Section 3.10 Financial Statements. The historical financial statements and related notes of the Company and its Subsidiaries included in or incorporated by reference in the SEC Reports (including, for this purpose, any statement or report that would be an SEC Report but for the fact that it was filed after 8:00 pm ET on October 29, 2018) present fairly, in all material respects, the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified, and complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, in each case as of the date each such SEC Report was filed. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except as may be stated in the related notes thereto and except, in the case of the unaudited interim financial statements contained in any such SEC Report, for (a) such exceptions as may be permitted by Form 10-Q of the SEC, (b) normal, year-end adjustments and (c) any other adjustments stated therein or in the notes thereto.

Section 3.11 Undisclosed Liabilities.

(a) Except for (i) those liabilities that are reflected or reserved for in the consolidated financial statements of the Company included in (A) its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 or (B) the Current Draft Form 10-Q, (ii) liabilities incurred since June 30, 2018 in the ordinary course of business (including incremental borrowings under the Credit Agreement) that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (iii) liabilities incurred pursuant to the transactions contemplated by this Agreement and the Operative Documents, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature whatsoever that are required to be reflected in the Company’s financial statements in accordance with GAAP.

(b) To the knowledge of the Company, there are no liabilities or obligations (whether accrued, absolute, contingent or otherwise) of Company or any of its Subsidiaries under any contract or agreement entered into with respect to any work or project for engineering, procurement or construction activities (including any liabilities or obligations for (i) liquidated damages or any other amount payable for delay in the performance of any obligations or failure to meet performance standards, (ii) defects in completed work or services or (iii) costs for goods or materials in excess of any plan, budget, bid, forecast, contract or agreement for such costs) required to be reflected or reserved for in the consolidated financial statements of the Company included in (i) its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 or (ii) the Current Draft Form 10-Q.

(c) Except as disclosed in the SEC Reports, the consolidated financial statements of the Company included in its Quarterly Report on Form 10-Q for the six months ended June 30, 2018 do not include or contain any provision for or reflect any revenue or savings that would result from the approval of an unapproved change order.

Section 3.12 Independent Registered Public Accounting Firm. Deloitte & Touche LLP, which expressed its opinion with respect to the financial statements of the Company and its Subsidiaries included in the SEC Reports, is an independent registered public accounting firm within the meaning of applicable rules and regulations of the SEC, the Exchange Act and the applicable rules of the Public Company Accounting Oversight Board. Ernst & Young LLP, which expressed its opinion with respect to the financial statements of Chicago Bridge & Iron Company N.V. and its Subsidiaries, included or incorporated by reference in the SEC Reports is an independent registered public accounting firm within the meaning of applicable rules and regulations of the SEC, the Exchange Act and the applicable rules of the Public Company Accounting Oversight Board.

Section 3.13 No Material Actions or Proceedings. Except as disclosed in the SEC Reports or in the Current Draft Form 10-Q, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject, other than proceedings that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

Section 3.14 Title to Properties. The Company and its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all material items of real and personal property that are necessary to conduct the respective businesses of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects except those that (a) are disclosed in the SEC Reports or the Current Draft Form 10-Q or (b) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries.

Section 3.15 Permits. The Company and its Subsidiaries possess such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the respective businesses now operated by them, except for such certificates, authorizations or permits of which the failure to possess such certificates, authorizations or permits would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

Section 3.16 Intellectual Property. The Company owns or possesses the right to use, or can acquire on reasonable terms, the material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “patent and proprietary rights”) presently employed by it in connection with the businesses now operated by it, and the Company has not received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, or of any facts which would render any patent and proprietary rights invalid or inadequate to protect the interest of the Company and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

Section 3.17 No Labor Dispute; No Notice of Labor Law Violations. No labor dispute with the employees of the Company or its Subsidiaries exists or, to the knowledge of the Company, is imminent, except for any such disputes that would not, in the aggregate, have a Material Adverse Effect; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

Section 3.18 Environmental Compliance. Except as specifically disclosed in the SEC Report or in the Current Draft Form 10-Q and except as would not reasonably be expected to have a Material Adverse Effect: (a) the Company and its Subsidiaries and their properties and operations are and, since January 1, 2018, have been in compliance with Environmental Laws; (b) the Company and its Subsidiaries possess, and are in compliance with, all Environmental Permits required under applicable law for their operations as presently conducted; (c) the Company and its Subsidiaries and their properties and operations are not subject to any pending or, to the knowledge of the Company, threatened Environmental Claims, nor has the Company or any of its Subsidiaries received any written notice of violation, noncompliance, enforcement or investigation from any Governmental Authority pursuant to Environmental Laws that remains pending or unresolved; (d) to the knowledge of the Company, there has been no Release of any Hazardous Substance by the Company or its Subsidiaries or in connection with their properties or operations in violation of any Environmental Laws or in a manner that could reasonably be expected to give rise to a material remedial or corrective action obligation pursuant to Environmental Laws; (e) to the knowledge of the Company, there has been no exposure of any Person or property to any Hazardous Substance in connection with the Company’s or its Subsidiaries’ properties or operations that could reasonably be expected to form the basis for a material Environmental Claim; and (f) the Company and its Subsidiaries have not assumed or retained by contract or operation of Law any liability (i) of any Person (other than the Company and its Subsidiaries) in respect of any Environmental Claim or pursuant to Environmental Laws, or (ii) with respect to the environmental condition of any property formerly owned or operated by the Company or its Subsidiaries.

Section 3.19 Investment Company. The Company is not, and after giving effect to the offering and sale of the Purchased Shares and the Warrants and the application of the proceeds thereof, will not be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.20 Accounting System. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies in all material respects with the applicable requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company maintains a system of accounting controls that is in compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002 and includes controls sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.21 Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that (a) information required to be disclosed by the Company in reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and (b) information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that have affected or could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

Section 3.22 Tax Returns. Except as disclosed in the SEC Reports, each of the Company and its Subsidiaries has filed all foreign, federal or state income and franchise tax returns required to be filed after giving effect to any applicable extension in the time for filing (except insofar as the failure to file such returns would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes shown thereon as due (except insofar as the failure to pay such taxes would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect); and all tax liabilities of the Company and its Subsidiaries are adequately provided for on the books of the Company and its Subsidiaries, as applicable (except insofar as the failure to so provide for such tax liabilities would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect).

Section 3.23 Anti-Corruption. Except as disclosed in the SEC Reports or in the Current Draft Form 10-Q, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of its or their directors, officers, employees, Affiliates, agents, or representatives has, while acting on behalf of the Company or its Subsidiaries, authorized, offered, provided or promised to authorize, offer, or provide anything of value, including the payment of any money or other property, gift, hospitality, or reward, to any “government official” (including any officer or employee of a Government Authority, of any government-owned, -operated, or -controlled entity, of any public international organization, or any Person acting in an official capacity for or on behalf of any of the foregoing), or to any political party, party official, or candidate for political office, for the purpose of obtaining or retaining business or favorable government action or to secure an improper business advantage, in any case in violation in any material respect of the FCPA, the Bribery Act 2010 of the United Kingdom or any other similar laws and regulations prohibiting bribery and corruption applicable to the Company or its Subsidiaries. “FCPA” means U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

Section 3.24 Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times since January 1, 2016 in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Company or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

Section 3.25 OFAC. None of the Company nor its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or representative of the Company or such Subsidiaries is a Person currently the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”), nor are the Company nor any of such Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions in violation in any material respect of any such Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Purchased Shares, or the Warrants, or lend, contribute or otherwise make available such proceeds to any Subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, in violation, in any material respect, of any Sanctions.

Section 3.26 Listing and Maintenance Requirements. Shares of the Common Stock are listed on the NYSE, and the Company has not received any pending notice of delisting. The issuance and sale of the Purchased Shares, the Warrants and the Warrant Shares do not contravene NYSE rules and regulations.

Section 3.27 Form S-3 Eligibility. The Company is eligible to register the Warrant Shares for resale by the Purchasers under Form S-3 promulgated under the Securities Act.

Section 3.28 Certain Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Purchasers for a brokerage commission, finders’ fee or like payment in connection with the offering and sale of the Purchased Shares or the Warrants.

Section 3.29 Insurance. Each of the Company and its Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties. All policies of insurance of the Company and its Subsidiaries are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies in all material respects; except as disclosed in the SEC Reports or in the Current Draft Form 10-Q, there are no material claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Company or any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

Section 3.30 Distributions Restrictions. The Company is not currently prohibited, nor as a result of the transactions contemplated by this Agreement, will be prohibited, directly or indirectly, from paying any distributions or dividends with respect to its equity securities, from repaying to any Subsidiary of the Company loans or advances, or from transferring property or assets to a Subsidiary of the Company, except (a) as prohibited under the Credit Agreement in place as of the date hereof (including the letter of credit facility provided for in the Credit Agreement), the New LC Facility (provided that any restrictions in such New LC Facility are no more restrictive than the restrictions set forth in the Credit Agreement as of the date hereof), any indenture filed by the Company with the SEC as of the date hereof or the Operative Documents or (b) such prohibitions mandated by the Laws of each of the Company’s or Subsidiary of the Company’s jurisdiction of formation and the terms of their respective organizational documents.

Section 3.31 Compliance with Laws. Except as disclosed in the SEC Reports or in the Current Draft Form 10-Q and except as would not reasonably be expected to have a Material Adverse Effect: (i) the Company and each of its Subsidiaries are, and since January 1, 2018 have been, in compliance with, and are not in material default under or in material violation of, any Law; and (ii) the Company and each of its Subsidiaries have not received any written notice from any Governmental Authority regarding any actual or potential violation of, or failure to comply with, any Law.

Section 3.32 Solvency. On and immediately after the Closing, the Company and its Subsidiaries on a consolidated basis (after giving effect to the issuance of the Purchased Shares and Warrants) is and will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (a) the present fair market value (or present fair saleable value) of the assets of the Company and its Subsidiaries on a consolidated basis is not less than the total amount required to pay the liabilities on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (b) the Company and its Subsidiaries on a consolidated basis are able to pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (c) assuming consummation of the issuance of the Purchased Shares as contemplated by this Agreement, the Company and its Subsidiaries on a consolidated basis are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature; and (d) the Company and its Subsidiaries on a consolidated basis are not engaged in any business or transaction, and do not propose to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company and its Subsidiaries are engaged.

Section 3.33 No Registration. Assuming the accuracy of the representations and warranties of each Purchaser contained in Article IV, the issuance and sale of the Purchased Shares and the Warrants pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Company nor, to the knowledge of the Company, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption. Without limiting the foregoing, neither the Company nor, to the knowledge of the Company, any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Purchased Shares, Warrants or Warrant Shares and neither the Company nor, to the knowledge of the Company, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Purchased Shares, Warrants or Warrant Shares under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act, nor will the Company take any action or steps that would cause the offering or issuance of the Purchased Shares, Warrants or Warrant Shares under this Agreement to be integrated with other offerings.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby represents and warrants to the Company that:

Section 4.01 Existence. Such Purchaser is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization, with all requisite power and authority to conduct its business as currently conducted and to consummate the transactions contemplated by the Operative Documents.

Section 4.02 Authorization, Enforceability. Such Purchaser has all necessary corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under the Operative Documents and to consummate the transactions contemplated thereby, and the execution, delivery and performance by such Purchaser of this Agreement and the other Operative Documents has been duly authorized by all necessary action on the part of such Purchaser; and this Agreement constitutes, and the other Operative Documents will, from and after the Closing, constitute the valid and legally binding obligations of such Purchaser, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing.

Section 4.03 No Conflicts; Consents. The execution and delivery by such Purchaser of, and the performance by such Purchaser of its obligations under, this Agreement and the other Operative Documents will not: (a) violate or otherwise contravene any provision of (i) applicable Law or (ii) the organizational documents of such Purchaser; or (b) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, loan agreement, note, lease or other instrument to which such Purchaser is a party or by which such Purchaser is bound, or to which any of the properties or assets of such Purchaser are subject, or any judgment, order or decree of any Governmental Authority having jurisdiction over such Purchaser or any of the properties or assets of such Purchaser, except in the cases of clauses (a)(i) and (b), for such violations, contraventions, breaches or defaults as would not prevent the consummation of the transactions contemplated by this Agreement and the other Operative Documents. No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority is required for the consummation by such Purchaser of the transactions contemplated by this Agreement and the other Operative Documents.

Section 4.04 Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders or investment bankers with respect to the purchase of any of the Purchased Shares or the Warrants or the consummation of the transaction contemplated by this Agreement for which the Company or its Subsidiaries will become liable.

Section 4.05 Investment. The Purchased Shares and the Warrants are being acquired for such Purchaser’s own account, the account of its Affiliates or the accounts of clients of Purchaser or its Affiliates (all of whom such Purchaser hereby represents and warrants are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated by the SEC pursuant to the Securities Act), not as a nominee or agent, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities Laws of the United States or any state. If such Purchaser should in the future decide to dispose of any of the Purchased Shares, the Warrants or the Warrant Shares, the Purchaser understands and agrees (a) that it may do so only in compliance with the Securities Act and applicable state securities Laws, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption from the Securities Act, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.

Section 4.06 Nature of Purchaser. Such Purchaser represents and warrants to, and covenants and agrees with, the Company that, (a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the SEC pursuant to the Securities Act and (b) by reason of its or its Affiliates’ business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares, the Warrants and the Warrant Shares, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

Section 4.07 Restricted Securities. Such Purchaser understands that the Purchased Shares, the Warrants and the Warrant Shares are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may not be resold absent registration under the Securities Act or an exemption therefrom.

Section 4.08 Reliance by the Company. Such Purchaser understands that the Purchased Shares and the Warrants are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities Laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Purchased Shares and the Warrants and the Warrant Shares.

Section 4.09 Legend. Such Purchaser understands that the Purchased Shares, the Warrants and the Warrant Shares will bear the following legend:

“These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). These securities may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities Laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”

Such Purchaser understands that the Purchased Shares, the Warrants and the Warrant Shares will bear such legend until such time as such legend is removed in accordance with Section 5.02(a).

Section 4.10 Company Information. Such Purchaser has been furnished with all materials relating to the business, finances and operations of the Company that have been requested by and on behalf of such Purchaser and materials relating to the offer and sale of the Purchased Shares and the Warrants that have been requested by such Purchaser. Such Purchaser has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted at any time by such Purchaser shall modify, amend or affect such Purchaser’s right (a) to rely on the Company’s representations and warranties contained in Article III or (b) to indemnification or any other remedy based on, or with respect to, the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in this Agreement or any other Operative Document. Such Purchaser understands that its purchase of the Purchased Shares and the Warrants involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advise as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchased Shares and the Warrants.

Section 4.11 Short Selling. Such Purchaser currently owns no equity securities of the Company and has not made any trades in the Common Stock or other equity interest of the Company or entered into or effected any Short Sales of the Common Stock since the time it first began discussions with the Company about the transactions contemplated by this Agreement and, without limiting the foregoing, has not during such time entered into a total return swap or similar hedging or derivative transaction with respect to the Company’s equity securities.

Section 4.12 Sufficient Funds. Such Purchaser (and any transferee of Purchaser’s obligations hereunder prior to the Closing pursuant to Section 8.05) will have at the Closing sufficient funds to enable such Purchaser to pay in full at the Closing the entire amount of the Purchase Price payable by such Purchaser hereunder in immediately available cash funds.

ARTICLE V

COVENANTS

Section 5.01 Taking of Necessary Action. Each of the parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Company and each Purchaser shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary for the consummation of the transactions contemplated by the Operative Documents.

Section 5.02 Transfer Restrictions.

(a) Except with the prior consent of the Company or as permitted in Section 5.02(b), until the first anniversary of the Closing Date, the Purchasers will not (i) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, pledge or otherwise transfer or dispose of, directly or indirectly (each a “Transfer”) any shares of Preferred Stock, (ii) Transfer any of the Warrants or any Warrant Shares or (iii) directly or indirectly, make or engage in any Short Sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a Short Sale of or the purpose of which is to offset the loss which results from a decline in the market price of, any of the Preferred Stock, the Warrants or the Warrant Shares, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, or any other derivative or hedging transaction, in each case with respect to any of the Preferred Stock, the Warrants or the Warrant Shares, regardless of whether such transaction is to be settled by delivery of Common Stock, other securities, cash or otherwise.

(b) Notwithstanding the provisions of Section 5.02(a), any Purchaser shall be permitted to make Transfers at any time under the following circumstances:

(i) Transfers of any portion or all of their Preferred Stock, Warrants or Warrant Shares to any Affiliate, any limited partner of such Purchaser or any of its Affiliates, or any managed account, investment fund, or other vehicle that is managed or sponsored by Goldman, Sachs & Co. LLC on behalf of its Merchant Banking Division (the recipient of the shares so Transferred, a “Permitted Transferee”), but only if the transferee, to the extent such transferee becomes a direct holder of the Preferred Stock, Warrants or Warrant Shares, agrees in writing prior to such Transfer for the express benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the transferor’s obligations hereunder (including Section 5.04) with respect to the applicable Preferred Stock, Warrants or Warrant Shares by executing a joinder in the form attached hereto as Exhibit F or to the Warrant Agreement, as applicable; or

(ii) Transfers of any portion or all of such Purchaser’s Preferred Stock, Warrants or Warrant Shares, including by way of exercise of Warrants, (A) in connection with a Change of Control (as defined in the Certificate of Designation) that has not been initiated by any Purchaser and pursuant to which the Preferred Stock is redeemed in exchange for cash or equity securities or in connection with a Liquidation Event (as defined in the Certificate of Designation) or (B) with the prior written consent of the Company (such consent not to be unreasonably withheld); and

(iii) Transfers solely to the extent necessary to address a Regulatory Concern.

(c) Notwithstanding anything to the contrary, the Purchasers will not at any time, directly or indirectly (without the prior written consent of the Board of Directors of the Company), Transfer any Preferred Stock, Warrants or Warrant Shares to an Industry Competitor; provided, however, that nothing in this Section 5.02(c) shall restrict (i) any Transfer of Warrant Shares into the public market pursuant to a registered offering under the Registration Rights Agreement or (ii) any Purchaser or Permitted Transferee thereof from exercising its registration rights pursuant to the Registration Rights Agreement.

(d) Notwithstanding anything to the contrary contained in this Section 5.02, no Purchaser will at any time Transfer Preferred Stock unless (i) at least 20,000 shares of Preferred Stock are Transferred by such Purchaser (together with its Affiliates or Permitted Transferees) pursuant to such Transfer, in the event such Purchaser (together with its Affiliates or Permitted Transferees) owns greater than 20,000 shares of Preferred Stock, or (ii) all of the Preferred Stock owned such Purchaser (and any of its Affiliates or Permitted Transferees) are Transferred pursuant to such Transfer, in the event such Purchaser (together with its Affiliates or Permitted Transferees) owns less than 20,000 shares of the Preferred Stock at the time of such Transfer.

(e) In connection with any proposed Transfer of any shares of Preferred Stock by any Purchaser (together with its Affiliates or Permitted Transferees) of at least 60,000 shares of Preferred Stock or at least 1,500,000 Warrant Shares, the Company shall provide reasonable cooperation to such Purchaser and its Affiliates to facilitate such transfer, including (i) making management of the Company available, at reasonable times following reasonable notice, for any reasonable due diligence and (ii) subject to the proposed transferee entering into a customary confidentiality agreement with the Company, in form and substance reasonably satisfactory to the Company, making such information available to the proposed transferee regarding financial results, results of operations and assets of the business of the Company as is generally made available to the Board of Directors of the Company (“Confidential Information”) (but without the Company taking on any obligation to make “cleansing” disclosures with respect thereto) and confirming to such Purchaser upon its reasonable request as to whether the Confidential Information provided to the proposed transferee then constitutes material nonpublic information.

Section 5.03 Securities Compliance.

(a) In connection with a sale of the Preferred Stock, the Warrants or the Warrant Shares by a Purchaser (or its transferee in accordance with Section 5.02) in reliance on Rule 144 promulgated under the Securities Act, the applicable Purchaser (or its transferee in accordance with Section 5.02) or its broker shall deliver to the transfer agent (which, for the avoidance of doubt, may be the Company with respect to the Preferred Stock) and the Company a broker representation letter providing to the transfer agent and the Company any information the Company deems necessary to determine that the sale of such Preferred Stock, Warrants or Warrant Shares is made in compliance with Rule 144 promulgated under the Securities Act, including, as may be appropriate, a certification that the Purchaser is not an “affiliate” of the Company (as defined in Rule 144 promulgated under the Securities Act) and a certification as to the length of time the Preferred Stock, Warrants or Warrant Shares have been held. Upon receipt of such representation letter and such determination, the Company shall promptly direct its transfer agent to remove the notation of a restrictive legend to the extent relating to securities Law compliance in such Purchaser’s or the book-entry account maintained by the transfer agent, including the legend referred to in Section 4.09 to the extent relating to securities Law compliance, and the Company shall bear all costs associated with the removal of such legend in the Company’s books. At such time as the Preferred Stock, the Warrants or the Warrant Shares have been sold pursuant to an effective registration statement under the Securities Act permitting the public resale of the Preferred Stock, the Warrants or the Warrant Shares or have been held by any Purchaser (or its transferee in accordance with Section 5.02) for more than one year where such Purchaser is not, and has not been in the preceding three months, an “affiliate” of the Company (as defined in Rule 144 promulgated under the Securities Act), if the book-entry account of such Purchaser (or its transferee in accordance with Section 5.02) still bears the notation of the restrictive legend referred to in Section 4.09, the Company agrees, upon request of the Purchaser (or its transferee in accordance with Section 5.02), to take all steps necessary to promptly effect the removal of such legend to the extent relating to securities Law compliance and the Company shall bear all costs associated with the removal of such legend in the Company’s books, regardless of whether the request is made in connection with a sale or otherwise, so long as such Purchaser (or its transferee in accordance with Section 5.02) provides to the Company any information the Company deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state Laws, including (if there is no such registration statement) a certification that the holder is not an “affiliate” of the Company (as defined in Rule 144 promulgated under the Securities Act) and regarding the length of time the Preferred Stock, the Warrants and the Warrant Shares have been held, a covenant to inform the Company if it should thereafter become such an “affiliate” (as defined in Rule 144 promulgated under the Securities Act) and to consent to the notation of an appropriate restriction, and a certification as to the length of time such Preferred Stock, Warrants and Warrant Shares have been held. The Company shall cooperate with each Purchaser (or its transferee in accordance with Section 5.02) to effect the removal of the legend referred to in Section 4.09 at any time such legend is no longer appropriate.

(b) The Purchased Shares, the Warrants and the Warrant Shares (the “Restricted Securities”) may only be Transferred, subject to any other Transfer restriction applicable to such Restricted Securities, if the conditions specified in this Agreement and the other Operative Documents, which conditions are in part intended to ensure compliance with the provisions of the Securities Act in respect of the Transfer thereof have been satisfied on or in connection with such Transfer.

(c) In the event that the legend relating to securities Law compliance has not been removed in accordance with Section 5.03(a), then this Section 5.03(c) shall apply (other than with respect to the Warrants and the Warrant Shares, which shall be subject to the terms of the Warrant Agreement and the Warrants). Each holder shall, prior to any Transfer of any Restricted Securities

(other than a sale to be made in compliance with Rule 144 promulgated under the Securities Act, which sales shall be subject to compliance with Section 5.03(a)), give three Business Days prior written notice to the Company of such holder’s intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer. Upon request by the Company, the holder delivering such notice shall deliver a written opinion, addressed to the Company, of counsel for such holder, stating that in the opinion of such counsel (which opinion must be reasonably satisfactory to the Company) such proposed Transfer does not involve a transaction requiring registration of such Restricted Securities under the Securities Act. If no other Transfer restrictions exist, such holder shall be entitled to Transfer the Restricted Securities in accordance with the terms of the notice delivered to the Company (i) if the Company does not reasonably object to such Transfer on the basis of securities Law compliance or request such opinion, upon the third Business Day after delivery of such notice or (ii) if the Company does request such opinion within such three Business Day period, upon its receipt thereof. Each certificate or other instrument evidencing the securities issued upon the Transfer of any Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear a legend relating to securities Law compliance, as set forth in this Agreement. Any transferee (other than in connection with a sale made in compliance with Rule 144 promulgated under the Securities Act), by acceptance of the Restricted Securities in accordance with this Section 5.03(c) must agree to be bound by this Section 5.03(c).

Section 5.04 Standstill Agreements. Each Purchaser hereby agrees that, until the expiration of the earlier of (a) seven years from the Closing Date, (b) the date that is one year after the date on which such Purchaser and its Permitted Transferees, collectively, no longer own at least 50% of the Purchased Shares acquired by such Purchaser on the date hereof or (c) the filing of any voluntary petition in, or the consent to the filing of any petition in, or the institution of any bankruptcy, reorganization, or liquidation proceeding involving the Company or any material “restricted subsidiary” (as defined in the Credit Agreement) of the Company as a debtor under any federal or state bankruptcy Law or any other applicable Law, neither such Purchaser nor such Permitted Transferees shall, without the prior written consent of the Board of Directors of the Company, directly or indirectly: (i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in: (A) any acquisition of any securities or rights to acquire any securities of (or any other beneficial ownership thereof), other than the Purchased Shares, the Warrants and the Warrant Shares (pursuant to the exercise of Warrants), or a substantial portion of the assets of, the Company or any of its Subsidiaries; (B) any merger or other business combination or tender or exchange offer or any similar transaction involving the Company or any of its Subsidiaries; or (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its Subsidiaries; (ii) make or become a participant in any “solicitation” of “proxies” (as such terms are used in the proxy rules under the Exchange Act) or consent to vote or otherwise with respect to any voting securities of the Company, or make any communication exempted from the definition of “solicitation” by Rule 14a-1(1)(2)(iv) under the Exchange Act; (iii) form, join or in any way participate in, or act in concert with, a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Company which would be required to file a statement on Schedule 13D or Schedule 13G with the SEC (other than (x) pursuant to securities of the Company acquired by Affiliates of Purchaser that are part of the Securities Division of Goldman Sachs &

Co. LLC or (y) as a result of any board appointment or observation rights under the Certificate of Designation); (iv) otherwise act, alone or in concert with others, to seek to control, change or influence the management, Board of Directors or policies of the Company (other than pursuant to the express terms of the Certificate of Designation, including, for the avoidance of doubt, in connection with any board appointment or observation rights thereunder); (v) have any discussions or enter into any arrangements, understandings or agreements (oral or written) with, or advise, finance, assist or encourage, any third party with respect to any of the matters set forth in this paragraph, or make any investment in any other Person that engages, or offers or proposes to engage, in any of such matters (it being understood that, without limiting the generality of the foregoing, neither such Purchaser nor any of such Permitted Transferees shall be permitted to act as a joint bidder or co-bidder with any other person with respect to the Company); (vi) take any action which might cause or require the Company or any Purchaser to make a public announcement regarding any of the types of matters set forth in this Section 5.04; or (vii) disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing provisions of this Section 5.04. Each Purchaser further agrees, during such period, not to request the Company (or any of its Representatives), directly or indirectly, to amend or waive any provision of this Section 5.04 (including this sentence). Each Purchaser understands that the Company is relying on the provisions of this Section 5.04 as a material inducement to enter into this Agreement. Notwithstanding anything to the contrary in this Section 5.04, nothing in this Section 5.04 shall limit the rights of any holder of Purchased Shares pursuant to the Certificate of Designation and other Operative Documents. For the avoidance of doubt and notwithstanding anything in this Agreement, (x) none of the provisions of this Agreement shall in any way limit Goldman Sachs & Co. LLC or any of its Affiliates (other than Purchaser or any Permitted Transferee to which Purchased Shares are transferred) from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business or (y) prohibit changes in the composition of any Purchaser (and its Permitted Transferees that acquired Purchased Shares) or its partners or members so long as such changes in composition only relate to changes in direct or indirect ownership of the Purchaser among such Purchaser, its Affiliates and the limited partners of the private equity fund vehicles that indirectly own such Purchaser. Nothing in this Section 5.04 shall prohibit Purchaser or its Affiliates from purchasing any indebtedness of, or other creditors’ claims against, the Company or any of its Subsidiaries, in any such case that ranks senior to the Purchased Shares with respect to rights upon liquidation.

Section 5.05 Expenses. Each of the parties to this Agreement will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to the Operative Documents; provided, however, the Company shall, upon the Closing or the termination of this Agreement (other than pursuant to Section 7.01(d)), reimburse the Purchasers for up to $1,000,000.00 of their and their respective Affiliates’ reasonable and documented out-of-pocket fees and expenses, including legal and consulting fees, in each case incurred in connection with the due diligence related to the Purchased Shares, Warrants and Warrant Shares, the negotiation, structuring, implementing and preparation of the Operative Documents and the undertaking of the transactions contemplated pursuant to the Operative Documents.

Section 5.06 Protective Provisions. Notwithstanding anything contained herein or any of the other Operating Documents to the contrary, the Company hereby covenants and agrees that it will not, without the prior written consent of the Purchasers who are obligated to purchase a majority of the Purchased Shares under this Agreement, take any action on or after the date of this Agreement and prior to the Closing Date that would require the approval of the holders of a majority of the Purchased Shares under the Certificate of Designation if the Purchased Shares had been issued pursuant to this Agreement simultaneously with the execution of this Agreement.

Section 5.07 Tax Matters.

(a) The Company shall cooperate with the Holders, and shall provide the Holders with information that the Holders may request, in connection with the Holders’ tax reporting and withholding obligations or any tax audit or proceeding, in each case, relating to the Preferred Stock, the Warrants, or the Warrant Shares. Without limiting the foregoing, with respect to each dividend paid or that may become payable (including, in each case, any deemed dividends under Section 305 of the Internal Revenue Code of 1986, as amended (the “Code”)) on the Preferred Stock, the Warrant or the Warrant Shares, the Company shall provide the Holders no later than 45 days after each calendar year the amount of any such dividend (or deemed dividend) that is expected to be treated as a dividend pursuant to Section 301(c)(1) of the Code for such year, and reasonably promptly upon request of any Holder prior to such date, a reasonable estimate thereof.

(b) The Company agrees it will not report any accruing dividends as a distribution for purposes of Section 301 of the Code unless and until such distributions are declared by the Board of Directors of the Company and paid in cash.

(c) If the Company determines that withholding of tax with respect to the Preferred Stock, the Warrants or the Warrant Shares held by any Holder is necessary, the Company shall use reasonable best efforts to notify such Holder reasonably in advance of such withholding, and provide such Holder with a reasonable opportunity to establish an exemption or other basis for reducing or eliminating such withholding tax.

(d) (i) The Company in consultation with a Big Four Accounting Firm will determine each year whether or not it is likely to become a passive foreign investment company (a “PFIC”) within the meaning of Section 1297 of the Code, and shall notify each Holder of this determination within 45 days at the end of each taxable year; (ii) the Company agrees, at the Company’s expense, to make available to any Holder, upon request, all information that it used to determine whether or not it is or is not likely to be a PFIC; (iii) upon a determination by the Company that it is likely to become a PFIC, the Company shall (A) provide to each Holder, upon request, within 45 days at the end of each taxable year, at the Company’s expense, all information reasonably available to the Company and its Affiliates to permit such Holder (or its direct or indirect owners) to (I) accurately prepare all tax returns and comply with any reporting requirements as a result of such determination, and (II) make any election (including a “qualified electing fund” election under Section 1295 of the Code) with respect to the Company and comply with any reporting or other requirements incidental to such election; (B) timely provide such Holder with a completed “PFIC Annual Information Statement” as required by Treasury Regulation Section 1.1295-1(g) in form substantially identical to Exhibit G for such year and for each year thereafter and otherwise comply with applicable Treasury Regulation requirements; and (C) with respect to any relevant Subsidiary of the Company that the Company determines is also likely to be a PFIC, provide such Holder with the information described in clause (A) and clause (B) above with respect to such Subsidiary; and (iv) the Company will promptly notify such Holder of any assertion by the IRS that it or any relevant Subsidiary is or is likely to become a PFIC.

(e) The Company shall cooperate in good faith with any Holder in connection with such Holder’s efforts to determine whether it owns or could own 10% or more (within the meaning of Section 951(b) of the Code) of the Company or any Subsidiary (any such Holder, “10% Owner”) and if any Holder is or could be a 10% Owner with respect to the Company or any Subsidiary, the Company shall determine whether it or any of its Subsidiaries is a “controlled foreign corporation” within the meaning of Section 957 of the Code (a “CFC”) as to which such 10% Owner is a “U.S. Shareholder” (as defined in Section 951(b) of the Code). If the Company determines it or any Subsidiary is a CFC as to which any Holder is a U.S. Shareholder, the Company shall (i) furnish to such Holder within 180 days following the end of each taxable year, and at the Company’s expense, all information necessary to satisfy the U.S. income tax compliance requirements of such Holder arising from its investment in the Company and relating to the Company’s or Subsidiaries’ classification as a CFC (including such Holder’s pro rata share of income includable under Sections 951 or Section 951A of the Code and any credits to which such Holder may be entitled under Section 960 of the Code), and within 75 days following the end of each taxable year, reasonable good faith best estimates thereof; (ii) if the Company becomes aware that it or any Subsidiary has become a CFC or has ceased to be a CFC, provide prompt written notice to such U.S. Shareholder; and (iii) cooperate in good faith with such Holder to minimize the amount of income includible in such Holder’s gross income under Section 951 or Section 951A of the Code arising from its investment in the Company, provided that such cooperation (x) is limited to making entity classification elections for U.S. federal income tax purposes and (y) does not result in a significant tax or other material, unreimbursed cost to the Company or any of its Subsidiaries.

(f) If the Closing occurs, the provisions of this Section 5.07 shall survive any termination of this Agreement for so long as any Purchased Shares, Warrants or Warrant Shares remain outstanding. The Holders shall be third party beneficiaries of this Section 5.07, entitled to the benefits of, and to enforce against the Company, the provisions of this Section 5.07 whether or not such Holder has executed a joinder to this Agreement. This Section 5.07 shall not be amended in any manner that adversely affects any Holder without the prior written consent of the Holders of at least a majority of the Purchased Shares or, if no Purchased Shares are outstanding, the Holders of a majority of the Warrant Shares assuming all of the Warrants have been exercised.

ARTICLE VI

INDEMNIFICATION

Section 6.01 Indemnification by the Company. The Company agrees to indemnify each Purchaser, its Affiliates and their respective Representatives (collectively, “Purchaser Related Parties”) from all costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of outside counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim (as defined below), as a result of, arising out of or in any way related to the breach of any representations, warranties or covenants of the Company contained herein; provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of the survival periods for such representations or warranties set forth in Section 8.01; provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Company shall constitute the date upon which such claim has been made. No Purchaser Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages from the Company; provided, however, that such limitation shall not prevent any Purchaser Related Party from recovering under this Section 6.01 for any such damages to the extent that such damages are in the form of diminution in value or are payable to a third party in connection with any Third-Party Claims.

Section 6.02 Indemnification by Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify the Company and its respective Representatives (collectively, “Company Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein; provided that such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties; provided, further, that no Company Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages from any Purchaser.

Section 6.03 Indemnification Procedure.

(a) A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under Sections 6.01 or 6.02 except to the extent it has been materially prejudiced by such failure.

(b) Promptly after receipt by an indemnified party under this Article VI of notice of any claim or the commencement of any action, suit or proceeding by a third-party that the indemnified party believes in good faith is an indemnifiable claim under this Agreement (each, a “Third-Party Claim”), the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Article VI, notify the indemnifying party in writing of such Third-Party Claim; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under Sections 6.01 or 6.02 except to the extent it has been materially prejudiced by such failure. If any such Third-Party Claim shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such Third-Party Claim, and so long as the indemnifying party pursues the same diligently and in good faith, the indemnifying party shall not be liable to the indemnified party under this Article VI for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ one separate counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any Third-Party Claim in respect of which indemnity may be sought under this Article VI if (a) the indemnified party and the indemnifying party shall have so mutually agreed; (b) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (c) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded, based on advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (d) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Third-Party Claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such Third-Party Claim) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such Third-Party Claim and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent, but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. The remedies set forth in this Article VI are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

ARTICLE VII

TERMINATION

Section 7.01 Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated prior to the Closing:

(a) by mutual written agreement of the Company and the Purchasers representing a majority of the Purchased Shares;

(b) by the Company or the Purchasers representing a majority of the Purchased Shares with respect to itself or themselves, as applicable, upon written notice to the other party in the event that the Closing shall not have occurred on or before December 31, 2018; provided, however that the right to terminate this Agreement pursuant to this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligations under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c) by either the Company or the Purchasers representing a majority of the Purchased Shares if a United States court of competent jurisdiction shall permanently enjoin the consummation of the purchase and sale of the Purchased Shares and such injunction shall be final and non-appealable;

(d) by notice given by the Company to the Purchasers if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Purchasers in this Agreement such that the conditions in Section 2.06(a) or Section 2.06(b) would not be satisfied and which have not been cured by the Purchasers within 10 days after receipt by the Purchasers of written notice from the Company requesting such inaccuracies or breaches to be cured; or

(e) by notice given by the Purchasers representing a majority of the Purchased Shares to the Company, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Company in this Agreement such that the conditions in Section 2.05(a) or Section 2.05(b) would not be satisfied and which have not been cured by the Company within 10 days after receipt by the Company of written notice from the Purchasers requesting such inaccuracies or breaches to be cured.

Section 7.02 Effect of Termination. In the event that this Agreement is terminated pursuant to Section 7.01, no party (or any of its Affiliates) shall have any liability or obligation to any other party (or any of its Affiliates) under or in respect of this Agreement, except (a) to the extent of any liability arising from any breach by such party of its obligations of this Agreement arising prior to such termination, (b) in the case of termination pursuant to Section 7.01(d), to the extent of such Purchaser’s indemnification obligations under Section 6.02, (c) in the case of termination pursuant to Section 7.01(e), to the extent of the Company’s indemnification obligations under Section 6.01 and (d) to the extent of any fraud or intentional or willful breach of this Agreement. In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, in each case, except (x) as set forth in the preceding sentence and Section 5.05 and (y) that this Article VII shall survive the termination of this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Survival of Representations and Warranties. The representations and warranties set forth in Sections 3.01, 3.02, 3.04, 3.06, 3.07, and 3.28 shall survive indefinitely, and all other representations and warranties set forth herein shall survive for a period of 18 months following the Closing Date regardless of any investigation made by or on behalf of the Company or any Purchaser.

Section 8.02 Notices and Communications. Any notice or communication by the Company, on the one hand, or any of the Purchasers, on the other hand, to the other shall be in writing and shall be deemed to have been duly given and received (a) when delivered in person, (b) when actually received when mailed by first class mail, postage prepaid, (c) when actually received by overnight delivery by a nationally recognized courier service, or (d) when receipt has been acknowledged when sent via electronic mail “email”). In each case the notice or communication shall be addressed as follows:

(a)	if to the Purchasers:

West Street Capital Partners VII Offshore Investments, L.P.

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Attn: Chris Crampton

With a copy to

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Attn: David Thomas, General Counsel, Merchant Banking Division

with copies (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, TX 77002

Attention:	Caroline Blitzer Phillips
Shamus Crosby
Email:	cphillips@velaw.com
scrosby@velaw.com

(b)	if to the Company:

McDermott International, Inc.

757 N. Eldridge Parkway

Houston, TX 77079

Attention:	John Freeman
Email:	jfreeman@mcdermott.com

with copies (which shall not constitute notice) to:

Baker Botts L.L.P.

910 Louisiana Street

Houston, TX 77002

Attention:	Ted W. Paris
James H. Mayor
Email:	ted.paris@bakerbotts.com
james.mayor@bakerbotts.com

or to such other address as the Company or any such Purchaser may designate in writing by notice delivered to the other in accordance with this Section 8.02.

Section 8.03 Entire Agreement. This Agreement, the other Operative Documents and the other agreements and documents referred to herein and therein are intended by the parties hereto as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or in the other Operative Documents, with respect to the rights granted by the Company or any of its Affiliates or any Purchaser or any of its Affiliates set forth herein or therein. This Agreement, the other Operative Documents and the other agreements and documents referred to herein or therein supersede all prior written or oral agreements and understandings among the parties hereto and thereto with respect to such subject matter.

Section 8.04 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the parties hereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by a party from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.

Section 8.05 Binding Effect; Benefits of This Agreement. This Agreement shall be binding upon the Company, the Purchasers and their respective successors and permitted assigns (in accordance with Section 5.02). Except as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any other Person any legal or equitable right, remedy or claim of any nature whatsoever under or by reason of this Agreement. Notwithstanding anything to the contrary in this Agreement, prior to the Closing any Purchaser may assign all or part of its rights and obligations under this Agreement to one or more Permitted Transferees, but only if the transferee agrees in writing prior to such Transfer for the express benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the transferor’s obligations hereunder (including Section 5.04).

Section 8.06 Governing Law; Jurisdiction and Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to any principles of conflicts of laws thereof that would result in the application of the laws of any other jurisdiction, except to the extent that the New York conflicts of laws principles would apply applicable Laws of the Republic of Panama to internal matters relating to corporations organized thereunder). The Company and each Purchaser hereby irrevocably and unconditionally:

(a) submits for itself in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America, in each case located within the Southern District of New York, and appellate courts thereof;

(b) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth herein or at such other address of which the other party shall have been notified pursuant hereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by applicable Law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (a) are not available despite the intentions of the parties hereto;

(e) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by applicable Law;

(f) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by applicable Law; and

(g) IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT.

Section 8.07 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such party, in addition to and without limiting any other remedy or right it may have, shall have the right to seek an injunction or other equitable relief in a court of competent jurisdiction in accordance with Section 8.06, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto, to the extent permitted by applicable Law, hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude any such party from pursuing any other rights and remedies at law or in equity that such party may have.

Section 8.08 Severability. Any provision of this Agreement or any of the other Operative Documents that is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 8.09 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or .pdf attachment to electronic mail shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 8.10 Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 8.11 No Presumption. If any claim is made by a party hereto relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 8.12 Obligations Limited to Parties to This Agreement. Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than the Purchasers, their respective permitted assignees and the Company shall have any obligation hereunder and that, notwithstanding that one or more of such Purchasers, assignees or the Company may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of any Purchaser hereunder.

Section 8.13 Confidentiality. Notwithstanding anything herein to the contrary, to the extent that any Purchaser has executed or is otherwise bound by a confidentiality agreement in favor of the Company, such Purchaser shall continue to be bound by such confidentiality agreement in accordance with the terms thereof.

(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

MCDERMOTT INTERNATIONAL, INC.

By:	/s/ Stuart A. Spence
Name: Stuart A. Spence
Title: Executive Vice President and
Chief Financial Officer

Signature Page to Securities Purchase Agreement

WEST STREET CAPITAL PARTNERS VII OFFSHORE INVESTMENTS, L.P.

By: Goldman Sachs & Co. LLC, Duly Authorized Agent of the General Partner

By:	/s/ Chris Crampton
Name: Chris Crampton
Title: Managing Director

Signature Page to Securities Purchase Agreement

Schedule A – List of Purchasers and Purchase Prices

Purchaser	Shares	Purchase Price
West Street Capital Partners VII Offshore Investments, L.P.	300,000	$289,500,000

Total	300,000	$289,500,000

Schedule A to Securities Purchase Agreement

Schedule 1.02(h) – Knowledge Parties

1.	David Dickson

2.	Samik Mukherjee

3.	Stuart Spence

4.	John Freeman

5.	Daniel McCarthy

6.	Stephen Allen

7.	Brian McLaughlin

8.	Neil Gunnion

9.	Richard Heo

10.	Linh Austin

11.	Tareq Kawash

12.	Ian Prescott

13.	Scott Munro

Schedule 1.02(h) to Securities Purchase Agreement

Exhibit A – Form of Warrant Agreement

MCDERMOTT INTERNATIONAL, INC.

(as Issuer)

and

Computershare Inc. and Computershare Trust Company, N.A.

(as Warrant Agent)

Warrant Agreement

Dated as of November [    ], 2018

Warrants Exercisable for

Shares of Common Stock

i

EXHIBITS

Exhibit A    Form of Series A Warrant

Exhibit B    Restricted Legend

Exhibit C    Rule 144A Certificate

Exhibit D    Accredited Investor Certificate

ii

WARRANT AGREEMENT, dated as of November [    ], 2018, among McDermott International, Inc., a corporation organized under the laws of the Republic of Panama (as further defined below, the “Company”), and Computershare Inc., a Delaware corporation (“Computershare”), and its wholly owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company (collectively, the “Warrant Agent”).

WHEREAS, the Company proposes to issue Series A warrants (the “Warrants”), that upon exercise may be settled solely for shares of Common Stock (as defined herein) (the Common Stock issuable on exercise of the Warrants being referred to herein as the “Warrant Shares”) or, at the option of the Company, via net share settlement, to certain third-party purchasers; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act in connection with the issuance of the Warrants and other matters as provided herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms shall have the following respective meanings.

“act” has the meaning set forth in Section 8.01.

“Accredited Investor Certificate” means a certificate substantially in the form of Exhibit D hereto.

“Affiliate” has the meaning assigned to such term, as of the date hereof, in Rule 405 under the Securities Act.

“Agent” means any Registrar or Countersignature Agent as the context so requires.

“Agreement” means this Warrant Agreement, as amended or supplemented from time to time.

“Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Company, as amended or modified.

“Average VWAP” per share over any specified period means the arithmetic average of the VWAP per share for each Trading Day in such period.

“Board of Directors” means the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

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“Business Combination” means a merger, consolidation, business combination or similar transaction of the Company with another Person.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by law or other governmental action to close.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively; and

(4)

any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Certificate of Designation” means the Certificate of Designation of 12% Redeemable Preferred Stock of the Company, dated as of November [•], 2018.

“Closing Sale Price” per share of the Common Stock means, as of any date, the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported (1) on the principal National Securities Exchange on which the Common Stock is traded, (2) if the Common Stock is not listed on a National Securities Exchange, on the principal regional securities exchange, or (3) if the Common Stock is not listed on a National Securities Exchange or regional securities exchange, in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a quotation, the Closing Sale Price shall be an amount determined by the Board of Directors to be the fair market value of a share of Common Stock.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock, par value $1.00 per share, of the Company or any other Capital Stock of the Company into which such common stock shall be reclassified or changed.

“Company” means McDermott International, Inc., a corporation organized under the laws of the Republic of Panama, or any successor to the Company.

“Computershare” has the meaning assigned to such term in the recitals to this Agreement.

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“Corporate Trust Office” means the office of the Warrant Agent designated for the purposes contemplated hereunder, which at the Issue Date is located at [250 Royall Street, Canton, MA 02021].

“Countersignature Agent” refers to a Person engaged to countersign the Warrants in the stead of the Warrant Agent.

“Ex-Date” means, when used with respect to any issuance of or distribution in respect of the Common Stock or any other securities, the first date on which the Common Stock or such other securities trade without the right to receive such issuance or distribution.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exercise Notice” has the meaning assigned to such term in Section 4.01(b).

“Exercise Price” means the exercise price for the Warrants as set forth on Exhibit A, subject to adjustment pursuant to Section 6.01.

“Expiration Time” has the meaning assigned to such term in Section 4.01(a).

“Full Share Settlement” has the meaning assigned to such term in Section 4.01(b).

“Full Share Settlement Election” has the meaning assigned to such term in Section 4.01(b).

“Funds” has the meaning assigned to such term in Section 8.14.

“GAAP” means accounting principles generally accepted in the United States.

“Holder” means the registered holder of any Warrant.

“HSR Act” has the meaning assigned to such term in Section 5.06.

“Industry Competitor” means a company engaged primarily in providing engineering, procurement and construction services to the energy industry or any holding company thereof or its Subsidiaries; provided, however, that for the avoidance of doubt, a private equity fund, financial institution, asset management firm or similar firm shall not be considered an “Industry Competitor” but any of its portfolio companies that are engaged primarily in providing engineering, procurement and construction services to the energy industry would be considered an “Industry Competitor.”

“Issue Date” means the date on which the Warrants are originally issued under this Agreement.

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“Market Value” means, the Average VWAP during a five consecutive Trading Day period ending on the Trading Day immediately prior to the date of determination, as reported (1) on the principal National Securities Exchange on which the Common Stock is traded, (2) if the Common Stock is not listed on a National Securities Exchange, on the principal regional securities exchange, or (3) if the Common Stock is not listed on a National Securities Exchange or regional securities exchange, in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a listing or reporting, the Market Value shall be an amount determined by the Board of Directors.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act.

“Net Share Settlement” has the meaning assigned to such term in Section 4.01(b).

“Net Share Settlement Election” has the meaning assigned to such term in Section 4.01(b).

“Officer” means any of the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer and the General Counsel of the Company.

“Officers’ Certificate” means a certificate signed by two Officers, and delivered to the Warrant Agent, that meets the requirements set forth herein.

“Opinion of Counsel” means a written opinion of counsel who shall be reasonably acceptable to the Warrant Agent that meets the requirements set forth herein.

“Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (i) any tender offer or exchange offer directed to all of the holders of Common Stock subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other tender offer available to substantially all holders of Common Stock, in the case of both (i) and (ii), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while the Warrants are outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of purchase with respect to any Pro Rata Purchase.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Purchase Agreement” means the Preferred Stock Purchase Agreement, dated October 30, 2018, entered into by and among the Company and the purchasers party thereto.

“Register” means the register established by the Warrant Agent pursuant to Section 3.08.

“Registrar” means a Person engaged to maintain the Register.

“Restricted Legend” means the legend set forth in Exhibit B.

“Rule 144” means Rule 144 promulgated under the Securities Act.

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“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means a certificate substantially in the form of Exhibit C hereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other National Securities Exchange or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a National Securities Exchange or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, “Trading Day” shall mean a Business Day.

“Transfer Agent” has the meaning assigned to such term in Section 5.04(b).

“Trigger Event” has the meaning assigned to such term in Section 6.01(a)(viii).

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “MDR <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose.

“Warrant Agent” means the party named as such in the first paragraph of this Agreement or any successor warrant agent under this Agreement pursuant to Article VII.

“Warrant Shares” has the meaning assigned to such term in the recitals to this Agreement.

“Warrants” has the meaning assigned to such term in the recitals to this Agreement.

Section 1.02 Rules of Construction. Unless the context otherwise requires, as used in this Agreement:

(a) a defined term has the meaning assigned to it for all purposes of this Agreement, regardless of where it is defined herein;

(b) all accounting terms not otherwise defined shall have the respective meanings assigned to them under GAAP;

(c) “or” is not exclusive but shall be used in the inclusive sense of “and/or”;

(d) defined terms and other words used in the singular shall be deemed to include the plural, and vice versa;

5

(e) The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement;

(f) when the words “include,” “includes” or “including” are used herein, they shall be deemed to be followed by the phrase “without limitation”;

(g) unless expressly qualified otherwise (e.g., by “Business” or “Trading”), all references to “days” are deemed to be references to calendar days;

(h) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Agreement unless otherwise indicated; and

(i) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended, supplemented or modified from time to time (or to successor statutes and regulations).

ARTICLE II

APPOINTMENT OF WARRANT AGENT

Section 2.01 Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company with respect to the Warrants in accordance with the instructions set forth hereinafter in this Agreement and the Warrant Agent hereby accepts such appointment and shall perform the same in accordance with the express terms and conditions set forth in this Agreement.

ARTICLE III

THE WARRANTS

Section 3.01 Form and Dating; Legends. The Warrants will be categorized as Series A Warrants and, if certificated, will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Warrants attached as Exhibit A constitute, and are hereby expressly made, a part of this Agreement. The Warrants may have notations, legends or endorsements required by law, rules of or agreements with National Securities Exchanges to which the Company is subject, or usage. Each Warrant will be dated the date of its countersignature.

(a) Except as otherwise provided in Section 3.01(c) or Section 3.09, each Warrant will bear the Restricted Legend.

(b) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Warrant is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need to satisfy current information or other requirements therein and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Warrant are effected in compliance with the Securities Act, the Company may instruct the Warrant Agent in writing to cancel the Warrant and issue to the Holder thereof (or to its transferee) a new Warrant of like tenor, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Warrant Agent will comply with such instruction.

6

(c) By its acceptance of any Warrant bearing the Restricted Legend, each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Warrant set forth in this Agreement and in the Restricted Legend and agrees that it will transfer such Warrant only in accordance with this Agreement and such legend.

Section 3.02 Execution and Countersignature. (a) An Officer shall execute the Warrants for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Warrant no longer holds that office after the time the Warrant is countersigned, the Warrant will still be valid.

(b) A Warrant will not be valid until the Warrant Agent countersigns the Warrant, by manual or facsimile signature, and the signature shall be conclusive evidence that the Warrant has been countersigned under this Agreement. At any time and from time to time after the execution and delivery of this Agreement, the Company may deliver Warrants executed by the Company to the Warrant Agent for countersignature. The Warrant Agent will countersign and deliver Warrants for original issue after receipt by the Warrant Agent of an Officers’ Certificate specifying (i) the number of Warrants to be countersigned and the date on which the Warrants are to be countersigned and (ii) other information the Company may determine to include or the Warrant Agent may reasonably request.

Section 3.03 Warrant Registrar and Countersignature Agent. The Company may appoint one or more Registrars, and the Warrant Agent may appoint a Countersignature Agent, in which case each reference in this Agreement to the Warrant Agent in respect of the obligations of the Warrant Agent to be performed by that Countersignature Agent will be deemed to be references to the Countersignature Agent. The Company may act as Registrar. In each case the Company and the Warrant Agent will enter into an appropriate agreement with the Countersignature Agent implementing the provisions of this Agreement relating to the obligations of the Warrant Agent to be performed by the Countersignature Agent and the related rights. The Company initially appoints the Warrant Agent as Registrar.

Section 3.04 Replacement Warrants. The Warrant Agent shall issue replacement Warrants in a form mutually agreed to by the Warrant Agent and the Company for those certificates alleged to have been lost, stolen or destroyed, upon receipt by Warrant Agent and the Company of (i) evidence reasonably satisfactory to the Warrant Agent of such loss, theft or destruction of such Warrants, and (ii) indemnity reasonably satisfactory to the Warrant Agent, which indemnity shall include an open penalty surety bond reasonably satisfactory to the Warrant Agent (unless waived by the Warrant Agent) and holding it and Company harmless, absent notice to Warrant Agent that such certificates have been acquired by a bona fide purchaser. The Warrant Agent may, at its option, issue replacement Warrants for mutilated certificates upon presentation thereof without such indemnity. The Company may charge the Holder for the expenses of the Company and the Warrant Agent in replacing a Warrant.

Section 3.05 Outstanding Warrants. Warrants outstanding at any time are all Warrants that have been countersigned by the Warrant Agent except for:

(i) Warrants canceled by the Warrant Agent or Company or delivered to the Warrant Agent for cancellation;

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(ii) Warrants exercised by the Holder thereof; and

(iii) any Warrant which has been replaced pursuant to Section 3.04 unless and until the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant is held by a bona fide purchaser, in which case the replacement Warrant issued pursuant to Section 3.04 shall be automatically canceled.

Section 3.06 Cancellation. Notwithstanding any Warrants cancelled in accordance with Section 4.01, the Company will promptly deliver to the Warrant Agent for cancellation any Warrants previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Warrant Agent for cancellation any Warrants previously countersigned hereunder which the Company has not issued and sold. Any Registrar will forward to the Warrant Agent any Warrants surrendered to it for transfer or exchange. The Warrant Agent will cancel all Warrants surrendered for transfer, exchange or cancellation and dispose of them in accordance with its normal procedures. Certification of the cancellation of all canceled Warrants shall be delivered to the Company upon written request. The Company may not issue new Warrants to replace Warrants that have been exercised or delivered to the Warrant Agent for cancellation.

Section 3.07 CUSIP Numbers. The Company in issuing the Warrants shall obtain and use “CUSIP” numbers for the Warrants and the Warrant Agent will use such CUSIP numbers in notices as a convenience to Holders, with any such notice stating that no representation is made as to the correctness of such numbers either as printed on the Warrants or as contained in any notice to any Holder. The Company will promptly notify the Warrant Agent and Holders in writing of any change in such CUSIP numbers.

Section 3.08 Registration, Transfer and Exchange. (a) The Company shall cause the Registrar to maintain a register (the “Register”) for registering the record ownership of the Warrants by the Holders and transfers and exchanges of the Warrants. Each Warrant will be registered in the name of the Holder thereof or its nominee.

(b) Subject to Section 3.09 hereof, a Holder may transfer a Warrant to another Person or exchange a Warrant for another Warrant by presenting to the Registrar a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by this Agreement together with a certification from such Holder that such transfer is in compliance with Section 5.02 of the Purchase Agreement. The Registrar will promptly register any transfer or exchange that meets the requirements of this Section 3.08 by noting the same in the Register maintained by the Registrar for such purpose; provided that no transfer or exchange will be effective until it is registered in the Register. Prior to the registration of any transfer, the Company, the Warrant Agent and their agents will treat the Person in whose name the Warrant is registered as the owner and Holder thereof for all purposes, and will not be affected by notice to the contrary.

From time to time the Company will execute and the Warrant Agent will countersign additional Warrants as necessary in order to permit the registration of a transfer or exchange in accordance with this Section. All Warrants issued upon transfer or exchange shall be the duly authorized, executed and delivered Warrants of the Company entitled to the benefits of this Agreement.

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No service charge will be imposed solely in connection with any transfer or exchange of any Warrant, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

A party requesting transfer of Warrants or other securities must provide any evidence of authority that may be required by the Warrant Agent, including a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.

(c) Subject to compliance with Section 3.09(b), if a Warrant is transferred or exchanged for another Warrant, the Warrant Agent will (i) cancel the Warrant being transferred or exchanged, (ii) deliver one or more new Warrants which (in the aggregate) reflect the amount equal to the amount of Warrants being transferred or exchanged to the transferee (in the case of a transfer) or the Holder of the canceled Warrant (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (iii) if such transfer or exchange involves less than the entire amount of the canceled Warrant, deliver to the Holder thereof one or more Warrants which (in the aggregate) reflect the amount of the untransferred or unexchanged portion of the canceled Warrant, registered in the name of the Holder thereof.

Section 3.09 Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Warrant may only be made in accordance with this Section 3.09 and Section 3.08; provided that no such transfer or exchange shall be made to an Industry Competitor. The Registrar shall refuse to register any requested transfer or exchange that does not comply with the immediately preceding sentence; however, unless and until the Company provides the Warrant Agent and Registrar with written notice that a proposed transferee is an Industry Competitor, the Warrant Agent and Registrar shall have no obligation under this Agreement to confirm or verify whether a proposed transferee is an Industry Competitor. Subject to Section 3.09(b), the Person requesting the transfer or exchange must deliver or cause to be delivered to the Warrant Agent a duly completed Rule 144A Certificate or Accredited Investor Certificate and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with this Section 3.09 and the applicable provisions of the Securities Act and any applicable securities laws of any state of the United States.

(b) No Rule 144A Certificate, Accredited Investor Certificate or other certification and evidence is required in connection with any transfer or exchange of any Warrant (or a beneficial interest therein) after such Warrant is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need to satisfy current information or other requirements therein; provided that the Company and Registrar may require from any Person requesting a transfer or exchange in reliance upon this paragraph any other reasonable certifications and evidence in connection with such resale. Any Warrant delivered in reliance upon this paragraph will not bear the Restricted Legend.

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(c) The Registrar will retain electronic copies of all certificates and other documents received in connection with the transfer or exchange of a Warrant, and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Registrar.

(d) Notwithstanding anything to the contrary contained in this Agreement or in the Certificate of Designation, the number of shares of Common Stock that may be issued under the Warrants and the 12% Redeemable Preferred Stock of the Company for any reason shall not exceed the maximum number of shares of Common Stock which the Company may issue without stockholder approval under the stockholder approval rules of the New York Stock Exchange or any other National Securities Exchange on which the shares of Common Stock are then listed, including New York Stock Exchange Listing Rule 312.03, unless the requisite stockholder approval has been obtained. The foregoing restriction shall continue notwithstanding any failure of the Common Stock to continue to be listed on the New York Stock Exchange or any other National Securities Exchange on which the shares of Common Stock are then listed.

ARTICLE IV

SEPARATION OF WARRANTS; TERMS OF WARRANTS;

EXERCISE OF WARRANTS

Section 4.01 Terms of Warrants; Exercise of Warrants.

(a) Subject to the terms of this Agreement, a Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part during the period commencing at the earlier of (i) any Change of Control (as defined in the Certificate of Designation) or the commencement of proceedings for the voluntary or involuntary dissolution, liquidation or winding up of the Company and (ii) opening of business on November [•], 2019 and until 5:00 p.m., New York City time, on November [•], 2028 (the “Expiration Time”), and shall entitle the Holder thereof to receive Warrant Shares from the Company. No adjustments as to dividends will be made upon exercise of the Warrants. Each Warrant not exercised prior to the Expiration Time shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. The Company shall notify the Warrant Agent in writing upon the occurrence of either of the events described in this Section 4.01(a)(i), and until such written notice is received by the Warrant Agent, the Warrant Agent may presume conclusively for all purposes that neither of the events described in this Section 4.01(a)(i) has occurred.

(b) In order to exercise all or any of the Warrants, the Holder thereof must deliver to the Company (i) such Warrants and (ii) the form of election to exercise on the reverse thereof duly filled in and signed (the “Exercise Notice”). Following its receipt of any Exercise Notice, the Company will promptly (and in any event, within two Business Days) provide written notice to the Warrant Agent whether (A) the Company elects (a “Net Share Settlement Election”) to have the exercise of Warrants set forth in the Exercise Notice (the “Warrant Exercise”) net share settled pursuant to the procedures set forth in Section 4.01(c) (a “Net Share Settlement”) or (B) the Company elects (a “Full Share Settlement Election”) to have the Warrant Exercise settled solely in shares of Common Stock pursuant to the procedures set forth in Section 4.01(d) (a “Full Share Settlement”). If the Company shall not have provided such a notice to the Warrant Agent by 5:00 p.m., New York City time, on the second Business Day following the Company’s receipt of any such Exercise Notice, the Company will be deemed to have made a Full Share Settlement Election with respect to the Warrants to which such Exercise Notice relates, as of such time.

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(c) If the Company makes a Net Share Settlement Election pursuant to Section 4.01(b) with respect to the Warrant Exercise, then the Warrant Exercise shall be “net share settled” whereupon the Warrant will be converted into shares of Common Stock pursuant to a cashless exercise, after which the Company will issue to the Holder the Warrant Shares equal to the result obtained by (i) subtracting B from A, (ii) dividing the result by A, and (iii) multiplying the difference by C as set forth in the following equation:

X = ((A - B)/A) x C

where:

X =	the Warrant Shares issuable upon exercise pursuant to this paragraph (c).

A =	the Market Value as of the date on which the Holder delivers the applicable Exercise Notice.

B =	the Exercise Price.

C =	with respect to the Warrant then being exercised, the number of shares of Common Stock for which such Warrant is exercisable, prior to the Net Share Settlement procedures pursuant to this paragraph (c).

If the foregoing calculation results in a negative number, then no shares of Common Stock shall be issued upon exercise pursuant to this paragraph (c). The Company shall calculate and transmit to the Warrant Agent, and the Warrant Agent shall have no obligation under this Agreement to make, any calculations in respect of any Net Share Settlements. The number of Warrant Shares to be issued on such Net Share Settlement will be determined by the Company (with written notice thereof to the Warrant Agent) using the formula set forth in this Section 4.01(c). The Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company’s determination of the number of Warrant Shares to be issued on such exercise, pursuant to this Section 4.01(c) is accurate or correct.

(d) If a Full Share Settlement Election is made pursuant to Section 4.01(b) with respect to a Warrant Exercise, then within one Business Day following the date of the Full Share Settlement Election, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares issuable as to which the Warrant was so exercised in cash or via wire transfer of immediately available funds.

(e) Upon compliance with the provisions set forth above, the Company shall promptly deliver or cause to be delivered, to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of whole Warrant Shares issuable upon the exercise of such Warrants or other securities or property to which such Holder is entitled, together with cash in lieu of fractional shares as provided in Section 6.02. Such certificate or certificates or other securities or property shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a holder of record

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of such Warrant Shares or other securities or property, as of the date of the surrender of such Warrants, notwithstanding that the stock transfer books of the Company shall then be closed or the certificates or other securities or property have not been delivered. If applicable, the Company shall provide to Computershare an initial funding of one thousand dollars ($1,000) for the purpose of issuing cash in lieu of fractional shares. From time to time thereafter, Computershare may request additional funding to cover fractional payments. Computershare shall have no obligation to make fractional payments unless the Company shall have provided the necessary funds to pay in full all amounts due and payable with respect thereto.

(f) If less than all the Warrants represented by a Warrant certificate are exercised, such Warrant certificate shall be surrendered and a new Warrant certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign the new Warrant certificate, registered in such name or names as may be directed in writing by the Holder, and shall deliver the new Warrant certificate to the Person or Persons entitled to receive the same.

(g) All Warrant certificates surrendered upon exercise of Warrants shall be canceled by the Company. Such canceled Warrant certificates shall then be disposed of by the Company in accordance with its standard procedures. The Company shall promptly notify the Warrant Agent in writing of any exercise of Warrants, and to the extent that less than all the Warrants represented by a Warrant certificate are exercised, the Company shall notify the Warrant Agent in writing of such exercise of Warrants concurrently with the delivery of the executed Warrant certificate as provided in Section 4.01(f).

(h) The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office upon reasonable notice to the Warrant Agent by the Holders. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may reasonably request.

(i) Certificates, if any, representing Warrant Shares shall bear a Restricted Legend (with all references to Warrants therein replaced by references to Common Stock, and with such changes thereto as the Company may deem appropriate) if (i) the Warrants for which they were issued carried a Restricted Legend or (ii) the Warrant Shares are issued in a transaction exempt from registration under the Securities Act (other than the exemption provided by Section 3(a)(9) of the Securities Act), in each case until and unless the circumstances set forth in Section 3.01(c) apply to such Shares, and any transfers thereof shall comply with the Restricted Legend.

(j) Notwithstanding anything to the contrary herein, (i) unless otherwise agreed by the Company and the Holder, the Warrant Shares shall be in uncertificated, book-entry form as permitted by the by-laws of the Company and the laws of the Republic of Panama, and (ii) delivery of Warrant Shares upon exercise of a Warrant shall be made to the applicable Holder through the facilities of The Depository Trust Company as directed by such Holder unless such Holder shall otherwise instruct.

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(k) If a Holder elects to partially exercise a Warrant, the number of Warrant Shares deliverable upon such partial exercise (before giving effect to any Net Share Settlement with respect thereto) must be not less than 50,000 Warrant Shares.

Section 4.02 Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of a Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

Section 4.03 Opinion of Counsel. The Company shall provide one or more Opinions of Counsel prior to the issuance of Warrants to set up a reserve of warrants and related Common Stock. The opinions shall, taken together, state that all warrants or Common Stock, as applicable, are: (i) registered under the Securities Act, as amended, or are exempt from such registration, and all appropriate state securities law filings have been made with respect to the warrants or shares; and (ii) validly issued, fully paid and non-assessable.

Section 4.04 Cost Basis Information.

(a) In the event of a Full Share Settlement, the Company shall instruct the Warrant Agent to record cost basis for newly issued Warrant Shares issued pursuant to a Full Share Settlement in a manner reasonably determined by the Company to be subsequently communicated by the Company to the Warrant Agent.

(b) In the event of a Net Share Settlement, the Company shall provide cost basis for Warrant Shares issued pursuant to a Net Share Settlement at the time the Company confirms the number of Warrant Shares issuable in connection with the Net Share Settlement to the Warrant Agent.

ARTICLE V

COVENANTS OF THE COMPANY

Section 5.01 Maintenance of Office or Agency. The Company will maintain in the United States an office or agency where Warrants may be surrendered for registration of transfer or exchange or for presentation for exercise. The Company hereby initially designates the Corporate Trust Office of the Warrant Agent as such office of the Company. The Company will give prompt written notice to the Warrant Agent of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Warrant Agent with the address thereof, such presentations and surrenders may be made or served to the Warrant Agent.

The Company may also from time to time designate one or more other offices or agencies where the Warrants may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Warrant Agent of any such designation or rescission and of any change in the location of any such other office or agency.

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Section 5.02 Payment of Taxes. The Company will pay all documentary, stamp or similar issue or transfer taxes in respect of the issuance or delivery of Warrant Shares upon the exercise of Warrants; provided that the exercising Holder shall be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrants or any Warrant Shares in a name other than that of the registered holder of a Warrant surrendered upon exercise, and the Company and the Warrant Agent shall not be required to issue or deliver such Warrant unless or until the exercising Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company and the Warrant Agent that such tax has been paid.

Section 5.03 Rule 144A(d)(4) Information. For so long as any of the Warrants or Warrant Shares remain outstanding and constitute “restricted securities” under Rule 144, the Company will make available upon request to any prospective purchaser of the Warrants or Warrant Shares or beneficial owner of Warrants or Warrants Shares in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act; provided that such information shall be deemed conclusively to be made available pursuant to this Section 5.03 if the Company has filed such information with the Commission via its Electronic Data Gathering, Analysis and Retrieval System (or any successor electronic system maintained by the Commission) and such information is publicly available on such system.

Section 5.04 Reservation of Warrant Shares. The Company will reserve and keep available for issuance and delivery such number of its authorized but unissued shares of Common Stock or other securities of the Company as will from time to time be sufficient to permit the exercise in full of all outstanding Warrants, which shares or securities will, when issued, be free and clear of all liens, security interests, charges and other encumbrances and free and clear of all preemptive rights.

The Company will authorize and direct the transfer agent for the Common Stock (the “Transfer Agent”) and every subsequent transfer agent for any securities of the Company issuable upon the exercise of the Warrants to reserve such number of authorized securities as shall be required for such purpose. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Sections 4.01(e) and 6.02. The Company will furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 6.01(d).

Section 5.05 Listing. The Company shall use commercially reasonable efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on the New York Stock Exchange or the principal securities exchange on which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise. The Company shall take all such actions as may be necessary to ensure that all Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise.

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Section 5.06 HSR Act. If the Company or any Holder of Warrants determines, after consultation with the other, that a filing is required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), solely in connection with the exercise of Warrants hereunder, then the Company, on the one hand, and such Holder of Warrants, on the other hand, shall (A) as promptly as practicable make, or cause to be made, all filings and submissions required under the HSR Act with respect to the exercise of such Warrants and (B) use their commercially reasonable efforts to obtain, or cause to be obtained, consent in respect of such filings and submissions (or the termination or expiration of the applicable waiting period, as applicable) as soon as possible thereafter.

ARTICLE VI

ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF

WARRANT SHARES ISSUABLE

Section 6.01 Adjustment to Number of Warrant Shares. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 6.01.

In the event that, at any time as a result of the provisions of this Section 6.01, the Holders of the Warrants shall become entitled upon subsequent exercise to receive any shares of Capital Stock of the Company other than Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

(a) Adjustments for Change in Capital Stock.

(i) If the Company pays a dividend (or other distribution) in shares of Common Stock to all holders of the Common Stock, then the Exercise Price in effect immediately following the record date for such dividend (or distribution) shall be divided by the following fraction:

OS1

OS0

where

OS0 =	the number of shares of Common Stock outstanding immediately prior to the record date for such dividend or distribution; and

OS1 =	the sum of (A) the number of shares of Common Stock outstanding immediately prior to the record date for such dividend or distribution and (B) the total number of shares of Common Stock constituting such dividend.

In any such event, the number of Warrant Shares issuable upon exercise of each Warrant at the time of the record date for such dividend or distribution shall be proportionately adjusted so that the Holder, after such date, shall be entitled to purchase the number of shares of Common Stock that such Holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to the Warrant after such date had the Warrant been exercised immediately prior to such date.

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(ii) If the Company issues to all holders of shares of the Common Stock rights, options or warrants entitling them, for a period of not more than 60 days from the date of issuance of such rights, options or warrants, to subscribe for or purchase shares of Common Stock at less than the Market Value determined on the Ex-Date for such issuance, then the Exercise Price in effect immediately following the close of business on the Ex-Date for such issuance shall be divided by the following fraction:

OS0 + X

OS0 + Y

where

OS0 =	the number of shares of Common Stock outstanding at the close of business on the record date for such issuance;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Market Value determined as of the last trading day preceding the date of the agreement on pricing such rights, options or warrants.

In any such event, the number of Warrant Shares issuable upon the exercise of each Warrant immediately prior to the date of the agreement on pricing of such rights, options or warrants (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (i) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of additional shares of Common Stock issuable in connection with such rights, options or warrants and (ii) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of shares of Common Stock that the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issuable in connection with such rights, options or warrants would purchase at the Market Value on the last trading day preceding the date of the agreement on pricing such rights, options or warrants.

To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Exercise Price and the number of Warrant Shares shall be readjusted to the Exercise Price and the number of Warrant Shares that would have then been in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Exercise Price and the number of Warrant Shares shall not be adjusted until such triggering events occur. In determining the aggregate offering price payable for such shares of Common Stock, the conversion agent shall take into account any consideration received for such rights, options or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors).

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(iii) If the Company subdivides, combines or reclassifies the shares of Common Stock into a greater or lesser number of shares of Common Stock, then the Exercise Price in effect immediately following the effective date of such share subdivision, combination or reclassification shall be divided by the following fraction:

OS1

OS0

where

OS0 =	the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, combination or reclassification; and

OS1 =	the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, combination or reclassification (after giving effect thereto).

In any such event, the number of Warrant Shares issuable upon exercise of each Warrant at the time of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the Holder, after such date, shall be entitled to purchase the number of shares of Common Stock that such Holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to the Warrant after such date had the Warrant been exercised immediately prior to such date.

(iv) If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of Capital Stock (other than Common Stock) or other assets (including cash or securities, but excluding any dividend or distribution referred to in clause (i) above; any rights or warrants referred to in clause (ii) above; and any dividend of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Exercise Price in effect immediately following the close of business on the record date for such distribution shall be divided by the following fraction:

SP0

SP0 - FMV

where

SP0 =	the Closing Sale Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date; and

FMV =	the fair market value of the portion of the distribution applicable to one share of Common Stock on the Trading Day immediately preceding the Ex-Date as determined by the Board of Directors.

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In any such event, the number of Warrant Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of the Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

In a spin-off, where the Company makes a distribution to all holders of shares of Common Stock consisting of Capital Stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit the Exercise Price shall be adjusted on the fourteenth Trading Day after the effective date of the distribution by dividing the Exercise Price in effect immediately prior to such fourteenth Trading Day by the following fraction:

MP0 + MPS

MP0

where

MP0 =	the average of the Closing Sale Price of the Common Stock over each of the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution; and

MPS =	the average of the closing sale price of the Capital Stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over each of the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, as reported in the principal securities exchange or quotation system or market on which such shares are traded, or if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the Capital Stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In any such event, the number of Warrant Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of the Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

In the event that such distribution described in this clause (iv) is not so made, the Exercise Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Exercise Price that would then be in effect if such dividend distribution had not been declared.

(v) In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be adjusted to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Value of a share of Common Stock on the trading day immediately preceding the

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first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (1) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (2) the Market Value per share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase. In such event, the number of Warrant Shares be adjusted to the number obtained by dividing (A) the product of (I) the number of Warrant Shares issuable upon the exercise of the Warrant before such adjustment, and (II) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (B) the new Exercise Price determined in accordance with the immediately preceding sentence.

(vi) In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 6.01(a)(iii)), the Holder’s right to receive Warrant Shares upon exercise of the Warrants shall be converted into the right to exercise the Warrants to acquire the number of shares of stock or other securities or property (including cash) that the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of each Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Holder’s right to exercise each Warrant in exchange for any shares of stock or other securities or property pursuant to this Section 6.01(a)(vi). In determining the kind and amount of stock, securities or the property receivable upon exercise of each Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Holder shall have the right to make a similar election (including being subject to similar proration constraints) upon exercise of each Warrant with respect to the number of shares of stock or other securities or property that the Holder will receive upon exercise of a Warrant.

(vii) Notwithstanding anything herein to the contrary, no adjustment under this Section 6.01 need be made to the Exercise Price unless such adjustment would require a cumulative increase or decrease of at least 2.0% of the Exercise Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to a cumulative increase or decrease of at least 2.0% of such Exercise Price.

(viii) The Company reserves the right to make such reductions in the Exercise Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for Federal income tax purposes as a dividend or distribution of stock or stock rights will result in less or no tax to the recipients. In the event the Company elects to make such a reduction in the Exercise Price, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Exercise Price.

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(ix) Notwithstanding any other provisions of this Section 6.01(a), rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6.01(a) (and no adjustment to the Exercise Price under this Section 6.01(a) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exercise Price shall be made under Section 6.01(a)(ii). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exercise Price under this Section 6.01 (a) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Exercise Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, the Exercise Price shall be readjusted as if such expired or terminated rights and warrants had not been issued. To the extent that the Company has a rights plan or agreement in effect upon exercise of the Warrants, which rights plan provides for rights or warrants of the type described in this clause, then upon exercise of the Warrants, the Holder will receive, in addition to the Common Stock to which he is entitled, a corresponding number of rights in accordance with the rights plan, unless a Trigger Event has occurred and the adjustments to the Exercise Price with respect thereto have been made in accordance with the foregoing. In lieu of any such adjustment, the Company may amend such applicable stockholder rights plan or agreement to provide that upon exercise of the Warrants, the Holders will receive, in addition to the Common Stock issuable upon such exercise, the rights that would have attached to such Common Stock if the Trigger Event had not occurred under such applicable stockholder rights plan or agreement.

(b) Notwithstanding anything to the contrary in this Section 6.01, no adjustment to the Exercise Price shall be made with respect to any distribution or other transaction if Holders are entitled to participate in such distribution or transaction as if they held a number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to such event, without having to exercise their Warrants.

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(c) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Exercise Price then in effect shall be required by reason of the taking of such record.

(d) Notice of Adjustment. Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 6.03.

(e) Company Determination Final. Notwithstanding anything to the contrary herein, whenever the Board of Directors is permitted or required to determine Market Value or fair market value, such determination shall be made in good faith and, absent manifest error, shall be final and binding on the Holders and the Warrant Agent.

(f) When Issuance or Payment May Be Deferred. In any case in which this Section 6.01 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other Capital Stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other Capital Stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 6.02; provided that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional Warrant Shares, other Capital Stock and cash upon the occurrence of the event requiring such adjustment.

(g) Form of Warrants. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

(h) No Adjustments Below Par Value. Notwithstanding anything herein to the contrary, no adjustment will be made to the Exercise Price if, as a result of such adjustment, the Exercise Price per Warrant Share would be less than the par value of the Company’s Common Stock (or other Capital Stock for which any Warrant is exercisable); provided that, before taking any action which would but for the foregoing limitation in this sentence have caused an adjustment to reduce the Exercise Price below the then par value (if any) of its Common Stock (or other Capital Stock for which any Warrant is exercisable), the Company will take any commercially reasonable corporate action which would, in the opinion of its counsel, be necessary in order that the Company may validly issue Warrant Shares at the Exercise Price as so adjusted.

Section 6.02 Fractional Interests. The Company shall not be required to issue fractional Warrant Shares or scrip representing fractional shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares issuable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 6.02, be issuable on the exercise of any Warrants (or specified portion thereof), the Company may, at its option, either pay an amount in cash equal to the current Closing Sale Price per Warrant Share, as determined on the date the Warrant is presented for exercise, multiplied by such fraction, computed

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to the nearest whole U.S. cent, or round the number of Warrant Shares issued up to the nearest number of whole Warrant Shares. Whenever a payment for fractional Warrant Shares is to be made by the Warrant Agent, the Company shall (i) promptly prepare and deliver to the Warrant Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Warrant Agent in the form of fully collected funds to make such payments. The Warrant Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for fractional Warrant Shares under any section of this Agreement relating to the payment of fractional Warrant Shares unless and until the Warrant Agent shall have received such a certificate and sufficient monies. The Company shall provide an initial funding of one thousand dollars ($1,000) for the purpose of paying cash in lieu of fractional Warrant Shares. From time to time thereafter, Computershare may request additional funding to cover payments in lieu of fractional Warrant Shares.

Section 6.03 Notices to Warrant Holders. (a) Upon any adjustment of the Exercise Price pursuant to Section 6.01, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of the Chief Financial Officer of the Company setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) or other securities or property issuable after such adjustment in the Exercise Price, upon exercise of a Warrant, which certificate shall be presumed, absent manifest error, to correctly present the matters set forth therein, and (ii) cause to be given to each of the Holders written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 6.03. Until such certificate is received by the Warrant Agent, the Warrant Agent may presume conclusively for all purposes that no such adjustments have been made, and the Warrant Agent shall have no duty or obligation to investigate or confirm whether any of the Company’s determinations are accurate or correct.

(b) In case:

(i) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

(ii) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than dividends or distributions referred to in Section 6.01(a));

(iii) of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock by the Company;

(iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

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(v) the Company proposes to take any action which would require an adjustment of the Exercise Price pursuant to Section 6.01;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the Holders, at least 10 days prior to any applicable record date, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (x) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (z) the date on which any such transaction is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such transaction. The failure to give the notice required by this Section 6.03 or any defect therein shall not affect the legality or validity of any transaction, or the vote upon any action.

Section 6.04 No Rights as Stockholders; Limitations of Liability. Nothing contained in this Agreement or the Warrants shall be construed (i) as conferring upon the holders of Warrants the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever, including the right to receive dividends or other distributions, as stockholders of the Company, or the right to share in the assets of the Company in the event of its liquidation, dissolution or winding up, except in respect of Common Stock received following exercise of Warrants or (ii) imposing any fiduciary or other duties on the Company or any of its directors or officers, all of which rights and duties are expressly waived by the Holders. In addition, nothing contained in this Agreement or the Warrants shall be construed as imposing any liabilities on the Holder as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

ARTICLE VII

WARRANT AGENT

Section 7.01 Warrant Agent. The Warrant Agent undertakes the express duties and obligations imposed by this Agreement upon the following terms and conditions (and no duties or obligations shall be inferred), by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

(a) The statements and recitals contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility and shall not be liable for the correctness of any of the same except such as describe the Warrant Agent. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise expressly provided.

(b) The Warrant Agent has no duty to determine when an adjustment under Article VI should be made, how any such adjustment should be made or what any such adjustment should be. Nor shall the Warrant Agent have any obligation hereunder to determine whether an adjustment event has occurred. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall have no obligation under this Agreement to calculate, confirm, investigate or verify the accuracy of the correctness of, the number of Warrant Shares issuable in connection with any exercise hereunder.

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(c) The Warrant Agent shall not be accountable with respect to (i) the validity, value, kind or amount of any Warrant Shares, securities or property which may be issued or delivered at any time upon the exercise of any Warrant or (ii) whether any such Warrant Shares or other securities will, when issued, be validly issued, fully paid and nonassessable; and in each case, makes no representation with respect thereto.

(d) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants.

(e) The Warrant Agent may rely on, and will be held harmless, indemnified and protected and shall incur no liability in acting or refraining from acting, upon any resolution, certificate, statement, instrument, instruction, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document from the Company with respect to any matter relating to its acting as Warrant Agent hereunder believed by it to be genuine and to have been signed or presented by the proper Person. The Warrant Agent need not investigate any fact or matter stated in the document. The Warrant Agent, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit. The Warrant Agent shall not be held to have notice of any change of authority of any Person, until receipt of written notice thereof from the Company.

(f) The Warrant Agent may consult with legal counsel, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection to the Warrant Agent and the Warrant Agent will incur no liability for or in respect of any action taken, suffered or omitted by it hereunder in the absence of willful misconduct, bad faith or gross negligence (each as determined by a final judgment of a court of competent jurisdiction) in reliance thereon.

(g) The Warrant Agent may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent absent gross negligence, bad faith or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction) in the appointment of such agent.

(h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof. No provision of this Agreement shall be construed to relieve the Warrant Agent from liability for its own gross negligence, bad faith or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction).

(i) The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holder of Warrants with respect to any action or default by the Company, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

(j) The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it; provided, further, that the Warrant Agent may in any event resign pursuant to Section 7.04(i) instead of taking any such action.

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(k) The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Commission or this Agreement, including obligations under applicable regulation or law.

(l) The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrants authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrants.

(m) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof (and no duties or obligations shall be inferred or implied). The Warrant Agent shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Warrants. The Warrant Agent shall not be charged with knowledge or notice of any fact or circumstance not expressly set forth herein, and shall not be bound by the provisions of any other agreement or document (including, but not limited to, the Purchase Agreement) among the Company and the Holders except this Agreement.

(n) The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act upon (i) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (ii) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.

(o) In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Company, any Holder of a Warrant or any other Person for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the reasonable satisfaction of Warrant Agent.

(p) The provisions of this Section 7.01, Section 7.02 and Section 7.03 will survive the termination of this Agreement, the exercise or expiration of the Warrants and the resignation, replacement or removal of the Warrant Agent.

Section 7.02 Compensation; Indemnity; Limitation on Liability. (a) The Company will pay the Warrant Agent compensation for all services rendered by it hereunder as agreed upon in writing for its services. The Company will reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Warrant Agent in the exercise and performance of its duties hereunder, except any such expense, disbursement or advance attributable to its gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction). Such expenses shall include the reasonable compensation and expenses of the Warrant Agent’s third-party agents and outside counsel.

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(b) The Company will indemnify the Warrant Agent for, and hold it harmless against, any loss, liability, suit, action, proceeding, damage, judgment, fine, penalty, claim, demand, settlement, costs or expense incurred (including the reasonable fees and expenses of outside legal counsel) without gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction) on the part of the Warrant Agent, for anything done or omitted to be done by the Warrant Agent in connection with the acceptance, administration of, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. The reasonable costs and expenses incurred in enforcing this right of indemnification will be paid by the Company if the Warrant Agent is entitled to indemnification by the Company pursuant to this Agreement (as determined by a final, non-appealable judgment of a court of competent jurisdiction). The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Warrant Agent to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent the Company is prejudiced thereby. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(c) Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during the term of this Agreement with respect to, or arising from or in connection with this Agreement, or from any services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Warrant Agent as fees and charges (but not including reimbursable expenses) during the 12 months immediately preceding the event for which recovery from the Warrant Agent is being sought.

(d) Notwithstanding anything in this Agreement to the contrary, in no event will the Warrant Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Warrant Agent will not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Warrant Agent will be fully protected and will incur no liability for failing to take any action in connection therewith unless and until it has received such notice.

Section 7.03 Individual Rights of Warrant Agent. The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity. An Agent may do the same with like rights.

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Section 7.04 Replacement of Warrant Agent. (a) The Warrant Agent

(i) may resign and be discharged from its duties under this Agreement at any time by not less than 30 days’ written notice to the Company (pursuant to Section 8.02),

(ii) may be removed at any time by the Company, for any reason, by at least 30 days’ written notice to the Warrant Agent, and

(iii) may be removed immediately by the Company if: (A) the Warrant Agent is adjudged a bankrupt or an insolvent; (B) a receiver or other public officer takes charge of the Warrant Agent or its property; or (C) the Warrant Agent becomes incapable of acting.

In the event the transfer agency relationship in effect between the Company and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination.

(b) If the Warrant Agent resigns or is removed, or if a vacancy exists in the office of Warrant Agent for any reason, the Company will promptly appoint a successor Warrant Agent. If the successor Warrant Agent does not deliver its written acceptance within 30 days after the retiring Warrant Agent resigns or is removed, the retiring Warrant Agent, the Company or the Holders of a majority of the outstanding Warrants may petition any court of competent jurisdiction for the appointment of a successor Warrant Agent.

(c) Upon delivery by the successor Warrant Agent of a written acceptance of its appointment to the retiring Warrant Agent and to the Company, (i) the retiring Warrant Agent will transfer all property held by it as Warrant Agent to the successor Warrant Agent, (ii) the resignation or removal of the retiring Warrant Agent will become effective, and (iii) the successor Warrant Agent will have all the rights, powers and duties of the Warrant Agent under this Agreement. Upon request of any successor Warrant Agent, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Warrant Agent all such rights and powers. The Company will give notice of any resignation and any removal of the Warrant Agent, and the transfer agent, as the case may be, and each appointment of a successor Warrant Agent to all Holders, and include in the notice the name of the successor Warrant Agent and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Warrant Agent pursuant to this Section, the Company’s obligations under Section 7.02 will continue for the benefit of the retiring Warrant Agent.

Section 7.05 Successor Warrant Agent by Merger. (a) If the Warrant Agent consolidates with, merges or converts into, or transfers all or substantially all of its shareholder services business to, another Person or national banking association, the resulting, surviving or transferee Person or national banking association without any further act will be the successor Warrant Agent with the same effect as if the successor Warrant Agent had been named as the Warrant Agent in this Agreement.

(b) If, at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants have been countersigned but not delivered, the successor Warrant Agent may adopt the countersignature of the original Warrant Agent; and if any of the Warrants shall not have been countersigned, the successor Warrant Agent may countersign such Warrants, and in all such cases such Warrants shall have the full force and effect provided in the Warrants and in this Agreement.

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Section 7.06 Holder Lists. The Warrant Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Warrant Agent is not the Registrar, the Company shall promptly furnish to the Warrant Agent at such times as the Warrant Agent may request in writing, a list in such form and as of such date as the Warrant Agent may reasonably require of the names and addresses of the Holders.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Holder Actions. (a) Any notice, consent to amendment, supplement or waiver provided by this Agreement to be given by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Warrant Agent.

(b) Any act by the Holder of any Warrant binds that Holder and every subsequent Holder of a Warrant certificate that evidences the same Warrant of the acting Holder, even if no notation thereof appears on the Warrant certificate. Subject to paragraph (c), a Holder may revoke an act as to its Warrants, but only if the Warrant Agent receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(c) The Company may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective if given or made more than 90 days after any applicable record date with respect thereto.

Section 8.02 Notices and Communications. (a) Any notice or communication by the Company, on the one hand, or the Warrant Agent, on the other hand, to the other shall be in writing and shall be deemed to have been duly given and received (i) when delivered in person, (ii) when actually received when mailed by first class mail, postage prepaid, (iii) when actually received by overnight delivery by a nationally recognized courier service, or (iv) when receipt has been acknowledged when sent via electronic mail “email”). In each case the notice or communication shall be addressed as follows:

if to the Company:

McDermott International, Inc.

757 N. Eldridge Parkway

Houston, TX 77079

Attention: John Freeman

Email:       jfreeman@mcdermott.com

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With copies (which shall not constitute notice) to:

Baker Botts L.L.P.

910 Louisiana Street

Houston, TX 77002

Attention:  Ted W. Paris

         James H. Mayor

Email:        ted.paris@bakerbotts.com

         james.mayor@bakerbotts.com

if to the Warrant Agent:

[Computershare Inc.

Computershare Trust Company, N.A.

250 Royall Street,

Canton, MA 02021

Attention: Client Services]

other address as the Company or the Warrant Agent may designate in writing by notice delivered to the other party in accordance with this Section 8.02.

(b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed duly given and received (i) five days after mailing when mailed to the Holder at its address set forth below or as it appears on the Register by first class mail or (ii) on the date sent by email of a .pdf document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; provided that if the Company has been made aware of a different address pursuant to the Certificate of Designation or an applicable Warrant, the Company shall provide such notice to such address instead. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Warrant Agent at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders. The notice or communication should be addressed as follows:

if to the Holders:

West Street Capital Partners VII Investments, L.P.

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Attention: Chris Crampton

With a copy to:

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Attention: General Counsel, Merchant Banking Division

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With a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

666 Fifth Avenue, 26th Floor

New York, NY 10103

Attention: Caroline Blitzer Phillips

Email:       cphillips@velaw.com

if to any other purchaser party to the Purchase Agreement, to the addresses set forth on Schedule 1 hereto.

(c) Where this Agreement provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Warrant Agent, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 8.03 Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or in the certificates representing the Warrants, with respect to the rights granted by the Company set forth herein and therein. This Agreement supersedes all prior written or oral agreements and understandings among the parties hereto with respect to such subject matter.

Section 8.04 Amendments, Supplements and Waivers. (a) The Company and the Warrant Agent may amend, supplement or modify this Agreement or the Warrants without notice to or the consent of any Holder:

(i) to cure any ambiguity, omission, inconsistency or mistake in this Agreement or the Warrants in a manner that is not inconsistent with the provisions of this Agreement and that does not adversely affect the rights, preferences and privileges of the Warrants or any Holder;

(ii) to evidence and provide for the acceptance of an appointment hereunder by a successor Warrant Agent; or

(iii) to make any other change that does not adversely affect the rights of any Holder.

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(b) Except as otherwise provided in paragraphs (a) or (c) of this Section 8.04, this Agreement and the Warrants may be amended or modified only by means of a written amendment signed by the Company, the Warrant Agent and the Holders of a majority of the outstanding Warrants. Any amendment or modification of or supplement to this Agreement or the Warrants, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given. In addition, any term of a specific Warrant may be amended or waived with the written consent of the Company and the Holder of such Warrant.

(c) Notwithstanding the provisions of paragraph (b), without the consent of each Holder affected, an amendment or waiver may not:

(i) increase the Exercise Price;

(ii) reduce the term of the Warrants;

(iii) make a material and adverse change that does not equally affect all Warrants; or

(iv) decrease the number of shares of Common Stock, cash or other securities or property issuable upon exercise of the Warrants except, in each case, for adjustments expressly provided for in this Agreement.

(d) It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver if their consent approves the substance thereof.

(e) Subject to Section 8.04(h), an amendment, supplement or waiver under this Section 8.04(e) will become effective on receipt by the Warrant Agent of written consents from the Holders of the requisite percentage of the outstanding Warrants. After an amendment, supplement or waiver under this Section 8.04(e) becomes effective, the Company will send to the Holders affected thereby a notice describing the amendment, supplement or waiver in reasonable detail. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

(f) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected, pursuant to the terms of this Agreement. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Warrant with respect to which consent was granted.

(g) If an amendment, supplement or waiver changes the terms of a Warrant, the Company or the Warrant Agent may require the Holder to deliver it to the Warrant Agent so that the Warrant Agent may place an appropriate notation of the changed terms on the Warrant and return it to the Holder, or exchange it for a new Warrant that reflects the changed terms. The Warrant Agent may also place an appropriate notation on any Warrant thereafter countersigned. However, the effectiveness of the amendment, supplement or waiver shall not be not affected by any failure to annotate or exchange Warrants in this fashion.

31

(h) The Warrant Agent shall be entitled to receive, and will be fully protected in relying on, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Section 8.04 is authorized or permitted by this Agreement. If the Warrant Agent has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Warrant Agent. The Warrant Agent may, but shall not be obligated to, execute any amendment, supplement or waiver that affects the Warrant Agent’s own rights, duties or immunities under this Agreement.

Section 8.05 Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrant Agent and the registered holders of Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of Warrants.

Section 8.06 Successors and Assigns. All agreements of the Company in this Agreement and the Warrants will bind its successors and assigns. All agreements of the Warrant Agent in this Agreement will bind its successors and assigns. Subject to the transfer conditions referred to in any legend in effect as set forth herein and Sections 3.08 and 3.09, each Holder may freely assign its Warrants and its rights under this Agreement, in whole or in part, to any Person; provided that no such assignment shall be made to an Industry Competitor.

Section 8.07 Governing Law; Jurisdiction and Venue; Waiver of Jury Trial. This Agreement and the Warrants shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to any principles of conflicts of laws thereof that would result in the application of the laws of any other jurisdiction, except to the extent that the New York conflicts of laws principles would apply applicable laws of the Republic of Panama to internal matters relating to corporations organized thereunder). The Company, the Warrant Agent and each Holder of a Warrant each hereby irrevocably and unconditionally:

(a) submits for itself in any legal action or proceeding relating solely to this Agreement and the Warrant or the transactions contemplated hereby, to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America;

(b) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.02 or at such other address of which the other party shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by applicable law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (a) are not available despite the intentions of the parties hereto;

32

(e) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by applicable law;

(f) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Warrants issued hereunder, to the extent permitted by applicable law; and

(g) IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND THE WARRANTS ISSUED HEREUNDER.

Section 8.08 Severability. In case any provision in this Agreement or in the Warrants is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 8.09 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or .pdf attachment to electronic mail shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 8.10 Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 8.11 No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another agreement of the Company, and no such agreement may be used to interpret this Agreement.

Section 8.12 No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 8.13 Obligations Limited to Parties to This Agreement and Holders. Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than the Warrant Agent, the Holders, their respective permitted assignees and the Company shall have any obligation hereunder and that, notwithstanding that one or more of such Persons may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of

33

any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of any Holder hereunder.

Section 8.14 Bank Accounts. All funds received by Computershare under this Agreement that are to be distributed or applied by the Warrant Agent in the performance of services under this Agreement (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

Section 8.15 Further Assurances. The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

Section 8.16 Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including personal, non-public Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services agreed upon by the parties hereto shall remain confidential, and shall not be voluntarily disclosed to any other Person, except as may be required by law or regulation, including pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

Section 8.17 Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

34

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

MCDERMOTT INTERNATIONAL, INC.

By:

Name:
Title:

Signature Page to Warrant Agreement

COMPUTERSHARE Inc., and
COMPUTERSHARE TRUST COMPANY, N.A.

collectively, as Warrant Agent

By:

Name:
Title:

Signature Page to Warrant Agreement

SCHEDULE 1

PURCHASER ADDRESSES

[To Come]

S-1

EXHIBIT A

[Face of Series A Warrant]

[Insert appropriate legend]

No. _____________________	Warrants
CUSIP No. _____________
CUSIP No. _____________

Series A Warrant Certificate

This Series A Warrant Certificate certifies (this “Warrant Certificate”) that                , or its registered assigns, is the registered holder of Series A Warrants (the “Warrants”), exercisable for shares of common stock, par value $1.00 (the “Common Stock”), of McDermott International, Inc., a corporation organized under the laws of the Republic of Panama (the “Company”). This Warrant Certificate is exercisable for [                ] shares of Common Stock. Each Warrant entitles the registered holder upon exercise at any time from 9:00 a.m., New York City time, on the earlier of (i) any Change of Control (as defined in the Certificate of Designation) or the commencement of proceedings for the voluntary or involuntary dissolution, liquidation or winding up of the Company and (ii) November [•], 2019 until 5:00 p.m., New York City time, on November [•], 2028 (the “Expiration Time”), to receive from the Company an amount of fully paid and nonassessable shares of Common Stock (the “Warrant Shares”) at an initial exercise price (the “Exercise Price”) of $0.01 per Warrant Share (as such price may be adjusted as provided in the Warrant Agreement), subject to the conditions and terms set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed below by its duly authorized officer.

Dated: [•]

MCDERMOTT INTERNATIONAL, INC.

By:

Name:
Title:

Countersigned on November [•], 2018:

COMPUTERSHARE Inc., and
COMPUTERSHARE TRUST COMPANY, N.A.

collectively, as Warrant Agent

By:
Authorized Signatory

MCDERMOTT INTERNATIONAL, INC.

[Reverse of Series A Warrant]

1.	Warrant Agreement

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued or to be issued pursuant to a Warrant Agreement dated as of November [•], 2018 (the “Warrant Agreement”), among the Company and Computershare Inc., a Delaware corporation (“Computershare”), and its wholly owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company (collectively, the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. To the extent permitted by applicable law, in the event of an inconsistency or conflict between the terms of this Warrant and the Warrant Agreement, the terms of the Warrant Agreement will prevail.

2.	Exercise

Warrants may be exercised at any time after 9:00 a.m., New York City time, on November [•], 2019 and on or before the Expiration Time.

In order to exercise all or any of the Warrants represented by this Warrant Certificate, the holder must deliver to the Company this Series A Warrant Certificate and the form of election to exercise on the reverse hereof duly completed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program.

The exercise of Warrants is subject to certain restrictions on exercise (including a minimum number of Warrants being exercised in a partial exercise of Warrants) as described in the Warrant Agreement.

No Warrant may be exercised after the Expiration Time, and, to the extent not exercised by such time, the Warrants evidenced hereby shall become void.

3.	Adjustments

The Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price and, if applicable, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted.

4.	No Fractional Shares

No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

5.	Registered Form; Transfer and Exchange

The Warrants have been issued in registered form. Warrant Certificates, when surrendered at the office of the Registrar by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge (except as specified in the Warrant Agreement), for another Warrant Certificate or Warrant Certificate of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Registrar, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. This Warrant Certificate does not entitle any holder hereof to any rights of a stockholder of the Company.

6.	Countersignature

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

7.	Governing Law; Jurisdiction and Venue; Waiver of Jury Trial

This Warrant shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to any principles of conflicts of laws thereof that would result in the application of the laws of any other jurisdiction, except to the extent that the New York conflicts of laws principles would apply applicable laws of the Republic of Panama to internal matters relating to corporations organized thereunder). The Company and the Holder of this Warrant each hereby irrevocably and unconditionally:

(i) submits for itself in any legal action or proceeding relating solely to this Warrant or the transactions contemplated hereby, to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America, in each case located within the Southern District of New York, and appellate courts thereof;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in the Register or at such other address of which the other party shall have been notified pursuant to the provisions of the Warrant Agreement;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by applicable law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by applicable law;

(vi) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Warrant Certificate, to the extent permitted by applicable law; and

(vii) IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS WARRANT CERTIFICATE.

A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

[Form of Exercise Notice]

(To Be Executed Upon Exercise Of Series A Warrant)

The undersigned holder (the “Holder”) hereby elects to exercise the right, represented by this Warrant Certificate, to acquire                shares of Common Stock to be settled pursuant to the procedures set forth in the Warrant Agreement.

The Holder requests that delivery of such shares be made through the facilities of The Depository Trust Company as follows.

DTC Participant ______________________________________________________________
Participant Account Number: ______________________________________________
Contact Person: _______________________________________________________________
Telephone: ___________________________________________________________________
E-mail address: ________________________________________________________________

Payment of the Exercise Price shall, at the option of the Company, be either by Net Share Settlement as set forth in Sections 4.01(b) and (c) of the Warrant Agreement or through the procedures (including payment) for Full Share Settlement as set forth in Sections 4.01(b) and 4.01(d) of the Warrant Agreement.

[This exercise is made in connection with [insert relevant public offering or sale of the Company] and is conditioned upon consummation of such transaction. The exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.]

If said number of shares is less than all of the shares of Common Stock issuable hereunder, the Holder requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of                , whose address is                , and that such Warrant Certificate be delivered to                , whose address is                .

The undersigned represents and warrants that (x) it is a qualified institutional buyer (as defined in Rule 144A) and is receiving the Warrant Shares for its own account or for the account of another qualified institutional buyer, and it is aware that the Company is issuing the Warrant Shares to it in reliance on Rule 144A; (y) it is an “accredited investor” within the meaning of Rule 501 under the Securities Act; or (z) it is receiving the Warrant Shares pursuant to another available exemption from the registration requirements of the Securities Act. Prior to receiving Warrant Shares pursuant to clause (x) above, the Company and the Warrant Agent may request a certificate substantially in the form of Exhibit C to the Warrant Agreement. Prior to receiving Warrant Shares pursuant to clause (y) above, the Company and the Warrant Agent may request a certificate substantially in the form of Exhibit D and/or an opinion of counsel. Prior to receiving Warrant Shares pursuant to clause (z) above, the Company and the Warrant Agent may request appropriate certificates and/or an opinion of counsel.

Date:
Signature

[
Signature Guaranteed]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto                  (the “Assignee”)

(Please type or print block letters)

(Please print or typewrite name and address including zip code of assignee)

the within Warrant and all rights thereunder (the “Securities”), hereby irrevocably constituting and appointing attorney to transfer said Warrant Certificate on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Warrant Certificate occurring prior to the removal of the Restricted Legend, the undersigned confirms (i) the understanding that the Securities have not been registered under the Securities Act of 1933, as amended; (ii) that such transfer is made without utilizing any general solicitation or general advertising; and (iii) further as follows:

Check One

☐

(1) This Warrant Certificate is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit C to the Warrant Agreement is being furnished herewith.

or

☐

(2) This Warrant Certificate is being transferred other than in accordance with (1) above and documents are being furnished which comply with the conditions of transfer set forth in this Warrant and the Warrant Agreement.

If none of the foregoing boxes is checked, the Warrant Agent is not obligated to register this Warrant in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Warrant Agreement have been satisfied.

Date:

Seller

By:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

[Signature Guaranteed]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

RESTRICTED LEGEND

THIS WARRANT AND THE UNDERLYING COMMON STOCK THAT MAY BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THIS WARRANT EVIDENCES AND ENTITLES THE REGISTERED HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE WARRANT AGREEMENT AMONG MCDERMOTT INTERNATIONAL, INC. AND COMPUTERSHARE INC. AND COMPUTERSHARE TRUST COMPANY, N.A. (OR ANY SUCCESSOR WARRANT AGENT) DATED AS OF NOVEMBER [•], 2018, AS IT MAY FROM TIME TO TIME BE SUPPLEMENTED OR AMENDED, THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH WARRANT AND THE UNDERLYING COMMON STOCK THAT MAY BE ISSUED UPON ITS EXERCISE, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE WARRANT AGENT’S (INCLUDING ANY SUCCESSOR WARRANT AGENT) RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE

B-1

WARRANT AGENT, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE WARRANT AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

B-2

EXHIBIT C

Rule 144A Certificate

_________, ____

[                ]

[                ]

Attention: [                ]

Re:	Warrants to acquire Common Stock McDermott International, Inc. (the “Warrants”) Issued under the Warrant Agreement (the “Agreement”) dated as of November [•], 2018 relating to the Warrants

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐	A. Our proposed purchase of Warrants issued under the Agreement.

☐	B. Our proposed exchange of Warrants issued under the Agreement for an equal number of Warrants to be held by us.

We and, if applicable, each account for which we are acting, in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                , 20    , which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Warrants to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

C-1

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:

Name:

Title:

Address:

Date:

C-2

EXHIBIT D

Accredited Investor Certificate

_________, ____

[                 ]

[                 ]

Attention: [                 ]

Re:	Warrants to acquire Common Stock of McDermott International, Inc. (the “Warrants”) Issued under the Warrant Agreement (the “Agreement”) dated as of November [•], 2018 relating to the Warrants

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐	A. Our proposed purchase of Warrants issued under the Agreement.

☐	B. Our proposed exchange of Warrants issued under the Agreement for an equal number of Warrants to be held by us.

We hereby confirm that:

1. We are an “accredited investor” (an “Accredited Investor”) within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”).

2. Any acquisition of Warrants by us will be for our own account or for the account of one or more other Accredited Investors as to which we exercise sole investment discretion.

3. We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Warrants and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Warrants.

4. We are not acquiring the Warrants with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5. We acknowledge that the Warrants have not been registered under the Securities Act and that the Warrants may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Warrants may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company or any subsidiary thereof, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) to a person it reasonably believes is a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) to an Accredited Investor that, prior to such transfer, delivers to the Warrant Agent a duly completed and signed certificate (the form of which may be obtained from the Warrant Agent) relating to the restrictions on transfer of the Warrants, or (e) pursuant to any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with clause (c) of the immediately preceding paragraph, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Warrant Agent) must be delivered to the Warrant Agent. Prior to the registration of any transfer in accordance with clause (d) or (e) of the immediately preceding paragraph, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made by or on behalf of the Company or the Warrant Agent as to the availability of any exemption from the registration requirements of the Securities Act.

We understand that the Warrant Agent will not be required to accept for registration of transfer any Warrants acquired by us, except upon presentation of evidence satisfactory to the Company and the Warrant Agent that the foregoing restrictions on transfer have been complied with. We further understand that the Warrants acquired by us will bear a legend reflecting the substance of the immediately preceding paragraph. We further agree to provide to any person acquiring any of the Warrants from us a notice advising such person that resales of the Warrants are restricted as stated herein and that the Warrants will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:

Name:

Title:

Address:

Date:

Upon transfer, the Warrants would be registered in the name of the new beneficial owner as follows:

Taxpayer ID number: _________________

Exhibit B – Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

MCDERMOTT INTERNATIONAL, INC.

AND

THE PURCHASERS PARTY HERETO

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This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of November [•], 2018, by and among McDermott International, Inc., a company organized under the laws of the Republic of Panama (the “Company”), and the purchasers that are identified in Schedule A to the Purchase Agreement (as defined below) and specified on the signature pages hereof (the “Purchasers”).

WHEREAS, this Agreement is entered into in connection with the closing of the issuance of the Preferred Shares (as defined below) and the Warrants (as defined below) to the Purchasers pursuant to the Securities Purchase Agreement, dated October 30, 2018 (the “Purchase Agreement”), by and among the Company and the Purchasers; and

WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Purchase Agreement; and

WHEREAS, it is a condition to the obligations of the Purchasers and the Company under the Purchase Agreement that this Agreement be executed and delivered.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement. The terms set forth below are used herein as so defined:

“Affiliate” has the meaning assigned to such term, as of the date hereof, in Rule 405 under the Securities Act.

“Agreement” has the meaning specified therefor in the introductory paragraph to this Agreement.

“Beneficially Own” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

“Board” means the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by law or other governmental action to close.

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“Certificate of Designation” means the Certificate of Designation of 12% Redeemable Preferred Stock of the Company, dated as of November [•], 2018.

“Closing Date” means November [•], 2018.

“Common Share Price” means the volume weighted average closing price of Common Shares (as reported by the NYSE or, if the NYSE is not the primary securities exchange or market for the Common Shares, such primary securities exchange or market) for the ten (10) trading days immediately preceding the date on which the determination is made (or, if such price is not available, as determined in good faith by the Board).

“Common Shares” means the shares of common stock, par value $1.00 per share, of the Company.

“Company” has the meaning specified therefor in the introductory paragraph to this Agreement.

“Delay Notice” has the meaning specified therefor in Section 2.02.

“Effective Date” means, with respect to a particular Shelf Registration Statement, the date of effectiveness of such Shelf Registration Statement.

“Effectiveness Period” means, with respect to a Shelf Registration Statement, the period beginning on the Effective Date for the Shelf Registration Statement and ending at the time all Registrable Securities the sale or distribution of which is covered by such Shelf Registration Statement shall have ceased to be Registrable Securities.

“Electing Holders” has the meaning specified therefor in Section 2.03.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” has the meaning specified therefor in Section 2.04(f).

“Governmental Authority” means any federal, state, local or foreign government, or other governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Holder” means the record holder of any Registrable Securities.

“Interruption Period” has the meaning specified therefor in Section 2.04.

“Law” means any statute, law, ordinance, regulation, rule, order, code, governmental restriction, decree, injunction or other requirement of law, or any judicial or administrative interpretation thereof, of any Governmental Authority.

“Liquidated Damages Payments” has the meaning specified therefor in Section 2.11(a).

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“Losses” has the meaning specified therefor in Section 2.08(a).

“Managing Underwriter” means, with respect to an Underwritten Offering, the book-running lead manager for an Underwritten Offering.

“NYSE” means the New York Stock Exchange.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Preferred Shares” means the shares of 12% Redeemable Preferred Stock, par value $1.00 per share, of the Company issued by the Company to the Purchasers pursuant to the Purchase Agreement, and all securities issued upon division or combination of, or in substitution for, such shares of Series A preferred stock, including any Substantially Equivalent Security (as defined in the Certificate of Designation).

“Purchase Agreement” has the meaning specified therefor in the recitals to this Agreement.

“Purchasers” has the meaning specified therefor in the introductory paragraph to this Agreement.

“Registrable Securities” means, subject to Section 1.02, (i) the Common Shares issued or issuable upon the exercise of the Warrants and (ii) the Common Shares issued in lieu of a cash redemption payment as a result of a Cash Election (as defined in the Certificate of Designation).

“Registrable Securities Amount” means the calculation based on the product of the Common Share Price times the number of applicable Registrable Securities.

“Registration Default” has the meaning specified therefor in Section 2.11(a).

“Registration Expenses” means the following expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Shelf Registration Statement pursuant to Section 2.01 or an Underwritten Offering covered under this Agreement, and the disposition of such Registrable Securities, including, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the FINRA, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, and up to $50,000 of reasonable and documented fees and expenses of one counsel for all Holders for Underwritten Offerings hereunder.

“Required Holders” means Holders of greater than 50% of the Registrable Securities initially subject to this Agreement.

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“Resale Shelf Registration Statement” has the meaning specified therefor in Section 2.01(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Selling Expenses” means all underwriting discounts and selling commissions or similar fees or arrangements and related expenses allocable to the sale of the Registrable Securities, transfer taxes and fees and disbursements of counsel to the Selling Holders, except for the reasonable fees and disbursements of counsel for the Selling Holders required to be paid by the Company pursuant to Section 2.08, if applicable.

“Selling Holder” means a Holder who is selling Registrable Securities under a registration statement pursuant to the terms of this Agreement.

“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.08(a).

“Shelf Registration Statement” means a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect), including the Resale Shelf Registration Statement or a Subsequent Shelf Registration Statement, as applicable.

“Subsequent Shelf Registration Statement” has the meaning specified therefor in Section 2.01(b).

“Underwritten Offering” means the offering (including an offering pursuant to a Shelf Registration Statement) in which Registrable Securities are sold to one or more underwriters on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” or “block trade” with one or more investment banks.

“Underwritten Offering Notice” has the meaning specified therefor in Section 2.03.

“Underwritten Offering Threshold” means $25 million of Registrable Securities (calculated based on the Registrable Securities Amount of Common Shares).

“Warrants” means the Series A warrants, and all warrants issued upon division or combination of, or in substitution for such warrants, issued pursuant to the Warrant Agreement, to be dated as of the Closing Date, among the Company, Computershare Inc. and Computershare Trust Company, N.A. (the “Warrant Agreement”).

Section 1.02 Registrable Securities. Any Registrable Security shall cease to be a Registrable Security at the earliest of the following: (a) when a registration statement covering the sale or distribution of such Registrable Security becomes or has been declared effective by the SEC and such Registrable Security has been sold or disposed of pursuant to such effective

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registration statement; (b) when such Registrable Security has been sold or disposed of (excluding transfers or assignments by a Holder to an Affiliate) pursuant to Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) under circumstances in which all of the applicable conditions of Rule 144 (as then in effect) are met; (c) when such Registrable Security is held by the Company or one of its subsidiaries or ceases to be outstanding (whether as a result of repurchase or cancellation); or (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.10.

Section 1.03 Rules of Construction. Unless the context otherwise requires, as used in this Agreement:

(a) a defined term has the meaning assigned to it for all purposes of this Agreement, regardless of where it is defined herein;

(b) “or” is not exclusive but shall be used in the inclusive sense of “and/or”;

(c) defined terms and other words used in the singular shall be deemed to include the plural, and vice versa;

(d) The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement;

(e) when the words “include,” “includes” or “including” are used herein, they shall be deemed to be followed by the phrase “without limitation”;

(f) unless expressly qualified otherwise (e.g., by “Business” or “trading”), all references to “days” are deemed to be references to calendar days;

(g) all references to Sections or Articles refer to Sections or Articles of this Agreement unless otherwise indicated; and

(h) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended, supplemented or modified from time to time (or to successor statutes and regulations).

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Shelf Registration.

(a) Resale Shelf Registration Statements. Within 90 days of the Closing Date, the Company shall use its commercially reasonable efforts to prepare and file with the SEC a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, to permit the public resale of all Registrable Securities on the terms and conditions specified in this Section 2.01 (the “Resale Shelf Registration Statement”). If any additional Common Shares become Registrable

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Securities, the Company shall use its commercially reasonable efforts to amend the Shelf Registration Statement, or file a new Shelf Registration Statement, within 10 days to include such additional Common Shares. The Resale Shelf Registration Statement shall not include the Registrable Securities of any Person who is not a Holder under this Agreement. Each Resale Shelf Registration Statement filed with the SEC pursuant to this Section 2.01 shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of the Registrable Securities, covering the Registrable Securities, and shall contain a prospectus in such form as to permit any Selling Holder covered by such Resale Shelf Registration Statement to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) at any time beginning on the Effective Date for such Resale Shelf Registration Statement and while such Resale Shelf Registration continues to be effective under the Securities Act. The Company shall use its commercially reasonable efforts to cause any Resale Shelf Registration Statement filed pursuant to this Section 2.01 to be declared effective as soon as practicable after the filing thereof (it being agreed that each Resale Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company), but in any event by the first anniversary of the Closing Date.

(b) Subsequent Shelf Registration Statement. If a Shelf Registration Statement filed pursuant to this Agreement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts as promptly as is reasonably practicable to cause such Shelf Registration Statement to again become effective under the Securities Act, and shall use its commercially reasonable efforts as promptly as is reasonably practicable to amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order of the SEC suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing and not registered pursuant to another Shelf Registration Statement. If the sale or distribution of any Registrable Securities is not included by the Company on the Resale Shelf Registration Statement, the Company shall, upon written request by the Required Holders, file a Subsequent Shelf Registration Statement. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company) and (b) keep such Subsequent Shelf Registration Statement continuously effective until the end of the Effectiveness Period. Any such Subsequent Shelf Registration Statement shall be a registration statement on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Required Holders.

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(c) Effectiveness Period. A Shelf Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Selling Holders, including by way of an Underwritten Offering, if such an election has been made pursuant to Section 2.03. During the Effectiveness Period, the Company shall, subject to the applicable provisions of the Securities Act, use its commercially reasonable efforts to cause a Shelf Registration Statement filed pursuant to this Section 2.01 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Shelf Registration Statement is available or, if not available, that another registration statement is available for the resale of the Registrable Securities until all Registrable Securities have ceased to be Registrable Securities. The Company shall prepare and file all necessary information with the NYSE (or such other national securities exchange on which the Registrable Securities are then listed and traded) to list the Registrable Securities covered by a Shelf Registration Statement and shall use its commercially reasonable efforts to have such Registrable Securities approved for listing on the NYSE (or such other national securities exchange on which the Registrable Securities are then listed and traded) by the date of any sale or distribution of such Registrable Securities, subject only to official notice of issuance. As soon as practicable following the Effective Date of a Shelf Registration Statement, but in any event within three Business Days of such date, the Company shall notify the Holders of the effectiveness of such Shelf Registration Statement.

(d) Underwriting. If the Managing Underwriter of the proposed Underwritten Offering of Registrable Securities advises the Company that the inclusion of all of the Selling Holders’ Registrable Securities that the Selling Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a material adverse effect on the price, timing or distribution of the Registrable Securities offered or the market for the Registrable Securities, then the Registrable Securities to be included in an Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter advises the Company can be sold without having such material adverse effect, with such number to be allocated to the Selling Holders, allocated among such Selling Holders pro rata on the basis of the number of Registrable Securities held by each such Selling Holder or in such other manner as such Selling Holders may agree.

Section 2.02 Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice (a “Delay Notice”) to (i) all Holders, delay the filing of a Shelf Registration Statement required under Section 2.01, or (ii) all Selling Holders whose Registrable Securities are included in a Shelf Registration Statement or other registration statement contemplated by this Agreement, suspend such Selling Holders’ use of any prospectus that is a part of such Shelf Registration Statement or other registration statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to such Shelf Registration Statement or other registration statement contemplated by this Agreement but may settle any previously made sales of Registrable Securities) if the Company (x) is pursuing an acquisition, merger, tender offer, reorganization, disposition, financing, securities offering or other similar transaction and the Board determines in good faith that (A) the Company’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in such Shelf Registration Statement or other registration statement (in each case, including any document incorporated by reference therein) or (B) such transaction or the pursuit thereof renders the Company unable to comply with SEC requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Shelf Registration

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Statement (or such filings) to become effective or to promptly amend or supplement the Shelf Registration Statement on a post-effective basis, as applicable, (y) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Board, would materially adversely affect the Company or (z) would, in the absence of such delay or suspension, either be required to prematurely disclose material information that the Company has a bona fide business purpose for preserving as confidential or would be rendered unable to comply with the requirements under the Securities Act or the Exchange Act; provided, however, in no event shall (A) such filing of such Shelf Registration Statement be delayed under this Section 2.02 for a period that exceeds 90 calendar days or (B) such Selling Holders be suspended under this Section 2.02 from selling Registrable Securities pursuant to such Shelf Registration Statement or other registration statement for a period that exceeds an aggregate of 90 calendar days in any 365 calendar-day period, in each case, exclusive of days covered by any lock-up agreement executed by a Selling Holder in connection with an Underwritten Offering. The Holders agree to keep the existence and contents of any Delay Notice confidential and not to use such information for any other purpose. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice, but in any event within one Business Day of such disclosure or termination, to the Selling Holders whose Registrable Securities are included in such Shelf Registration Statement and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

Section 2.03 Underwritten Offering. In the event that one or more Holders elect to sell or distribute at least an Underwritten Offering Threshold in the aggregate pursuant to a Shelf Registration Statement pursuant to an Underwritten Offering of Common Shares, such Holder(s) shall deliver a written notice of such election to the Company (such request, an “Underwritten Offering Notice,” and such electing Holders, the “Electing Holders”); provided, however, that the Required Holders shall have the option and right to require the Company to effect not more than two Underwritten Offerings pursuant to and subject to the conditions of this Section 2.03. Upon delivery of such Underwritten Offering Notice to the Company, the Company shall as soon as practicable (but in no event later than two Business Days following the date of delivery of an Underwritten Offering Notice to the Company) deliver notice of such Underwritten Offering Notice to all other Holders, who shall then have two Business Days (or one Business Day in the case of an underwritten “bought deal” or “block trade”) from the date that such notice is given to them to notify the Company in writing of the number of Registrable Securities held by such Holder that they want to be included in an Underwritten Offering. Upon receipt of an Underwritten Offering Notice, the Company shall as soon as practicable use its commercially reasonable efforts to facilitate an Underwritten Offering. In the case of an underwritten “bought deal” or “block trade,” an Underwritten Offering Notice shall be given not less than three Business Days prior to the day the offering is to commence. In connection with an Underwritten Offering of Registrable Securities under this Agreement, the Managing Underwriter or Underwriters shall be selected by the Electing Holders and shall be reasonably acceptable to the Company. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and the Company shall be obligated to enter into an underwriting agreement that contains such representations, warranties, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in an Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting

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agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder, its authority to enter into such underwriting agreement and to sell, and its ownership of, the securities whose offer and resale will be registered, on its behalf, its intended method of distribution and any other representation required by applicable Law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to the Company, the Electing Holders and the Managing Underwriter; provided, however, that any such withdrawal must be made no later than the time of pricing of an Underwritten Offering. If all Selling Holders withdraw from an Underwritten Offering prior to the pricing of an Underwritten Offering or if the registration statement relating to an Underwritten Offering is suspended pursuant to Section 2.02, the events will not be considered to be an Underwritten Offering and the Holders will continue to have the right and option to request an Underwritten Offering under this Section 2.03. No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses pursuant to Section 2.07.

Section 2.04 Sale Procedures. In connection with its obligations under this Article II, the Company shall, as expeditiously as possible:

(a) prepare and promptly file with the SEC a Shelf Registration Statement with respect to any Registrable Securities and use commercially reasonable efforts to cause such Shelf Registration Statement to become and remain effective for the Effectiveness Period, in accordance with and subject to the applicable provisions of this Agreement and the Securities Act;

(b) furnish to the Holders’ legal counsel copies of each Shelf Registration Statement and the prospectus included therein (including each preliminary prospectus) proposed to be filed and provide such legal counsel a reasonable opportunity to review and comment on any such Shelf Registration Statement;

(c) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Shelf Registration Statement and the prospectus used in connection herewith as may be necessary to keep any such Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by any such Shelf Registration Statement in accordance with the Selling Holders’ intended method of distribution set forth in such Shelf Registration Statement;

(d) to the extent not publicly available, furnish or otherwise make available to each Selling Holder (i) as far in advance as reasonably practicable before filing a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC other than annual or quarterly reports on Forms 10-K or 10-Q, respectively, current reports on Form 8-K or proxy statements; provided, however, that such reports or proxy statements shall be provided at least two Business Days prior to filing in connection with an Underwritten Offering), and provide each such Selling

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Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing a Shelf Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or other registration statement;

(e) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Company shall not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(f) cooperate with the Selling Holders and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with Financial Industry Regulatory Authority, Inc. (“FINRA”), including the use of commercially reasonable efforts to obtain FINRA’s pre-clearance or pre-approval of the registration statement and applicable prospectus upon filing with the SEC;

(g) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other material correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; (ii) the receipt of any written comments from the SEC with respect to any filing referred to in clause (i); and (iii) any written request by the SEC for amendments or supplements to such Shelf Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto or for additional information;

(i) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Shelf Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained

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therein, in the light of the circumstances under such statements are made); (ii) the issuance or express threat of issuance by the SEC of any stop order suspending the effectiveness of such Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(j) in connection with a customary due diligence review, make available for inspection by any Selling Holder, any Managing Underwriter or any other underwriter participating in any such disposition of Registrable Securities, and any counsel or accountants retained by such Selling Holder, Managing Underwriter or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such Selling Holder, Managing Underwriter, underwriter, counsel or accountant in connection with such Registration Statement, subject to appropriate confidentiality obligations;

(k) in the case of an Underwritten Offering, use its commercially reasonable efforts to furnish to the underwriters, (i) an opinion of counsel for the Company dated the date of the closing under the underwriting agreement, addressed to the underwriters, and (ii) a customary “comfort” letter, dated the pricing date of an Underwritten Offering and a “bring-down” comfort letter dated the date of the closing under the underwriting agreement, in each case addressed to the underwriters, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten offerings of securities by the Company and such other matters as such underwriters may reasonably request;

(l) in the event that the Registrable Securities are being offered in an Underwritten Offering, enter into an underwriting agreement in accordance with the applicable provisions of this Agreement; provided, however, that no underwriting agreement shall require: (1) the Company to enter into a lock-up agreement unless (i) such underwriting agreement is executed in connection with an Underwritten Offering of Common Shares and (ii) the lock-up agreement required under such underwriting agreement does not exceed 60 days from the date of the pricing of such offering and contains customary exceptions from the Company’s own immediately preceding underwritten offering; or (2) the officers, directors or any Affiliate of the Company to enter into a lock-up agreement;

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(m) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement, covering a period of 12 months beginning within three months after the Effective Date of such Shelf Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(n) use its commercially reasonable efforts to cause all such Registrable Securities registered pursuant to this Agreement to be listed on the primary securities exchange or nationally recognized quotation system on which such Registrable Securities are then listed or quoted;

(o) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(p) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the Effective Date of such registration statement;

(q) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities (including, in the case of an Underwritten Offering, making appropriate officers of the Company available to participate in no more than one telephonic “road show” presentation before analysts), and other customary marketing activities (including one-on-one conference calls with prospective purchasers of the Registrable Securities)); and

(r) if requested by the Managing Underwriter or underwriters, or any Selling Holder, (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as the Managing Underwriter or underwriters, or any Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

The Company shall not name a Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act in any Shelf Registration Statement without such Holder’s consent.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in Section 2.04(h)(iii) or Section 2.04(i) shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(h)(iii) or Section 2.04(i) or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus (such period during which disposition is discontinued being an “Interruption Period”), and, if so directed by the Company, such Selling Holder shall, or shall request the Managing Underwriter, if any, to deliver to the

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Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. As soon as practicable after the Company has determined that the use of the applicable prospectus may be resumed, the Company will notify the Selling Holders thereof. In the event the Company invokes an Interruption Period hereunder and, in the discretion of the Company, the need for the Company to continue the Interruption Period ceases for any reason, the Company shall, as soon as reasonably practicable, provide written notice to the Selling Holders that such Interruption Period is no longer applicable.

Section 2.05 Cooperation by Holders. The Company shall have no obligation to include Registrable Securities of a Holder in a registration statement who has failed to timely furnish after receipt of a written request from the Company such information that the Company determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the applicable provisions of the Securities Act.

Section 2.06 Restrictions on Sales. To the extent requested by the Managing Underwriter, each Holder of Registrable Securities that participates in an Underwritten Offering will enter into a customary letter agreement with underwriters providing such Holder will not effect any public sale or distribution of Registrable Securities during the period of 60 days beginning on the date of a prospectus or prospectus supplement filed with the SEC with respect to the pricing of an Underwritten Offering, provided that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Company and (ii) the restrictions set forth in this Section 2.06 shall not apply to any Registrable Securities that are included in an Underwritten Offering by such Holder.

For the avoidance of doubt, this Section 2.06 shall not apply to any Holder that does not elect to participate in an Underwritten Offering.

Section 2.07 Expenses. The Company shall pay all reasonable Registration Expenses, as determined in good faith by the Board, including, in the case of an Underwritten Offering, the Registration Expenses of an Underwritten Offering, regardless of whether any sale is made pursuant to an Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. For the avoidance of doubt, each Selling Holder’s pro rata allocation of Selling Expenses shall be the percentage derived by dividing (i) the number of Registrable Securities sold by such Selling Holder in connection with such sale by (ii) the aggregate number of Registrable Securities sold by all Selling Holders in connection with such sale. In addition, except as otherwise provided in this Section 2.07 and Section 2.08, the Company shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

Section 2.08 Indemnification.

(a) By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each Selling Holder thereunder, and its directors, officers, managers, employees, agents and Affiliates and each Person, if any, who controls such Selling Holder or its Affiliates

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within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) any registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and the Company shall reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or resolving any such Loss or actions or proceedings; provided, however, that the Company shall not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in any such document. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in any registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party under this Section 2.08 except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action by such failure. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of

14

its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select one separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnified party (which shall not be unreasonably withheld, delayed or conditioned), unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party. In addition, no indemnifying party shall be liable for the settlement of any action effected without its prior written consent (which shall not be unreasonably withheld, delayed or conditioned).

(d) Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to applicable Law, contract or otherwise.

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Section 2.09 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect), at all times from and after the date hereof;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish, unless otherwise available electronically at no additional charge via the SEC’s EDGAR system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

Section 2.10 Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities granted to the Purchasers by the Company under this Article II may be transferred or assigned by the Purchasers to one or more transferees or assignees of Registrable Securities without the consent of the Company; provided, however, that, (a) the transfer or assignment relates to a transfer or assignment of Warrants made in accordance with the applicable provisions of the Warrant Agreement, (b) any such transfer or assignment is for a number of Registrable Securities representing an aggregate Registrable Securities Amount of at least $5 million or any such transfer or assignment is to a Permitted Transferee (as defined in the Purchase Agreement), (c) the Company is given written notice prior to any said transfer or assignment, stating the name and address of each of the transferee or assignee, (d) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of the Purchasers under this Agreement and (e) the transferor or assignor is not relieved of any obligations or liabilities hereunder arising out of events occurring prior to such transfer.

Section 2.11 Liquidated Damages Payments Under Certain Circumstances.

(a) Payments (“Liquidated Damages Payments”) with respect to the Registrable Securities required to be covered by the Resale Shelf Registration Statement shall be assessed if the Resale Shelf Registration Statement has not been declared effective by the first anniversary of the Closing Date (a “Registration Default”). Liquidated Damages Payments shall accrue on such Registrable Securities (based on the Common Share Price as of such Business Day) for each such day from and including the date on which any such Registration Default occurs to but excluding the date on which all such Registration Defaults have been cured, at a rate of 6% per annum. Liquidated Damages Payments shall be paid in accordance with Section 2.11(c) below. Other than the obligation of payment of any Liquidated Damages Payments in accordance with the terms hereof, the Company will have no other liabilities for monetary damages with respect to its registration obligations. With respect to each Holder, the Company’s obligations to pay Liquidated Damages Payments remain in effect only so long as the securities held by the Holder are Registrable Securities.

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(b) In the event the Company provides a Delay Notice pursuant to Section 2.02, a Registration Default shall be deemed not to have occurred and be continuing, and no Liquidated Damages Payments shall accrue as a result thereof, in relation to the Resale Shelf Registration Statement or the related prospectus, until the end of the 90-day period described in Section 2.02.

(c) Any amounts of Liquidated Damages Payments due pursuant to this Section 2.11 will be payable in cash to the applicable Holders on the regular dividend payment dates described in the Certificate of Designation; provided, however, to the extent the Company is unable to pay Liquidated Damages Payments in cash because such payment would result in a breach under a credit facility or other debt instrument, then the Company will pay such Liquidated Damages Payments using as much cash as the Company is permitted without causing a breach of or default under such credit facility or other debt instrument. The amount of Liquidated Damages Payments will be determined on the basis of a 360-day year comprised of twelve 30-day months and the actual number of days on which Liquidated Damages Payments accrued during such period.

Section 2.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders, enter into any agreement with any current or future holder of any securities of the Company that would provide such holder with rights that would allow such holder to participate with respect to any registration for the benefit of the Holders pursuant to this Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.01 Termination and Effect of Termination. This Agreement shall terminate with respect to each Holder on the date as of which such Holder no longer holds any Registrable Securities (including, for the avoidance of doubt, Warrants the Common Shares issuable upon exercise of which Warrants would be Registrable Securities) and will terminate in full on the date as of which no Holder holds any Registrable Securities, except for the provisions of Section 2.06 and Section 2.07, which shall survive any such termination. No termination under this Agreement shall relieve any Person of liability for Registration Expenses or Selling Expenses incurred prior to termination. In the event this Agreement is terminated, each Person entitled to indemnification or contribution rights pursuant to Section 2.08 shall retain such rights with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

Section 3.02 Notices and Communications. Any notice or communication by the Company, on the one hand, or any of the Holders, on the other hand, to the other shall be in writing and shall be deemed to have been duly given and received (i) when delivered in person, (ii) when actually received when mailed by first class mail, postage prepaid, (iii) when actually received by overnight delivery by a nationally recognized courier service, or (iv) when receipt has been acknowledged when sent via electronic mail “email”). In each case the notice or communication shall be addressed as follows:

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(a) if to the Purchasers:

[•]

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Attention: Chris Crampton

with a copy to:

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Attention: General Counsel, Merchant Banking Division

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

666 Fifth Avenue, 26th Floor

New York, NY 10103

Attention: Caroline Blitzer Phillips

Email: cphillips@velaw.com

(b) if to a transferee of a Purchaser, to such Holder at the address provided pursuant to Section 2.10 above; and

(c) if to the Company:

McDermott International, Inc.

757 N. Eldridge Parkway

Houston, TX 77079

Attention: John Freeman

Email: jfreeman@mcdermott.com

with copies (which shall not constitute notice) to:

Baker Botts L.L.P.

910 Louisiana Street

Houston, TX 77002

Attention: Ted W. Paris

James H. Mayor

Email: ted.paris@bakerbotts.com

james.mayor@bakerbotts.com

or to such other address as any such party may designate in writing by notice delivered to the other parties hereto in accordance with this Section 3.02.

Section 3.03 Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein, with respect to the rights granted by the Company set forth herein. This Agreement supersedes all prior written or oral agreements and understandings among the parties hereto with respect to such subject matter.

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Section 3.04 Amendments and Waivers. This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of greater than 50% of the Registrable Securities then outstanding that are Common Shares issued or issuable upon the exercise of the Warrants; provided that any amendment of any of the provisions of this Agreement which disproportionately materially adversely affects any Holder shall not be effective without the written approval of such Holder. Any Holder may (with respect to itself), at any time: (i) extend the time for the performance of any of the obligations of the Company; or (ii) waive compliance by the Company with any of its agreements or covenants contained herein. The Company may, at any time: (i) extend the time for the performance of any of the obligations or other acts of any Holder; and (ii) waive compliance by any Holder with any of its agreements or covenants contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are to be offered or distributed pursuant to a Registration Statement, and that does not affect the rights of other Holders, may be given by Holders of greater than 50% of the Registrable Securities to be offered or distributed by such Holders pursuant to such Registration Statement.

Section 3.05 Binding Effect; Benefits of This Agreement. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns, including subsequent Holders of Registrable Securities (but only to the extent expressly permitted herein); and, except as expressly provided in Section 2.08, nothing in this Agreement, express or implied, is intended to confer upon any other Person any legal or equitable right, remedy or claim of any nature whatsoever under or by reason of this Agreement.

Section 3.06 Assignment of Holders’ Rights. All or any portion of the rights and obligations of the Purchasers under this Agreement may be transferred or assigned by each such Purchaser only in accordance with Section 2.10.

Section 3.07 Recapitalization, Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for any combinations, share splits, recapitalizations, pro rata distributions of shares and the like occurring after the date of this Agreement.

Section 3.08 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such party, in addition to and without limiting any other remedy or right it may have, shall have the right to seek an injunction or other equitable relief in a court of competent jurisdiction in accordance with Section 3.09, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto, to the extent permitted by applicable Law, hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude any such party from pursuing any other rights and remedies at law or in equity that such party may have.

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Section 3.09 Governing Law; Jurisdiction and Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to any principles of conflicts of laws thereof that would result in the application of the laws of any other jurisdiction, except to the extent that the New York conflicts of laws principles would apply applicable Laws of the Republic of Panama to internal matters relating to corporations organized thereunder). The Company and each Holder of a Registrable Security each hereby irrevocably and unconditionally:

(a) submits for itself in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America, in each case located within the Southern District of New York, and appellate courts thereof;

(b) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth herein or in the applicable register for the Registrable Securities or at such other address of which the other party shall have been notified pursuant hereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by applicable Law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (a) are not available despite the intentions of the parties hereto;

(e) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by applicable Law;

(f) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by applicable Law; and

(g) IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT.

Section 3.10 Severability. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

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Section 3.11 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or .pdf attachment to electronic mail shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 3.12 Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 3.13 No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another agreement of the Company, and no such agreement may be used to interpret this Agreement.

Section 3.14 No Presumption. If any claim is made by a party hereto relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.15 Obligations Limited to Parties to This Agreement. Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than the Holders, their respective permitted assignees and the Company shall have any obligation hereunder and that, notwithstanding that one or more of such Persons may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of any Holder hereunder.

(Signature pages follow)

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

MCDERMOTT INTERNATIONAL, INC.

By:
Name:
Title:

Signature Page to Registration Rights Agreement

PURCHASERS:

[•]

By:
Name:	[•]
Title:	[•]

Signature Page to Registration Rights Agreement

Exhibit C – Form of Certificate of Designation

CERTIFICATE OF DESIGNATION

OF

12% REDEEMABLE PREFERRED STOCK

OF

MCDERMOTT INTERNATIONAL, INC.

MCDERMOTT INTERNATIONAL, INC., a corporation incorporated and existing under the laws of the Republic of Panama (the “Corporation”), in accordance with the provisions of Section III, Article 20 of Law 32 of February 26, 1927 on Corporations of the Republic of Panama, DOES HEREBY CERTIFY:

That pursuant to the authority contained in Article Three of the Amended and Restated Articles of Incorporation, as amended, of the Corporation, a duly authorized committee of the Board of Directors of the Corporation duly approved and adopted on October [●], 2018 the following resolution creating and providing for the establishment and issuance of a series of shares of Redeemable Preferred Stock (as hereinafter described), providing for the designations, preferences, limitations and relative rights, voting, redemption and other rights thereof and the qualifications, limitations or restrictions thereof, in addition to those set forth in the Amended and Restated Articles of Incorporation, all in accordance with the provisions of the Corporation Law of Panama, Law 32 of February 26, 1927, which resolution remains in full force and effect on the date hereof:

RESOLVED, that, pursuant to the authority vested in the Board of Directors of McDermott International, Inc., a Panamanian corporation (the “Corporation”), in accordance with the provisions of the Amended and Restated Articles of Incorporation, as amended, of the Corporation, a series of Preferred Stock, par value of ONE DOLLAR ($1.00 U.S. Cy.) per share, of the Corporation be, and hereby is, created, and that the designation and number of shares thereof and the designations, preferences, and relative rights, and the qualifications, limitations or restrictions thereof, are as follows:

SECTION 1. Designation and Amount; Ranking.

(a) There shall be created from the 25,000,000 shares of preferred stock, par value of ONE DOLLAR ($1.00 U.S.) per share, of the Corporation authorized to be issued pursuant to the Articles of Incorporation, a series of preferred stock, designated as the “12% Redeemable Preferred Stock,” par value of ONE DOLLAR ($1.00 U.S.) per share (the “Redeemable Preferred Stock”), and the authorized number of shares of Redeemable Preferred Stock shall be 300,000 shares. To the extent not prohibited by the Articles of Incorporation, the provisions hereof or other provisions of applicable law, such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Redeemable Preferred Stock to less than the number of shares of Redeemable Preferred Stock then outstanding. Shares of the Redeemable Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled, and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series and subject to later issuance.

(b) The Redeemable Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Corporation, ranks: (i) senior in all respects to all Junior Stock; (ii) on a parity in all respects with all Parity Stock; and (iii) junior in all respects to all Senior Stock, in each case as provided more fully herein.

SECTION 2. Definitions.

As used herein, the following terms shall have the following meanings:

“12% Redeemable Preferred Director” has the meaning set forth in Section 3(e)(i).

“Accreted Value” shall mean, with respect to each share of Redeemable Preferred Stock, the Share Purchase Price as the same may be increased pursuant to Section 3.

“Accrued Dividends” shall mean, with respect to any share of Redeemable Preferred Stock, as of any date, the accrued and unpaid dividends on such share, whether or not declared, accruing from, and including, the last day of the most recently preceding Dividend Period (or the Issue Date, if there has been no prior Dividend Period) to, but not including, such date, and including, for the sake of clarity, any then accrued and unpaid dividends on such share from a prior Dividend Period.

“Affiliate” has the meaning assigned to such term, on the date hereof, in Rule 405 under the Securities Act.

“Affiliate Transaction” has the meaning set forth in Section 4(b)(xi).

“Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Corporation, as complemented by this Certificate of Designation, as further amended or restated in accordance with applicable Law and this Certificate of Designation.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and 13d-5 under the Exchange Act.

“Board of Directors” means the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

“Board Observer” has the meaning set forth in Section 4(j).

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by law or other governmental action to close.

“By-Laws” means the Amended and Restated By-Laws of the Corporation, as amended from time to time.

“Cash Dividends” has the meaning set forth in Section 3(a).

“Cash Election” has the meaning set forth in Section 8(c)(i).

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“Change of Control” means the occurrence of any of the following:

(a) the consummation of an acquisition the result of which is that a “person” or “group” (each within the meaning of Section 13(d) of the Exchange Act) has become the direct or indirect Beneficial Owner of, or directly or indirectly controls, more than 50% of the voting power of the total outstanding Voting Stock of the Corporation on a fully diluted basis; or

(b) the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of the properties and assets of the Corporation and its Subsidiaries (i) substantially as an entirety or (ii) in a manner that gives rise to the obligation of the issuers under the Indenture to make an offer to purchase the notes issued thereunder pursuant to Section 4.14 of the Indenture.

(c) the consummation of any other transaction or series of transactions (whether by recapitalization, merger or otherwise) in which the Company (or a wholly owned subsidiary (immediately prior to such transaction) of the Company) is not the survivor or successor entity;

(d) the consummation of a merger, consolidation or other business combination transaction which results in the Common Stock (or other securities into which shares of Common Stock have been converted or exchanged) not being listed on one of The New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market (or any of their respective successors) or any other major national securities exchange or automated quotation system; or

(e) the adoption by the stockholders of the Company of a plan relating to the liquidation or dissolution of the Company.

provided, however, that (x) none of the transactions described in clause (a), (c), or (d) above shall constitute a “Change of Control” if the holders of Common Stock immediately prior to such transaction continue to own, directly or indirectly, more than 50% of the voting power of the outstanding common equity interests of the surviving corporation or transferee, as the case may be, or the parent entity thereof, immediately after the completion of such transaction and (y) none of the transactions described in clause (a), (b) or (c) above shall constitute a “Change of Control” if such transaction is effected solely to change the Corporation’s jurisdiction of formation or to form a holding company for the Corporation and, in either case, results in a share exchange or reclassification or similar exchange of the outstanding Common Stock solely into common stock of the surviving entity or new holding company.

“Change of Control Redemption Date” has the meaning set forth in Section 8(d).

“Change of Control Notice” has the meaning set forth in Section 8(b).

“close of business” means 5:00 p.m. (Houston, Texas time).

“Common Stock” means the common stock, par value of ONE DOLLAR ($1.00 U.S.), of the Corporation or any other capital stock of the Corporation into which such Common Stock shall be reclassified or changed.

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“Corporation” means McDermott International, Inc., a Panamanian corporation.

“Corporation Indebtedness Documents” means any agreement, document or instrument governing or evidencing any indebtedness of the Corporation or any of its Subsidiaries that is in excess of $10,000,000 (U.S.) (including, without limitation, as of the Issue Date, the Current Credit Agreement, the LC Agreement and the Indenture).

“Corporation Law of Panama” means the Corporation Law of Panama, Law 32 of February 26, 1927, as amended.

“Corporation Redemption Date” has the meaning set forth in Section 6(b).

“Corporation Redemption Notice” has the meaning set forth in Section 6(b).

“Corporation Securities Election” has the meaning set forth in Section 8(c)(iii).

“Current Credit Agreement” means that certain Credit Agreement, dated as of May 10, 2018, among the Corporation, as Borrower, Barclays Bank PLC, as Administrative Agent for the term facility, Credit Agricole Corporate and Investment Bank, as Administrative Agent for the other facilities, and the other lender parties thereto, as heretofore amended and as the same may be amended, supplemented, modified, extended or replaced from time to time hereafter (unless otherwise specified herein).

“Director Rights Triggering Event” has the meaning set forth in Section 3(e)(i).

“Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 2018.

“Dividend Period” has the meaning set forth in Section 3(a).

“Dividend Rate” shall mean the rate per Dividend Period of 3.00% (12.0% per annum) per share of Redeemable Preferred Stock.

“Dividend Record Date” means, with respect to any Dividend Payment Date, the March 15, June 15, September 15 or December 15, as the case may be, immediately preceding such Dividend Payment Date.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Holder” means, unless the context otherwise indicates or requires, a holder of record of a share of Redeemable Preferred Stock, as reflected in the transfer books of the Corporation.

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“Holder Change of Control Election” has the meaning set forth in Section 8(c).

“Holder Redemption Right” has the meaning set forth in Section 7(a).

“Holder Redemption Date” has the meaning set forth in Section 7(b).

“Holder Redemption Notice” has the meaning set forth in Section 7(b).

“HSR Act” has the meaning set forth in Section 3(e)(iv).

“Indenture” means that certain Indenture, dated as of April 18, 2018, by and among the Subsidiaries of the Corporation named as issuers therein, Wells Fargo Bank, National Association, as Trustee, the Corporation and the other guarantors party thereto, as heretofore amended or supplemented and as the same may be amended or supplemented from time to time hereafter (unless otherwise specified herein).

“Initial Period” has the meaning set forth in Section 3(b).

“Issue Date” means the original date of issuance of the Redeemable Preferred Stock.

“Junior Stock” means Common Stock and each other class or series of capital stock of the Corporation established after the Issue Date, by the Board of Directors, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Redeemable Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

“Law” means any statute, law, ordinance, regulation, rule, order, code, governmental restriction, decree, injunction or other requirement of law, or any judicial or administrative interpretation thereof, of any Governmental Authority.

“LC Agreement” means that certain Letter of Credit Agreement, dated as of October 30, 2018, by and among McDermott International, Inc., as a guarantor, McDermott Technology (Americas), Inc., McDermott Technology (US), Inc. and McDermott Technology, B.V., as co-applicants, a syndicate of participants and letter of credit issuers, and Barclays Bank PLC, as administrative agent.

“Leverage Ratio” has the meaning assigned to such term in the Current Credit Agreement, as in effect on the Issue Date without any changes, modifications or supplements to the Current Credit Agreement or to any other defined terms in the Current Credit Agreement that are used in the definition of “Leverage Ratio.”

“Liquidation Preference” means, with respect to each share of Redeemable Preferred Stock, an amount equal to the then applicable Minimum Return.

“Minimum Return” means, with respect to each share of Redeemable Preferred Stock, (i) prior to January 1, 2020, an amount sufficient to cause the MOIC of such share of Redeemable Preferred Stock to be 1.2, (ii) on or after January 1, 2020 but prior to January 1, 2022, an amount sufficient to cause the MOIC of each such share of Redeemable Preferred Stock to be 1.25, (iii) on

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or after January 1, 2022 but prior to January 1, 2023, an amount sufficient to cause the MOIC of each such share of Redeemable Preferred Stock to be 1.20, (iv) on or after January 1, 2023 but prior to January 1, 2025, an amount sufficient to cause the MOIC of each such share of Redeemable Preferred Stock to be 1.15 and (v) on or after January 1, 2025, an amount sufficient to cause the MOIC of each such share of Redeemable Preferred Stock to be 1.20.

“MOIC” means, as of any measurement date in respect of each share of Redeemable Preferred Stock, the quotient of (a) all cash redemption payments and other cash payments made by the Corporation in respect of such share of Redeemable Preferred Stock (but excluding all Cash Dividends paid in respect of the Redeemable Preferred Stock) divided by (b) the Accreted Value of such share of Redeemable Preferred Stock.

“NYSE” means the New York Stock Exchange.

“Ownership Notice” means the notice of ownership of capital stock of the Corporation containing the information required to be set forth or stated on certificates pursuant to the Corporation Law of Panama and, in the case of an issuance of capital stock by the Corporation, in substantially the form attached hereto as Exhibit A.

“Parity Stock” means any class or series of the Corporation’s capital stock established after the Issue Date, the terms of which expressly provide that such class or series will rank on a parity with the Redeemable Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

“Paying Agent” means the Transfer Agent, acting in its capacity as paying agent for the Redeemable Preferred Stock, and its successors and assigns, or any other Person appointed to serve as paying agent by the Corporation (which such other Person must be a bank or trust company with an office in the Borough of Manhattan, the City of New York, having a capital and surplus of at least $50,000,000 (U.S.).

“Payment Default” has the meaning set forth in Section 3(b).

“Payment Default Rate” means an additional 0.25% per Dividend Period (1.0% per annum) upon each occurrence of a Payment Default (which shall be additive each time a Payment Default occurs until each such Payment Default is cured), cumulative to the Dividend Rate as in effect for the applicable period, computed on the basis of a 360-day year comprised of 30-day months; provided, however, that, subject to Section 5(e), the Payment Default Rate shall not exceed 1.0% per Dividend Period (4.0% per annum) in the aggregate.

“Permitted Cash Amount” is defined in Section 8(c)(i).

“Permitted Distributions” means (i) a dividend payable in shares of Parity Stock (if the issuance of such Parity Stock has been approved in accordance with the provisions of Section 4(b)(ii), as applicable) or Junior Stock and cash in lieu of fractional shares with respect to the foregoing, (ii) the repurchase, redemption or other acquisition of shares of Common Stock or other Junior Stock in exchange for shares of Common Stock or other Junior Stock and the payment of cash in lieu of fractional shares of Common Stock or other Junior Stock; (iii) purchases or acquisition of fractional interests in shares of Parity Stock (which issuance of Parity Stock must

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be approved in accordance with the provisions of Section 4(b)(ii), as applicable), Common Stock or other Junior Stock (x) pursuant to the exercise, conversion or exchange provisions of such shares or any securities exercisable for, exchangeable for or convertible into such shares or (y) in connection with any merger or other business combination; (iv) payments in connection with the satisfaction of employees’ tax withholding obligations pursuant to employee benefit plans or outstanding awards (and payment of any corresponding requisite amounts to the appropriate Governmental Authority); (v) redemptions, purchases or other acquisitions or retirement for value of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan or employment contract in the ordinary course of business, including, without limitation, (A) the forfeiture of unvested shares of restricted stock or share withholdings upon exercise, delivery or vesting of equity awards granted to officers, directors, consultants and employees and the payment of cash in lieu of fractional shares of Common Stock or other Junior Stock and (B) acquisitions in connection with the exercise or vesting of any equity compensation (including, without limitation, stock options, restricted stock and phantom stock) in order to satisfy any tax withholding obligation with respect to such exercise or vesting; (vi) any dividends or distributions of rights in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan that do not result in cash outflows of greater than $0.01 (U.S.) per right plus amounts paid for fractional rights; and (vii) the exchange or conversion of Junior Stock for or into other Junior Stock and the payment of cash in lieu of fractional shares of other Junior Stock.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“PIK Dividend Rate” shall mean the rate per Dividend Period of 3.25% (13.0% per annum) per share of Redeemable Preferred Stock.

“Purchase Agreement” means the Securities Purchase Agreement, dated October 30, 2018 by and between the Corporation and the Purchasers named therein.

“Purchaser” has the meaning set forth in the Purchase Agreement.

“Redeemable Preferred Stock” has the meaning set forth in Section 1(a).

“Redemption Consideration” has the meaning set forth in Section 6.

“SEC” means the U.S. Securities and Exchange Commission.

“Redemption Date” means the applicable redemption date set forth in Section 6.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Stock” means each class of the Corporation’s capital stock established after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Redeemable Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

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“Share Purchase Price” means $1,000.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Substantially Equivalent Security” means a security in a surviving or successor entity to the Corporation that has substantially similar rights, preferences and privileges as the Redeemable Preferred Stock (it being understood that the differences in rights to the extent required by a security issued by a surviving or successor entity organized in a different jurisdiction shall not be grounds for such security not to be deemed a Substantially Equivalent Security).

“Substantially Equivalent Security Election” has the meaning set forth in Section 8(c)(ii).

“Transfer Agent” means Computershare Trust Corporation, N.A., acting as the Corporation’s duly appointed transfer agent, registrar, and dividend disbursing agent for the Redeemable Preferred Stock, and its successors and assigns, or any other person appointed to serve as transfer agent, registrar, conversion agent and dividend disbursing agent by the Corporation.

“Voting Stock” with respect to any Person, means securities of any class of equity interests (including securities convertible into or exchangeable for such equity interests) of such Person entitling the holders thereof at such time (without regard to the occurrence of any contingency) to vote generally in the election of members of the Board of Directors of such Person.

SECTION 3. Dividends.

(a) Subject to Section 3(c), from and after the Issue Date, dividends shall, with respect to each outstanding share of Redeemable Preferred Stock, accrue on the Accreted Value at the Dividend Rate (or the Dividend Rate, plus the Payment Default Rate pursuant to Section 3(b)) for each Dividend Period (as defined below) to and including the next Dividend Payment Date. Such cash dividends on the Redeemable Preferred Stock (“Cash Dividends”) shall be payable only when, as and if declared by the Board of Directors, and when so declared and paid, Cash Dividends shall be paid in cash out of funds legally available therefor and shall be payable on the next Dividend Payment Date following such declaration by the Board of Directors to the holders of Redeemable Preferred Stock as they appear on the Corporation’s stock register at the close of

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business on the relevant Dividend Record Date. Dividends on the Redeemable Preferred Stock shall accumulate and become Accrued Dividends on a day-to-day basis from the last day of the most recent Dividend Period, or if there has been no prior Dividend Period, from the Issue Date, until Cash Dividends are paid pursuant to this Section 3(a) in respect of such Accrued Dividends or pursuant to Sections 3(b) and 3(c). If a Dividend Payment Date is not a Business Day, then any Cash Dividend in respect of such Dividend Payment Date shall be due and payable on the first Business Day following such Dividend Payment Date and no additional dividends or Accreted Value on such payment will accrue or accumulate, as the case may be, in respect of such delay. The period from the Issue Date to and including the first Dividend Payment Date and each period from but excluding a Dividend Payment Date to and including the following Dividend Payment Date is herein referred to as a “Dividend Period.” Notwithstanding the foregoing, and without limiting the Holders’ rights herein (including, but not limited to, those set forth in this Section 3 and Section 7), the Corporation shall not be required to pay Cash Dividends on the Redeemable Preferred Stock to the extent prohibited by any Corporation Indebtedness Document or applicable Law, but in such case, such unpaid amounts will be cumulative and will compound as provided in Section 3(b) below.

(b) Notwithstanding anything to the contrary in Section 3(a), if all or a portion of a Cash Dividend is not declared and paid in accordance with Section 3(a) on a Dividend Payment Date for any Dividend Period (or, if less than all of such dividend is to be declared and paid in cash, the portion thereof for which a Cash Dividend is due) ending on or prior to December 31, 2021 (the “Initial Period”), then with respect to such portion of any Cash Dividend that is not declared and paid, (i) such amount of dividends shall be deemed to have accrued and accumulated at the PIK Dividend Rate and the Accreted Value of each outstanding share of Redeemable Preferred Stock shall automatically increase on such Dividend Payment Date by such amount of dividends that so accrued and (ii) any increase in the Accreted Value pursuant to this Section 3(b) shall reduce and fully discharge, on a dollar-for-dollar basis, the amount of accrued and unpaid Cash Dividends to which such increase relates for all purposes, including paragraph (12) of Part A of Article 3 of the Articles of Incorporation. If the Corporation fails to pay in cash in full all or any part of any Cash Dividend when due and payable in accordance with Section 3(a) for any quarter following the Initial Period (such failure, a “Payment Default”), then from and after the first day of the immediately following Dividend Period and continuing until such failure is cured by payment in full in cash of all arrearages (for the avoidance of doubt, including arrearages attributable to the Payment Default Rate), (i) the Cash Dividends pursuant to Section 3(a) shall accrue at the Dividend Rate plus the Payment Default Rate and (ii) the amount of such accrued but unpaid cash dividends shall constitute arrearages that shall accrue and accumulate (and compound quarterly) at the Dividend Rate plus the Payment Default Rate until paid.

(c) Dividends payable under Section 3(a), and any increase in Accreted Value under Section 3(b) (or deemed increase in Accreted Value under Section 3(d)) for any period less than a full quarterly dividend or accretion period (based upon the number of days elapsed during the period), shall each be computed on the basis of a 360-day year consisting of twelve 30-day months.

(d) Under this Certificate of Designation, in calculating the Accreted Value of each share of Redeemable Preferred Stock for purposes of the Redemption Consideration, Liquidation Preference or otherwise, such Accreted Value shall be increased by the amount of Accrued Dividends during the then-current Dividend Period regardless of whether, at the time of

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redemption or other relevant event (including in respect of a Change of Control), a dividend payable on the next immediately succeeding Dividend Payment Date has been declared pursuant to Section 3(a). Subject to Section 3(c), Holders of shares of Redeemable Preferred Stock subject to redemption (including in respect of a Change of Control) shall not be entitled to receive any payment of dividends declared pursuant to Section 3(a) in respect of the Dividend Period in which such redemption occurs notwithstanding that a Dividend Record Date may have occurred for the payment of such dividends prior to such redemption.

(e) Failure to Pay Dividends.

(i) If the Corporation fails (a) following the Initial Period, to pay in cash the Cash Dividends in respect of any two consecutive subsequent Dividend Periods on or prior to the applicable Dividend Payment Dates or (b) at any time, to redeem the shares of Redeemable Preferred Stock (1) on any Holder Redemption Date or (2) after any Holder Change of Control Election that is a Cash Election, on the later of 15 Business Days after such election and the Change of Control Redemption Date (without regard to the tolling of the Change of Control Redemption Date pursuant to Section 8(d)) (any of (a) or (b), a “Director Rights Triggering Event”), then the Holders of the then-outstanding shares of Redeemable Preferred Stock, voting as a separate class, shall be entitled to elect by majority vote (with each outstanding share of Redeemable Preferred Stock entitling the Holder thereof to one vote) one director to the Board of Directors (a “12% Redeemable Preferred Director”) to serve until such time as all dividends in arrears or redemption payments, the nonpayment of which caused the Director Rights Triggering Event, have been paid in full in cash; provided that: (A) any such director must, in the reasonable judgment of the Board of Directors, have the requisite skill and experience to serve as a director of a public company in the engineering, procurement and construction industry, (B) the election of any such director shall not violate the bylaws of the Corporation as in effect on the effective date of this Certificate of Designation or the corporate governance requirements of the NYSE (or any other exchange or automated quotation system on which securities of the Corporation may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors and (C) any such director must not be an employee or director of any Industry Competitor (as defined in the Purchase Agreement); provided, further, that, if the Board of Directors validly rejects any such individual, the Holders may propose another individual for election to the Board of Directors until such an individual is accepted and elected to the Board of Directors in accordance with the provisions of this Section 3(e)(i). In the event the Holders become entitled to elect directors to the Board of Directors pursuant to the provisions of paragraph (12) of Part A of Article 3 of the Articles of Incorporation, the 12% Redeemable Preferred Director shall be counted as one of those directors.

(ii) Subject to the provisions of Section 3(e)(i), the 12% Redeemable Preferred Director elected pursuant to the provisions of Section 3(e)(i) shall serve until the next annual meeting of the Corporation or until his or her successor is duly elected and qualified (provided that the Holders may reelect such 12% Redeemable Preferred Director, by majority vote, voting as a separate class, at such annual meeting (and at any subsequent annual meeting) so long as the Holders continue to have the right to appoint such director in accordance with the provisions of Section 3(e)(i)) or his or her earlier death, resignation,

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retirement, disqualification or removal; any vacancy or newly created directorship in the position of the 12% Redeemable Preferred Director may be filled only by the Holders of a majority of the then-outstanding shares of Redeemable Preferred Stock; provided that, in the event that the Holders shall fail to fill any such vacancy, such seat on the Board of Directors shall remain vacant until such time as the Holders elect an individual to fill such seat in accordance with this Section 3(e)(ii) and during any period where such seat remains vacant, the Board of Directors nonetheless shall be deemed duly constituted. Subject to the provisions of Section 3(e)(iii), the 12% Redeemable Preferred Director may, during his or her term of office, be removed at any time, with or without cause, by (but only by) the Holders of a majority of the then-outstanding shares of Redeemable Preferred Stock.

(iii) Notwithstanding the foregoing, the Holders’ right to appoint a 12% Redeemable Preferred Director pursuant to the provisions of Section 3(e)(i) shall be at all times subject to the application and limitations of the rules and regulations of the NYSE or the national securities exchange on which the Common Stock is then-traded.

(iv) If the Corporation or any Holder determines, after consultation with the other, that a filing is required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), solely in connection with any rights the Redeemable Preferred Stock may have under this Certificate of Designation to elect a 12% Redeemable Preferred Director, then the Corporation, on the one hand, and such Holder, on the other hand, shall (A) as promptly as practicable make, or cause to be made, all filings and submissions required under the HSR Act with respect to the 12% Redeemable Preferred Director and (B) use their commercially reasonable efforts to obtain, or cause to be obtained, consent in respect of such filings and submissions (or the termination or expiration of the applicable waiting period, as applicable) as soon as possible thereafter.

(f) Holders of shares of Redeemable Preferred Stock shall not be entitled to any dividend other than as set forth in this Section 3 or as otherwise provided for in the Certificate of Designation.

(g) Subject to the provisions of this Section 3 and Section 4 below, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors may be declared and paid on any of the Corporation’s securities, including Common Stock, from time to time out of funds legally available for such payment, and the Holders shall not be entitled to participate in any such dividends.

SECTION 4. Special Rights.

(a) Holders shall not have any voting or consent rights (including, without limitation, for the election of directors) except as set forth in Section 3(e) or this Section 4 or as otherwise from time to time may be specifically required by the Corporation Law of Panama or the Articles of Incorporation.

(b) So long as there are any shares of Redeemable Preferred Stock outstanding, in addition to any other vote or consent of stockholders required by the Corporation Law of Panama or the Articles of Incorporation, the written consent of the Holders of a majority of the then-outstanding shares of Redeemable Preferred Stock shall be necessary for the Corporation, or its wholly owned subsidiaries, to effectuate:

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(i) other than as contemplated by this Certificate of Designation, any amendment, modification or alteration of, or supplement to, the Articles of Incorporation or this Certificate of Designation, whether by merger, consolidation or otherwise, that would adversely affect the rights, preferences, powers or privileges of the Redeemable Preferred Stock; provided, however, that, for the avoidance of doubt, any such amendment to increase or decrease the authorized Common Stock or adjust the par value thereof shall not require any consent hereunder;

(ii) any issuance, authorization or creation of, or any increase by the Corporation in the issued or authorized amount of, any specific class or series of Senior Stock or any Parity Stock or security convertible into or evidencing the right to purchase, or any security convertible into or exchangeable for, any shares of Senior Stock or Parity Stock; provided, that, for the avoidance of doubt, this provision shall not require any consent in connection with the issuance, authorization or creation of any preferred stock of the Corporation in connection with any stockholder rights plan that may be adopted by the Corporation after the Issue Date;

(iii) any issuance, authorization or creation of any additional shares of preferred stock of the Corporation that would have any voting rights in common with the Redeemable Preferred Stock; provided, that, for the avoidance of doubt, this provision shall not require any consent in connection with the issuance, authorization or creation of any preferred stock of the Corporation in connection with any stockholder rights plan that may be adopted by the Corporation after the Issue Date;

(iv) except as may be required by applicable Law, the filing of any voluntary petition in, or consent to the filing of any petition in, or the institution of, any bankruptcy, reorganization, or liquidation proceeding involving the Corporation or any material “restricted subsidiary” (as defined in the Current Credit Agreement) of the Corporation as a debtor under any federal or state bankruptcy Law or any other applicable law;

(v) other than any Permitted Distribution, the payment of dividends on, or repurchases or redemptions of, any issued and outstanding Common Stock or other Junior Stock or any non-pro rata dividend on or redemption or repurchase of Parity Stock;

(vi) the incurrence, creation, assumption or guarantee of any Indebtedness (as defined in the Current Credit Agreement, as in effect on the Issue Date without any amendments, modifications or supplements thereto) that would cause the Leverage Ratio as of the date on which such Indebtedness is incurred, created, assumed or guaranteed to exceed (A) on or prior to September 30, 2019, 4.72 to 1.00, (B) on or after October 1, 2019 but prior to January 1, 2020, 4.44 to 1.00, (C) on or after January 1, 2020 but prior to January 1, 2021, 4.17 to 1.00, (D) on or after January 1, 2021 but prior to January 1, 2022, 3.89 to 1.00, (D) on or after January 1, 2022, 3.61 to 1.00, in each case after giving pro forma effect to such incurrence, creation, assumption or guarantee and the application of the proceeds thereof;

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(vii) (A) the entry into any agreement that by its terms expressly prohibits the payment of dividends or redemption payments on the Redeemable Preferred Stock; (B) the amendment of any Corporation Indebtedness Document to include restrictions on the payment of dividends or redemption payments on the Redeemable Preferred Stock that are more restrictive than those in the Corporation Indebtedness Documents as in effect on the Issue Date without any amendment, modification or supplement thereto; or (C) the entry into any new indebtedness agreement (including any modification, supplement or refinancing of the Corporation Indebtedness Documents in effect on the Issue Date) that includes restrictions on the payment of dividends or redemption payments on the Redeemable Preferred Stock that (1) are more restrictive than those in the Corporation Indebtedness Documents in existence on the Issuance Date without any amendment, modification or supplement thereto or (2) that characterizes the Redeemable Preferred Stock as “disqualified stock,” “disqualified equity interests” or indebtedness or other similar designation; provided, however, that, for the avoidance of doubt, any amendment, modification or supplement to the Corporation Indebtedness Documents that does not amend or modify the term “disqualified stock,” “disqualified equity interests” or indebtedness or other similar designation shall not require any consent under this clause (C)(2);

(viii) the entry into a Change of Control transaction or any transaction that would cause a “Change of Control” or “Fundamental Change” under the Corporation Indebtedness Documents if the Corporation Indebtedness Documents would prohibit or otherwise prevent the redemption of the shares of Redeemable Preferred Stock for cash in an amount equal to the Liquidation Preference of all outstanding shares of Redeemable Preferred Stock plus all Accrued Dividends thereon at the time of such transaction unless such transaction provides that, prior to or concurrently with the consummation of such transaction, the Corporation shall redeem all shares of Redeemable Preferred Stock that are the subject of a Cash Election in cash at the Liquidation Preference plus all Accrued Dividends on the outstanding shares of Redeemable Preferred Stock or shall otherwise pay an amount in cash in respect of such shares equal to the aggregate Liquidation Preference plus all Accrued Dividends on the outstanding shares of Redeemable Preferred Stock applicable thereto in connection with such transaction;

(ix) the making of any “Restricted Payments” pursuant to Section 8.5(s) (or any successor provision thereto) of the Current Credit Agreement or any payments of “Junior Priority Indebtedness” pursuant to Section 8.20(c) (or any successor provisions thereto) of the Current Credit Agreement in an aggregate amount greater than $50,000,000 plus 50% of the aggregate amount that could be incurred under Section 8.5(s)(ii) of the Current Credit Agreement (or any successor provision) (other than cash dividend payments or redemption payments on the Redeemable Preferred Stock);

(x) (i) the issuance of any equity securities of any of the Company’s wholly owned subsidiaries, other than to the Company or another of the Company’s wholly owned subsidiaries, (ii) the formation or creation of a subsidiary of the Company that is not wholly owned (directly or indirectly) by the Company; or (iii) the contribution of any assets to any person that is not wholly owned by the Company, in the cases of clauses (ii) and (iii), that is not permitted under the Corporation Indebtedness Documents;

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(xi) the authorization, entry into, amendment to, modification of, extension of, enforcement of or termination of any transaction, contract or arrangement between the Corporation or one of its subsidiaries, on the one hand, and any controlling Affiliate of the Corporation, on the other hand, involving an amount in excess of $5,000,000 (each, an “Affiliate Transaction”) or waiver of any rights of the Corporation in connection with any such Affiliate Transaction, except for any such Affiliate Transactions that are on terms no less favorable to the Corporation (or its subsidiaries, as applicable) than those that would reasonably be expected to be obtained in a comparable arm’s-length transaction with an independent third party, unless such Affiliate Transaction is approved by the Board of Directors, or a committee of the Board of Directors consisting entirely of directors who are independent within the meaning of Rule 10A-3(b)(1)(ii) under the Exchange Act.

(c) Notwithstanding anything to the contrary herein, without the consent of any Holder, the Corporation may amend, alter, supplement or repeal any terms of the Redeemable Preferred Stock by amending or supplementing the Articles of Incorporation, this Certificate of Designation or any stock certificate representing shares of the Redeemable Preferred Stock to:

(i) cure any ambiguity, omission, inconsistency or mistake in any such instrument that does not adversely affect the rights, preferences, privileges or voting powers of the Redeemable Preferred Stock or any Holder, as applicable;

(ii) make any provision with respect to matters or questions relating to the Redeemable Preferred Stock that is not inconsistent with the provisions of this Certificate of Designation and that does not adversely affect the rights, preferences, privileges or voting powers of the Redeemable Preferred Stock or any Holder; or

(iii) make any other change that does not adversely affect the rights, preferences, privileges or voting powers of the Redeemable Preferred Stock or any Holder (other than any Holder that consents to such change).

(d) In exercising the voting rights set forth in Section 3(e) or this Section 4, each share of Redeemable Preferred Stock shall entitle the Holder thereof to one vote.

(e) The rules and procedures for calling and conducting any meeting of the Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its sole discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation, the By-Laws and applicable Law.

(f) To the extent that the Holders shall have the right to vote as a class (alone or together with any other series of stock of the Corporation) pursuant to the requirements of applicable Law or the Articles of Incorporation on any matter not set forth herein as otherwise requiring the vote of such Holders, the approval of such matter shall require only the vote of the Holders of a majority of the then-outstanding shares of Redeemable Preferred Stock entitled to vote thereon (unless a higher percentage is required by applicable Law or the Articles of Incorporation) or the written

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consent of the Holders of a majority of the then-outstanding shares of Redeemable Preferred Stock entitled so to vote (unless a higher percentage is required by applicable Law or the Articles of Incorporation). At any meeting at which the Holders of shares of the Redeemable Preferred Stock shall have the right to elect a 12% Redeemable Preferred Director, the presence in person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then-outstanding shares of Redeemable Preferred Stock shall be required and shall be sufficient to constitute a quorum for the election of a 12% Redeemable Preferred Stock Director by such Holders.

(g) The rights of the Holders to take any action as provided in this Certificate of Designation or otherwise (including, without limitation, the waiver of any rights of such Holders) may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose or at any adjournment or postponement thereof, or without a meeting, without prior notice and without a vote, if a consent or counterpart consents in writing, setting forth the action so taken, shall be signed by the Holder or Holders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the Holders of all shares of Redeemable Preferred Stock entitled to vote on the action were present and voted.

(h) For the taking of any action as provided in this Section 4 by the Holders or for any action as to which the Holders are entitled to vote, each Holder shall have one vote for each share of Redeemable Preferred Stock standing in its name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

(i) So long as the right to vote pursuant to this Section 4 continues (and unless such right has been exercised by written consent of the Holders of the minimum number of shares of Redeemable Preferred Stock required to take such action), upon the written request of Holders of shares of Redeemable Preferred Stock representing a majority of the then-outstanding shares of Redeemable Preferred Stock addressed to the Secretary of the Corporation at the principal office of the Corporation, the Secretary of the Corporation shall call a special meeting of the Holders of shares of Redeemable Preferred Stock entitled to vote as provided herein. Such meeting shall be held on a date selected by the Board of Directors within 60 days after delivery of such request to the Secretary, at the place and upon the notice provided by applicable Law and in the By-Laws, for the holding of meetings of stockholders.

(j) For as long as Purchaser, its Affiliates and its Permitted Transferees (as defined in the Purchase Agreement, but only to the extent the Purchaser has voting or dispositive power over the shares of Redeemable Preferred Stock held by such Permitted Transferees) is the Beneficial Owner of at least 51% of the outstanding shares of the Redeemable Preferred Stock, Purchaser shall be entitled to designate one natural person to attend all meetings of the Board of Directors (the “Board Observer”). The Board Observer shall be entitled to attend all meetings (including telephonic meetings), including all committee meetings, of the Board of Directors. The Corporation shall provide to the Board Observer any notices delivered to the members of the Board of Directors and a copy of all meeting materials concurrently with providing such notices and materials to the Board of Directors. The Board Observer shall be subject to customary confidentiality restrictions on

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board observers, shall not be a member of the Board of Directors and shall not have any voting rights with respect to any action brought before the Board of Directors or count towards any quorum with respect to such actions. Notwithstanding any rights to be granted or provided to the Board Observer hereunder, the Board of Directors may exclude the Board Observer from access to any materials or meeting or portion thereof if the Board of Directors determines, in good faith, that (i) access would reasonably be expected to prevent the members of the Board of Directors from engaging in attorney-client privileged communication or result in a bona fide conflict of interest with the Corporation involving any arrangement or transaction (or potential arrangement or transaction) between the Corporation or one or more of its any of its Subsidiaries, on the one hand, and Purchaser or any of its Affiliates, on the other hand, or (ii) such portion of a meeting is an executive session limited solely to independent director members of the Board of Directors, independent auditors and/or legal counsel, as the Board of Directors may designate for purposes of discussion, vote or otherwise, and the Board Observer (assuming the Board Observer was a member of the Board of Directors) would not meet the then-applicable standards for independence adopted by the New York Stock Exchange, or such other exchange on which the Common Stock is then traded; provided, however, that such exclusion shall be limited to the portion of the material and/or meeting that is the basis for such exclusion and shall not extend to any portion of the material and/or meeting that does not involve or pertain to such exclusion. Notwithstanding the foregoing, (i) the members of the Board of Directors may engage in discussions with one another outside of any meetings of the Board of Directors without the need to include the Board Observer in such discussions or otherwise inform the Board Observer of such discussions, (ii) the Board of Directors may take actions by unanimous written consent without giving prior notice to the Board Observer, so long as the Board Observer is provided substantially contemporaneous notice of such action by unanimous written consent and is otherwise provided as and when provided to the members of the Board of Directors all materials relating to such action by written consent and (iii) the Board Observer shall have no rights to attend meetings or receive materials during the term of office of any 12% Redeemable Preferred Director (unless they are the same person). For so long as Purchaser and its Permitted Transferees (as defined in the Purchase Agreement) is the Beneficial Owner of less than 51% but at least 25% of the outstanding shares of the Redeemable Preferred Stock and other than during the term of office of any 12% Redeemable Preferred Director, Purchaser shall be entitled to receive, upon request, the same materials that a Board Observer would have received (subject to customary confidentiality restrictions) but shall not be entitled to receive notice of or attend any meetings of the Board of Directors.

SECTION 5. Liquidation Rights.

(a) In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive, in respect of each share of Redeemable Preferred Stock held of record by such Holder, and to be paid out of the assets of the Corporation legally available for such purposes, an amount equal to the Liquidation Preference plus all Accrued Dividends on such shares of Redeemable Preferred Stock as of the date of such liquidation, winding-up or dissolution of the Corporation, in preference to the holders of, and before any payment or distribution is made on, any Junior Stock in respect of payment on liquidation, winding-up or dissolution.

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(b) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all of the assets of the Corporation substantially as an entirety (other than in connection with the liquidation, winding up or dissolution of its business), nor the merger, consolidation or other business combination of the Corporation into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 5.

(c) After the payment in full to the Holders of the amounts provided for in this Section 5, such Holders as such shall have no right or claim to any of the remaining assets of the Corporation in respect of their ownership of such Redeemable Preferred Stock.

(d) In the event the assets of the Corporation available for distribution to the Holders upon any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to the provisions of Section 5(a), no such distribution shall be made on account of any shares of Parity Stock (which issuance of Parity Stock must be approved in accordance with the provisions of Section 4(b)(ii), as applicable) upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Redeemable Preferred Stock, equally and ratably, in proportion to the full distributable amounts for which Holders of all Redeemable Preferred Stock and the holders of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.

SECTION 6. Corporation Optional Redemption.

(a) At any time and from time to time, the Corporation shall have the right, subject to applicable Law, to redeem, out of funds legally available for such purposes, the Redeemable Preferred Stock for cash, in whole or in part, at a redemption price per share equal to the Liquidation Preference of each such share of Redeemable Preferred Stock plus all Accrued Dividends on such share of Redeemable Preferred Stock (such amount, as of the applicable Corporation Redemption Date or Holder Redemption Date, as applicable, the “Redemption Consideration”).

(b) The Corporation shall mail notice of its election to redeem the Redeemable Preferred Stock (such notice, the “Corporation Redemption Notice”) pursuant to the provisions of this Section 6 not less than 30 days and not more than 90 days before the applicable Corporation Redemption Date, to the Holders as their names appear (as of the close of business on the Business Day next preceding the day on which notice is given) on the books of the Corporation at the respective addresses of the Holders shown therein. Any notice of redemption by the Corporation provided to a Holder pursuant to the provisions of this Section 6 shall state: (i) the date on which such redemption shall occur (the “Corporation Redemption Date”), (ii) the number of shares of Redeemable Preferred Stock to be redeemed from such Holder, (iii) the applicable Redemption Consideration and (iv) whether or not such notice is conditioned and if so, the conditions to such redemption. Any notice of redemption may be subject to one or more conditions as determined by the Board of Directors, in its sole discretion, and as specified therein; provided that any Corporation Redemption Notice shall automatically expire on the Corporation Redemption Date if the conditions set forth therein are not satisfied as of such date.

(c) If the Corporation elects to redeem fewer than all of the outstanding shares of Redeemable Preferred Stock pursuant to the provisions of this Section 6, the number of shares of Redeemable Preferred Stock to be redeemed shall be determined by the Corporation in a manner consistent with the applicable provisions of the Articles of Incorporation. The shares of Redeemable Preferred Stock not redeemed shall remain outstanding.

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(d) If the Corporation gives a Corporation Redemption Notice as to which all conditions have been satisfied, the Corporation shall deposit with the Paying Agent funds sufficient to redeem the shares of Redeemable Preferred Stock as to which such Corporation Redemption Notice shall have been given, no later than the opening of business on the Corporation Redemption Date, and the Corporation shall, at the time of such deposit, give the Paying Agent irrevocable instructions and authority to pay the applicable Redemption Consideration to the Holders to be redeemed as set forth in the Corporation Redemption Notice. If the Corporation Redemption Notice shall have been given, then from and after the Corporation Redemption Date, unless the Corporation defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Company Redemption Notice to all Holders who submit their shares of Redeemable Preferred Stock for redemption, (i) all dividends on such shares of Redeemable Preferred Stock to be redeemed shall cease to accrue, (ii) shares of Redeemable Preferred Stock to be redeemed shall be deemed to no longer be outstanding and (iii) all rights with respect to such shares of Redeemable Preferred Stock to be redeemed, including the rights, if any, to receive notices, will terminate, except only the rights of Holders thereof to receive the Redemption Consideration.

(e) Notwithstanding any Corporation Redemption Notice, there shall be no redemption of any shares of Redeemable Preferred Stock called for redemption until funds sufficient to pay the full amount of the applicable Redemption Consideration with respect to each such share shall have been deposited by the Corporation with the Paying Agent. The Corporation shall be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited (to the extent that such interest income is not required to pay the Redemption Consideration for the shares of Redeemable Preferred Stock to be redeemed), and the Holders of any shares of Redeemable Preferred Stock so redeemed shall have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by the Corporation for any reason, including redemption of shares of Redeemable Preferred Stock, that remain unclaimed or unpaid more than two years after the applicable Corporation Redemption Date or other payment date, shall be, to the extent permitted by applicable Law, repaid to the Corporation upon its written request, after which repayment the Holders entitled to such redemption or other payment shall have recourse only to the Corporation.

SECTION 7. Holder Optional Redemption

(a) At any time after the seventh anniversary of the Issue Date, each Holder shall have the right, subject to applicable Law, to cause the Corporation to redeem, out of funds legally available for such purposes, all but not less than all of such Holder’s then-outstanding shares of Redeemable Preferred Stock for cash (the “Holder Redemption Right”), for a price per share of Redeemable Preferred Stock equal to the Redemption Consideration with respect thereto, which amount shall be payable in accordance with the provisions of Section 7(c) below.

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(b) A Holder may only exercise the Holder Redemption Right by delivering a fully executed notice of redemption (the “Holder Redemption Notice”) to the Corporate Secretary of the Corporation at its principal office by certified mail, postage prepaid at least 30 days before the date fixed for redemption in the Holder Redemption Notice (such date, the “Holder Redemption Date”). Such Holder Redemption Notice must set forth the Holder Redemption Date as of which such Holder desires to exercise the Holder Redemption Right.

(c) If required to redeem the Redeemable Preferred Stock pursuant to the provisions of this Section 7, the Corporation shall deposit with the Paying Agent the Redemption Consideration in cash sufficient to redeem the shares of Redeemable Preferred Stock as to which such Holder Redemption Notice shall have been given, no later than the opening of business on the Holder Redemption Date, and the Corporation shall, at the time of such deposit, give the Paying Agent irrevocable instructions and authority to deliver the applicable Redemption Consideration to each such Holder. If, after the Corporation receives a Holder Redemption Notice, the Corporation deposits with the Paying Agent funds sufficient to redeem the shares of Redeemable Preferred Stock as to which such Holder Redemption Notice shall have been given, then from and after the Holder Redemption Date, (i) all dividends on such Redeemable Preferred Stock shall cease to accrue, (ii) such shares of Redeemable Preferred Stock shall be deemed to no longer be outstanding and (iii) all rights with respect to such shares of Redeemable Preferred Stock to be redeemed, including the rights, if any, to receive notices, will cease and terminate, except only the rights of such Holder thereof to receive the Redemption Consideration. Notwithstanding any Holder Redemption Notice, there shall be no redemption of any shares of Redeemable Preferred Stock called for redemption in such notice until funds sufficient to pay the full Redemption Consideration of such shares shall have been deposited by the Corporation with the Paying Agent. The Corporation shall be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited (to the extent that such interest income is not required to pay the Redemption Consideration), and such Holder shall have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by the Corporation for any reason, including redemption of shares of Redeemable Preferred Stock, that remain unclaimed or unpaid more than two years after the applicable Holder Redemption Date or other payment date, shall be, to the extent permitted by applicable Law, repaid to the Corporation upon its written request, after which repayment the Holder(s) entitled to such redemption or other payment shall have recourse only to the Corporation.

SECTION 8. Change of Control.

(a) Notwithstanding anything to the contrary contained in this Section 8, (i) if the Corporation and the Holders of a majority of the then-outstanding shares of Redeemable Preferred Stock agree, in their respective sole discretion, in writing (which may include a vote or other consent of the Holders representing a majority of the then-outstanding Redeemable Preferred Stock that is a condition to the Change of Control), prior to the consummation of a Change of Control to a treatment of the Redeemable Preferred Stock in connection with such Change of Control other than as a result required or permitted pursuant to the provisions of this Section 8, the terms of such agreement shall govern the treatment of all shares of Redeemable Preferred Stock with respect to such Change of Control, (ii) the redemptions required by the provisions of this Section 8 shall be made only out of funds legally available for such purposes and (iii) nothing herein shall be deemed to limit the ability of the Corporation at any time to redeem the Redeemable Preferred Stock in accordance with the provisions of Section 6 in lieu of compliance with the provisions of this Section 8.

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(b) In the event of an actual or anticipated Change of Control at any time when shares of Redeemable Preferred Stock are outstanding and the Holders of a majority of the then-outstanding shares of Redeemable Preferred Stock shall not have otherwise agreed in writing to the treatment of the Redeemable Preferred Stock in connection with such Change of Control pursuant to the provisions of Section 8(a), the Corporation shall give notice of the Change of Control (the “Change of Control Notice”) to the Holders no later than 20 Business Days prior to the date on which the Corporation anticipates that a Change of Control will be consummated (or, if later, promptly after the Corporation discovers that a Change of Control may or has occurred). Such Change of Control Notice shall include a summary of the material terms of the Change of Control transaction, including the transaction consideration.

(c) Within 10 Business Days after the Holders’ receipt of a Change of Control Notice (or such later date established by the Corporation in the Change of Control Notice, if applicable), each Holder may, with respect to all but not less than all of its shares of Redeemable Preferred Stock, elect, by written notice to the Corporation, one of the following (such election, a “Holder Change of Control Election”):

(i) to cause the Corporation to redeem all, but not less than all, of such Holder’s shares of Redeemable Preferred Stock for consideration (which amounts may be provided on behalf of the Corporation by an acquirer in connection with such Change of Control) or otherwise provide for such Holder to receive consideration in such Change of Control in exchange for such Holder’s shares of Redeemable Preferred Stock (including receipt of such amounts as merger consideration) in each case in an amount per share of Redeemable Preferred Stock equal to the Redemption Consideration, which shall be payable as follows: (A) if the Company has, at the time of the Change of Control, any bonds that are outstanding under the Indenture, (1) 101% of the Share Purchase Price of each share of Redeemable Preferred Stock to be paid in cash (or such lower amount in cash as may be required under the Indenture as in effect on the Issue Date without any amendments, modification or supplements thereto in order for the Redeemable Preferred Stock not to be regarded thereunder as “Disqualified Equity Interests”) (such amount in cash, the “Permitted Cash Amount”) and (2) the issuance by the Company to such Holder of a number of shares of Common Stock with a value (valuing such shares at 96% of the volume-weighted average trading price of the Common Stock on the New York Stock Exchange during the ten-day trading period ending on the last trading day preceding the day of announcement of such Change of Control) equal to the Liquidation Preference on each such share of Redeemable Preferred Stock plus all Accrued Dividends thereon minus the Permitted Cash Amount and (B) if the Company does not have, at the time of the Change of Control, any bonds that are outstanding under the Indenture, the Liquidation Preference for each such share of Redeemable Preferred Stock plus all Accrued Dividends thereon in cash; provided, however, that any such redemption shall be subject to the applicable Change of Control features of the Company’s indebtedness documents; provided, further, that this election shall not be available if it would result in the Redeemable Preferred Stock being deemed “disqualified stock” under the Current Credit Agreement; provided, further, notwithstanding anything to the contrary contained in this Section 8, the number of shares of Common Stock that may be issued in connection with this Section 8, when added to the number of shares of Common Stock issued or issuable pursuant to the Warrant Agreement contemplated by the Purchase Agreement, shall not

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exceed the maximum number of shares of Common Stock which the Company may issue without stockholder approval under the stockholder approval rules of the New York Stock Exchange or any other national securities exchange on which the shares of Common Stock are then listed, including New York Stock Exchange Listing Rule 312.03, unless and until the requisite stockholder approval has been obtained, which restriction shall continue notwithstanding any failure of the Common Stock to continue to be listed on the New York Stock Exchange or any other national securities exchange on which the shares of Common Stock are then listed (provided, that if a Cash Election is made and any such stockholder approval is required, the Company will take all actions reasonably necessary to obtain such stockholder approval as soon as practicable, including using commercially reasonable efforts to (x) solicit votes or proxies in favor of such issuance, (y) file with the SEC proxy materials (including a Preliminary Proxy Statement and Definitive Proxy Statement) meeting the requirements of Section 14A of the Exchange Act and that are reasonably acceptable to the Holders of a majority of the Redeemable Preferred Stock in respect of which a Cash Election has been made pursuant to this Section 8(c)(i) and (z) subject to applicable Law and fiduciary or other duties, recommend to the stockholders that they approve such issuance) (the “Cash Election”);

(ii) to receive a Substantially Equivalent Security, in the event the Corporation will not be the surviving entity of such Change of Control transaction (a “Substantially Equivalent Security Election”); or

(iii) to continue to hold the Redeemable Preferred Stock, in the event the Corporation will be the surviving entity of such Change of Control transaction (a “Corporation Securities Election”).

If a Substantially Equivalent Security Election is available, the Corporation will, concurrently with providing the Change of Control Notice, provide the Holders with substantially final documents governing the Substantially Equivalent Security to be issued in connection with such Substantially Equivalent Security Election.

Notwithstanding the foregoing, if any Holder fails to deliver to the Corporation a written Holder Change of Control Election within 10 Business Days following receipt of a Change of Control Notice, such Holder shall be deemed to have elected the Cash Election; unless such Cash Election is not available pursuant to the terms of 8(c)(i), in which case such Holder shall be deemed to have elected the Substantially Equivalent Securities Election in the event the Corporation will not be the surviving entity of such Change of Control transaction or the Corporation Securities Election in the event the Corporation will be the surviving entity of such Change of Control transaction, as applicable.

(d) If any Holder has made a Substantially Equivalent Security Election in accordance with the provisions of Section 8(c)(ii), any conversion or exchange of any such Holder’s Redeemable Preferred Stock into the Substantially Equivalent Security shall occur upon consummation of the Change of Control. If the Corporation is required to redeem the Redeemable Preferred Stock of any Holder for cash in accordance with the provisions of Section 8(c)(i), such redemption shall occur on the later of (i) the date of the consummation of such Change of Control, (ii) as soon as reasonably practicable following receipt of the applicable timely Holder Change of Control

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Election, or (iii) such other date as the Corporation and the Holders of a majority of the then-outstanding shares of Redeemable Preferred Stock that have made a valid Cash Election may agree or consent (the “Change of Control Redemption Date”); provided that, if such redemption would cause the Redeemable Preferred Stock to be characterized as “disqualified stock,” “disqualified equity interests,” “disqualified capital stock” or any similar concept pursuant to the terms of the Corporation Indebtedness Documents, the Change of Control Redemption Date will, in each case, solely to the extent required to prevent such characterization, be tolled until the applicable loans and other debt obligations under any such Corporation Indebtedness Documents are, to the extent required, repaid (and, if applicable, any commitments are terminated and any obligations to offer to redeem, repay or repurchase such loans or other debt obligations as a result of the Change of Control have expired) prior to such redemption of the Redeemable Preferred Stock, and the Corporation will comply with any “change of control offer” or similar requirements under the terms of any such Corporation Indebtedness Documents, if applicable. For the avoidance of doubt, the proviso to the immediately preceding sentence shall not be deemed to constitute a waiver by any Holder of its right to receive from the Corporation and/or its successor the cash payment required in connection with a Cash Election related to such Change of Control and redemption, if applicable.

(e) If the Corporation is required to redeem the Redeemable Preferred Stock of any Holder in accordance with the provisions of Section 8(c)(i), the Corporation shall deposit with the Paying Agent funds sufficient to redeem such shares of Redeemable Preferred Stock as to which such Change of Control Notice shall have been given, no later than the opening of business on the Change of Control Redemption Date, and the Corporation shall, at the time of such deposit, give the Paying Agent irrevocable instructions and authority to pay the applicable Redemption Consideration for each such share of Redeemable Preferred Stock to be redeemed as set forth in the Change of Control Notice to the Holder thereof. If a Change of Control Notice shall have been given, then from and after the Change of Control Redemption Date, unless the Corporation defaults in providing cash sufficient for such redemption at the time and place specified for payment pursuant to the Change of Control Notice, (i) all dividends on such shares of Redeemable Preferred Stock to be redeemed shall cease to accrue, (ii) shares of Redeemable Preferred Stock to be redeemed shall be deemed to no longer be outstanding and (iii) all rights with respect to the shares of Redeemable Preferred Stock to be redeemed, including the rights, if any, to receive notices, will terminate, except only the rights of Holders thereof to receive the Redemption Consideration for each such share of Redeemable Preferred Stock. The Corporation shall be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the Redemption Consideration for each of the shares of Redeemable Preferred Stock to be redeemed), and the Holders of any shares of Redeemable Preferred Stock so redeemed shall have no claim to any such interest income. Notwithstanding any Change of Control Notice, there shall be no redemption of any shares of Redeemable Preferred Stock called for redemption until funds sufficient to pay the full Redemption Consideration for each such share subject to a Cash Election shall have been deposited by the Corporation with the Paying Agent. Any funds deposited with the Paying Agent hereunder by the Corporation for any reason, including redemption of shares of Redeemable Preferred Stock, that remain unclaimed or unpaid more than two years after the Change of Control Redemption Date, shall be, to the extent permitted by applicable Law, repaid to the Corporation upon its written request, after which repayment the Holders entitled to such redemption shall have recourse only to the Corporation.

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SECTION 9. Uncertificated Shares

(a) Form. Notwithstanding anything to the contrary herein, the shares of Redeemable Preferred Stock shall be in uncertificated, book-entry form as permitted by the Corporation Law of Panama. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall, or shall cause the Transfer Agent to, send to the registered owner thereof an Ownership Notice.

(b) Transfer. Transfers of Redeemable Preferred Stock held in uncertificated, book-entry form shall be made only upon the transfer books of the Corporation kept at an office of the Transfer Agent upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper.

(c) Legends. Each Ownership Notice issued with respect to a share of Redeemable Preferred Stock shall, in addition to any legend required under the Purchase Agreement or any other agreement, bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS OWNERSHIP NOTICE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE PREFERRED SHARES HAVE NOT BEEN, AND WILL NOT BE, REGISTERED WITH THE SUPERINTENDENCY OF CAPITAL MARKETS OF PANAMA. ACCORDINGLY, (I) THE PREFERRED SHARES CANNOT BE PUBLICLY OFFERED OR SOLD IN PANAMA, EXCEPT IN TRANSACTIONS EXEMPT FROM REGISTRATION UNDER THE PANAMANIAN SECURITIES LAWS, (II) THE SUPERINTENDENCY OF THE CAPITAL MARKETS HAS NOT REVIEWED THE INFORMATION CONTAINED HEREIN, (III) THE PREFERRED SHARES AND ITS OFFER ARE NOT SUBJECT TO THE SUPERVISION OF THE PANAMANIAN SUPERINTENDENCY OF CAPITAL MARKETS, AND (IV) THE PREFERRED SHARES DO NOT BENEFIT FROM THE TAX INCENTIVES PROVIDED BY THE PANAMANIAN SECURITIES LAWS AND REGULATIONS.”

In addition, each Ownership Notice issued with respect to a share of Redeemable Preferred Stock shall bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS OWNERSHIP NOTICE ARE SUBJECT TO THE CERTIFICATE OF DESIGNATION, WHICH ESTABLISHES THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER RIGHTS OF THE 12% REDEEMABLE PREFERRED STOCK OF THE CORPORATION.”

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(d) Certain Obligations with Respect to Transfers and Exchanges of Redeemable Preferred Stock.

(i) All shares of Redeemable Preferred Stock issued upon any registration of transfer or exchange of such shares of Redeemable Preferred Stock shall be the valid obligations of the Corporation, entitled to the same benefits under this Certificate of Designation as the shares of Redeemable Preferred Stock surrendered upon such registration of transfer or exchange.

(ii) Prior to due presentment for registration of transfer of any shares of Redeemable Preferred Stock, the Transfer Agent and the Corporation may deem and treat the Person in whose name such shares of Redeemable Preferred Stock are registered as the absolute owner of such Redeemable Preferred Stock and neither the Transfer Agent nor the Corporation shall be affected by notice to the contrary.

(iii) No service charge shall be made to a Holder for any registration of transfer or exchange of any Redeemable Preferred Stock on the transfer books of the Corporation or the Transfer Agent. However, the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Redeemable Preferred Stock in a name other than the name in which the shares of Redeemable Preferred Stock were registered, and the Corporation may withhold any issuance or delivery of Redeemable Preferred Stock unless and until the Person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not required to be paid.

(e) No Obligation of the Transfer Agent. The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designation or under applicable Law with respect to any transfer of any interest in any Redeemable Preferred Stock other than to require documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designation, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 10. Other Provisions.

(a) The shares of Redeemable Preferred Stock shall not be subject to the operation of any retirement or sinking fund. Except as provided herein, the shares of Redeemable Preferred Stock shall not be convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class.

(b) All notice periods referred to herein shall commence: (i) when made, if made by hand delivery or electronic mail; (ii) one Business Day after being deposited with a nationally recognized next-day courier, postage prepaid; or (iii) three Business Days after being sent by first-class mail, postage prepaid. Notice to any Holder shall be given to the registered address set forth in the Corporation’s records for such Holder.

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(c) With respect to any notice to a Holder required to be provided hereunder, neither failure to send such notice, nor any defect therein or in the sending thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any vote upon any such action (assuming due and proper notice to such other Holders). Any notice which was sent in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder actually receives the notice.

(d) The shares of Redeemable Preferred Stock shall be issuable only in whole shares.

(e) Any payments required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day without interest or additional payment for such delay. All payments required hereunder shall be made by wire transfer of immediately available funds in United States Dollars to the Holders in accordance with the payment instructions as such Holders may deliver by written notice to the Corporation from time to time.

(f) The shares of Redeemable Preferred Stock shall have no preemptive or subscription rights, except those that may be expressly provided by contract.

(g) Without limiting the rights or claims of the Holders hereunder, the Corporation’s ability to redeem shares of Redeemable Preferred Stock or pay dividends on the Redeemable Preferred Stock is subject to applicable Law limiting the Corporation’s ability to make such redemptions or pay such dividends if (i) after giving effect to the redemption or dividend, the Corporation would be insolvent, (ii) the net assets of the Corporation would be less than the amount of the proposed redemption or dividend and (iii) funds are otherwise not legally available therefor under the Corporation Law of Panama.

(h) For as long as any shares of Redeemable Preferred Stock are outstanding, the Corporation shall deliver, upon at least five Business Days prior written request, to the Holders that are subject to a customary confidentiality agreement in form and substance satisfactory to and for the benefit of the Corporation:

(i) within 60 days after the end of each quarterly fiscal period in each fiscal year of the Corporation (other than the last quarterly fiscal period of each such fiscal year), unaudited quarterly financial statements; and

(ii) within 120 days after the end of each fiscal year of the Corporation, audited annual financial statements.

Notwithstanding the foregoing, to the extent any of the above financial statements are filed or furnished by the Corporation with the SEC in any annual, quarterly or other report, such financial statements shall be deemed furnished by the Corporation to the Holders for purposes of this Section 10(h).

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(i) In case any one or more of the provisions contained in this Certificate of Designation shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Furthermore, in lieu of any such invalid, illegal or unenforceable provision, there shall be added automatically as a part of this Certificate of Designation a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be legal, valid and enforceable, unless the requisite parties separately agree to a replacement provision that is valid, legal and enforceable.

(j) For the avoidance of doubt, all amounts expressed in dollars in this Certificate of Designation are references to United States dollars.

[Signature page follows.]

26

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed and attested this     th day of October, 2018.

MCDERMOTT INTERNATIONAL, INC.

By:
Name:
Title:

[Signature Page to Certificate of Designation]

Exhibit A

OWNERSHIP NOTICE

THE SECURITIES REPRESENTED BY THIS OWNERSHIP NOTICE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS OWNERSHIP NOTICE ARE SUBJECT TO THE CERTIFICATE OF DESIGNATION (THE “CERTIFICATE OF DESIGNATION”), WHICH ESTABLISHES THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER RIGHTS OF THE 12% REDEEMABLE PREFERRED STOCK, PAR VALUE OF ONE DOLLAR ($1.00 U.S. CY.) PER SHARE (“PREFERRED STOCK”) OF MCDERMOTT INTERNATIONAL, INC., A PANAMANIAN CORPORATION (THE “CORPORATION”).

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE CORPORATION, INCLUDING THE CERTIFICATE OF DESIGNATION (AS FURTHER AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”), A COPY OF WHICH IS ON FILE WITH THE PUBLIC REGISTRY OFFICE OF PANAMA. THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST SHOULD BE DIRECTED TO THE SECRETARY OF THE CORPORATION. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS NOTICE BY REFERENCE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

This notice confirms and acknowledges that you are the registered owner of the number and the class or series of shares of capital stock of the Corporation listed on Schedule A to this notice.

Dated: _____________

Computershare Trust Corporation, N.A., as Transfer Agent

By:
Name:
Title:

Exhibit D – Form of Opinion of Baker Botts L.L.P.

1. No consent, approval or authorization of, or filing with, any governmental authority or agency of the United States is required on the part of the Company as a condition to the Company’s valid execution, delivery and performance of its obligations under the Operative Documents, or to the offer, sale or issuance of the Purchased Shares by the Company, except (a) as may be required in connection with the Company’s obligations under the Registration Rights Agreement to register the resale of the Registrable Securities (as such term is defined in the Registration Rights Agreement) under the Securities Act, (b) consents, approvals or authorizations not customarily obtained, or filings not customarily made, at the time of entry into agreements like the Operative Documents but, instead, customarily obtained or made at an appropriate later date for future transactions, (c) where the failure to receive such consent, approval or authorization or make such filing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) those that have been obtained, or (e) as may be required under state securities or “Blue Sky” laws, as to which we do not express any opinion. In rendering the opinion in this paragraph 1, each counsel will express no opinion as to the matters discussed in paragraph 3 below.

2. Neither the Company nor any of its Subsidiaries is an “investment company” or an entity controlled by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

3. Assuming the accuracy of the representations and warranties of the Purchasers and the Company contained in this Agreement, and the compliance by the Purchasers and the Company with the covenants contained in this Agreement, the offer, issuance and sale of the Purchased Shares, Warrants and Warrant Shares by the Company to the Purchasers solely in the manner contemplated by this Agreement, the Certificate of Designation and the Warrant Agreement are exempt from the registration requirements of the Securities Act; provided, however, that no opinion will be expressed as to any subsequent sale or resale of the Purchased Shares or the Warrants.

4. None of (a) the offering, issuance and sale by the Company of the Purchased Shares, Warrants or Warrant Shares and the application of the proceeds therefrom or (b) the execution, delivery and performance of the Operative Documents by the Company and the consummation of the transactions contemplated thereby, constitutes or will constitute a violation of any of the terms or provisions of, or constitute a default under, any agreement (other than the Company’s Articles of Incorporation and By-Laws) filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 or any Current Report on Form 8-K or Quarterly Report on Form 10-Q filed thereafter and prior to the date hereof, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect; it being understood that we will express no opinion pursuant to this paragraph 4 as to the application of any federal or state securities or Blue Sky laws or federal or state antifraud laws, rules of regulations.

5. Each of the Operative Documents has been duly executed and delivered by the Company.

Exhibit D to Securities Purchase Agreement

Exhibit E – Form of Opinion of Arias, Fabrega and Fabrega

1. The Company is validly existing and in good standing under the laws of the Republic of Panama. The Company has all necessary corporate power and authority to conduct the business in which it is engaged as described in the SEC Reports.

2. The Company has all requisite corporate power and authority to execute and deliver the Operative Documents to which it is a party and to perform its obligations thereunder. The execution, delivery and performance by the Company of the Operative Documents, and the consummation of the transactions to be performed by the Company thereunder have been duly and validly authorized by all necessary action on the part of the Board of Directors (except for any action with respect to future transactions not customarily taken at the time of entering into agreements like the Operative Documents, but instead, customarily taken at an appropriate later date), and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of the Operative Documents by the Company or to consummate the transactions contemplated to be performed by the Company thereunder (except for any corporate proceeding for a future transaction not customarily undertaken at the time of entering into agreements like the Operative Documents, but instead, customarily undertaken at an appropriate later date).

3. The Purchased Shares, Warrants and Warrant Shares when issued and delivered by the Company against payment of the consideration set forth herein in accordance with the terms of this Agreement and the Certificate of Designation, will be duly authorized, validly issued, fully paid and non-assessable, and will not have been issued in violation of or subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or to purchase of any securityholder of the Company arising under the Articles of Incorporation or the By-Laws or under the laws of the Republic of Panama or, to our knowledge, similar rights under any agreement that entitle or will entitle any person to acquire any shares of capital stock upon issuance of such Purchased Shares by the Company.

4. The Certificate of Designation sets forth the rights, preferences and priorities of the Preferred Stock, and the holders of the Preferred Stock will have the rights set forth in the Certificate of Designation upon filing with the Public Register of the Republic of Panama, subject to the provisions of Sections 5.02 through 5.04 of this Agreement and any transfer restriction in any of the Operative Documents.

5. There have been reserved for issuance, out of the authorized and unissued shares of the Company’s Common Stock, a number of shares sufficient to provide for the exercise of the rights represented by the Warrants, and such shares, when issued upon exercise in accordance with the terms of the Warrants, will be duly authorized, legally and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or to purchase of any securityholder of the Company existing as of the date hereof arising under the Articles of Incorporation or the By-Laws or under the laws of the Republic of Panama or, to our knowledge, similar rights existing as of the date hereof under any agreement that entitle or will entitle any person to acquire any shares of capital stock upon issuance of such shares of capital stock by the Company.

Exhibit E to Securities Purchase Agreement

6. Each of the Operative Documents has been duly authorized by the Company and is, assuming due execution and delivery by the parties thereto, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity and public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

7. None of (a) the offering, issuance and sale by the Company of the Purchased Shares, Warrants or Warrant Shares and the application of the proceeds therefrom or (b) the execution, delivery and performance of the Operative Documents by the Company and the consummation of the transactions contemplated thereby, (i) constitutes or will constitute a violation of the Articles of Incorporation or the By-Laws of the Company or (ii) results or will result in any violation of the laws of the Republic of Panama or any order, judgment, decree or injunction known to us having jurisdiction over the Company or any of its or its subsidiaries’ respective properties, except, in the case of clauses (ii) above, for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

Exhibit E to Securities Purchase Agreement

Exhibit F – Form of Opinion of Chief Legal Officer

1. The execution and delivery by the Company of the Operative Documents and the consummation of the transactions provided for therein do not and will not with the passage of time (a) result in a breach or violation of any of the terms or provisions of, or constitute a default under the Articles of Incorporation or the By-Laws of the Company; (b) to my knowledge, result in any breach or violation of any terms, provisions or conditions of, or constitute a default of or result in the creation of any lien, charge or encumbrance upon any property or assets of Company pursuant to any indenture, mortgage, deed of trust, note, contract, commitment, instrument or document filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on February 21, 2018, quarterly report on Form 10-Q for the quarter ended March 31, 2018, as filed with the SEC on April 24, 2018, quarterly report on Form 10-Q for the quarter ended June 30, 2018, as filed with the SEC on July 31, 2018, quarterly report on Form 10-Q for the quarter ended September 30, 2018, as filed with the SEC on October 30, 2018, or any Form 8-Ks filed with the SEC since January 1, 2018 and prior to the date hereof, except for such contracts for which consents or waivers have been obtained as of the date hereof; or (c) to the knowledge of such counsel, result in a violation by the Company of any law, statute, rule or regulation of the United States applicable to the Company (other than securities laws or anti-fraud laws); which, in the case of either (b) or (c), breach, violation, default or creation of a lien, charge or encumbrance would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or adversely affect the Company’s legal ability to perform its obligations under the Operative Documents.

Exhibit F to Securities Purchase Agreement

Exhibit G – Form of Joinder Agreement

                    ,

This Joinder Agreement is executed by the undersigned pursuant to the Securities Purchase Agreement, dated as of October 30, 2018 (the “Agreement”) among McDermott International, Inc., a company organized under the laws of the Republic of Panama (the “Company”), and each of the purchasers listed on Schedule A thereto (the “Purchasers”), which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Agreement. By the execution of this Joinder Agreement, the undersigned agrees as follows:

1. The undersigned acknowledges that the undersigned is acquiring ________________ shares of Preferred Stock, subject to the terms and conditions of the Agreement (including the Exhibits thereto).

2. The undersigned hereby joins in, and agrees to be bound by and subject to, the Agreement, with the same force and effect as if the undersigned were originally a Purchaser party thereto.

3. Any notice required or permitted by the Agreement shall be given to the undersigned at the address listed below.

4. The Company hereby acknowledges and agrees that the undersigned shall be deemed a Purchaser under the Agreement with respect to the number of shares of Preferred Stock set forth above and that such Purchaser shall be entitled to all of the rights and benefits, and subject to all of the obligations, of a Purchaser under the Agreement.

(Signature page follows)

Exhibit G to Securities Purchase Agreement

IN WITNESS WHEREOF, the parties hereto execute this Joinder Agreement, effective as of the date first above written.

[JOINING PARTY]

By:
Name:
Title:

ACKNOWLEDGE AND AGREED:

MCDERMOTT INTERNATIONAL, INC.

By:

Name:
Title:

Signature Page to Joinder Agreement

Exhibit H – Form of PFIC Annual Information Statement

EXHIBIT H

PFIC ANNUAL INFORMATION STATEMENT

[Must be signed by an authorized representative of the Company]

PFIC Annual Information Statement pursuant to U.S. Treasury Regulation § 1.1295-1(g).

                                                          (the “Company”) hereby represents that:

1.	This PFIC Annual Information Statement applies to the Company’s taxable year beginning on and ending on .

2.

The pro rata shares of the Company’s ordinary earnings and net capital gain attributable to the Holder (as defined in the Securities Purchase Agreement dated October 30, 2018, by and among the Company and the purchasers that were parties thereto) for the taxable year specified in paragraph (1) are:

Ordinary Earnings: $_____________

Net Capital Gain: $______________

3.	The amount of cash and the fair market value of other property distributed or deemed distributed by the Company to the Holder during the taxable year specified in paragraph (1) are as follows:

Cash: $_______________________________________

Fair Market Value of Property: $___________________

4.

The Company will permit the shareholder to inspect the Company’s permanent books of account, records, and such other documents as may be maintained by the Company that are necessary to establish that the Company’s ordinary earnings and net capital gain are computed in accordance with U.S. Federal income tax principles, and to verify these amounts and the shareholder’s direct or indirect pro rata shares thereof.

By:
Title:
Date: